Exhibit 10.1

EXECUTION COPY

PHH VEHICLE MANAGEMENT SERVICES INC./

PHH SERVICES DE GESTION DE VEHICULES INC.
as Borrower

- and -

THE SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME

PARTY TO THIS AGREEMENT

as Subsidiary Guarantors

- and -

THE BANK OF NOVA SCOTIA
as Administrative Agent, Lead Arranger and Sole Bookrunner

- and -

THE LENDERS FROM TIME TO TIME
PARTY TO THIS AGREEMENT

CREDIT AGREEMENT
DATED AS OF SEPTEMBER 25, 2012

TABLE OF CONTENTS

		Page No.

ARTICLE 9 DEFAULT		70

9.1	Events of Default	70
9.2	Acceleration and Termination of Rights, Pre-Acceleration Rights	72
9.3	Remedies	73
9.4	Saving	74
9.5	Perform Obligations	74
9.6	Third Parties	74
9.7	Remedies Cumulative	74
9.8	Set-Off or Compensation	75

ARTICLE 10 THE AGENT AND THE LENDERS		75

10.1	Authorization of Agent	75
10.2	Administration of the Credit Facility	76
10.3	Acknowledgements, Representations and Covenants of Lenders	79
10.4	Provisions Operative Between Lenders and Agent Only	79

ARTICLE 11 MISCELLANEOUS PROVISIONS		80

11.1	Accounting Terms	80
11.2	Capitalized Terms	80
11.3	Severability	80
11.4	Amendment, Supplement or Waiver	80
11.5	Governing Law	80
11.6	This Agreement to Govern	81
11.7	Permitted Encumbrances	81
11.8	Currency	81
11.9	Liability of Lenders	81
11.10	Interest on Miscellaneous Amounts	81
11.11	Judgment Currency	81
11.12	Address for Notice	82
11.13	Time of the Essence	82
11.14	Further Assurances	82
11.15	Term of Agreement	82
11.16	Payments on Business Day	83
11.17	Whole Agreement	83
11.18	English Language	83
11.19	Date of Agreement	83

SCHEDULE A FORM OF NOTICE OF ADVANCE OR PAYMENT		1
SCHEDULE B FORM OF AGREEMENT OF NEW GUARANTOR		1
SCHEDULE C FORM OF COMPLIANCE CERTIFICATE		1
SCHEDULE D MODEL CREDIT AGREEMENT PROVISIONS		1

TABLE OF CONTENTS

Page No.

SCHEDULE E APPLICABLE PERCENTAGES OF LENDERS	1
SCHEDULE F DETAILS OF CAPITAL STOCK, PROPERTY, ETC.	1
SCHEDULE G INTELLECTUAL PROPERTY	1
SCHEDULE H ORGANIZATION STRUCTURE	1
SCHEDULE I MATERIAL CONTRACTS	1
SCHEDULE J MATERIAL PERMITS	1
SCHEDULE K BORROWING BASE CERTIFICATE	1
SCHEDULE L NON-ARM’S LENGTH ARRANGEMENTS	1
SCHEDULE M ENVIRONMENTAL EXCEPTIONS	1
SCHEDULE N EXCLUDED SELF-FUNDING TRANSACTIONS	1
SCHEDULE O ELIGIBLE LEASE RECEIVABLES CRITERIA	1
SCHEDULE P EXISTING LETTERS OF CREDIT	1
SCHEDULE Q FORM OF SUBSIDIARY GUARANTEE	1

THIS CREDIT AGREEMENT is dated as of September 25, 2012

A M O N G S T:

PHH VEHICLE MANAGEMENT SERVICES INC./

PHH SERVICES DE GESTION DE VEHICULES INC.
as Borrower

- and -

THE SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME

PARTY TO THIS AGREEMENT

as Subsidiary Guarantors

- and -

THE BANK OF NOVA SCOTIA
as Administrative Agent, Lead Arranger and Sole Bookrunner

- and -

THE LENDERS FROM TIME TO TIME
PARTY TO THIS AGREEMENT

as Lenders

RECITALS:

A.                                    The Lenders have agreed to establish in favour of the Borrower a revolving credit facility in the aggregate amount of up to C$125,000,000, subject to certain conditions.

B.                                    The parties are entering into this Agreement to provide for the terms of the credit facility.

THEREFORE, FOR VALUE RECEIVED, and intending to be legally bound by this Agreement, the parties agree as follows:

ARTICLE 1
DEFINED TERMS

1.1                               Defined Terms

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Account Debtors” means the debtors or counterparties in respect of the Eligible Lease Receivables, Non-Qualifying Lease Receivables and Other Eligible Receivables, and “Account Debtor” means any of them.

“Account Debtor Option” means, in respect of any lease of Equipment, an option of an Account Debtor or other lessee to purchase the Equipment on the terms and conditions described in such lease.

“Acquisition” means (a) any investment in or purchase of or other acquisition of any Equity of any Person, or (b) any purchase or other acquisition of a business or undertaking or division of any Person, or assets comprising a business or undertaking or division of any Person.

“Administrative Questionnaire” has the meaning defined in the Provisions.

“Advance” means an availment of the Credit Facility by the Borrower by way of a Prime Rate Advance, BA Equivalent Loan, acceptance of a Banker’s Acceptance or issuance by the Issuing Bank of an L/C, as applicable, including deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the sum of all outstanding Prime Rate Advances plus the face amount of all outstanding Banker’s Acceptances, BA Equivalent Loans and L/Cs.

“Affiliate” has the meaning defined in the Provisions.

“Agent” or “Administrative Agent” means Scotiabank in its role as administrative agent for the Lenders, and any successor administrative agent appointed in accordance with this Agreement.

“Agreement”, “hereof”, “herein”, “hereto”, “hereunder” or similar expressions mean this Agreement, the Recitals hereto and any Schedules hereto, including the Provisions, as amended, supplemented, restated and replaced from time to time in accordance with the provisions hereof, and not any particular Article, Section or other portion hereof.

“Applicable Law” has the meaning defined in the Provisions.

“Applicable Percentage” has the meaning defined in the Provisions.  The Applicable Percentage of each Lender as of the date of this Agreement is the percentage calculated based on the amounts set out in Schedule E to this Agreement, which shall be amended and distributed to all parties to this Agreement by the Agent from time to time as Applicable Percentages change in accordance with this Agreement.  For the avoidance of doubt, for purposes of Commitments, Advances and receipt and distribution of payments under the Credit Facility, references to Applicable Percentages shall be deemed to be references to the applicable percentages of the Lenders with Commitments under the Credit Facility.

“Approved Fund” has the meaning defined in the Provisions.

“Arranger” means Scotiabank, as lead arranger.

“Article” means the designated article of this Agreement.

“Assignment and Assumption” has the meaning defined in the Provisions.

“Associate” or “associate” means, with respect to any Person, an “associate” of such Person as defined in the Canada Business Corporations Act.

“BA Discount Proceeds” means, in respect of any Banker’s Acceptance, an amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Banker’s Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (a) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (b) a fraction, the numerator of which is the term of such Banker’s Acceptance and the denominator of which is 365, rounded to the nearest multiple of 0.001%.

“BA Discount Rate” means (a) with respect to any Banker’s Acceptance accepted by a Lender named on Schedule I to the Bank Act (Canada), the rate determined by the Agent as being the CDOR Rate on the applicable Drawdown Date, and (b) with respect to any Banker’s Acceptance accepted by any other Lender, the lesser of (i) the rate advised by such Lender to the Agent as being the discount rate of such Lender, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for banker’s acceptances of such Lender having a comparable face amount and identical maturity date to the face amount and maturity date of such Banker’s Acceptance, and (ii) the rate determined by the Agent in accordance with (a) above plus 0.10% per annum.

“BA Equivalent Loan” has the meaning defined in Section 6.11(5).

“Banker’s Acceptance” means a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by the Borrower and accepted by a Lender pursuant to this Agreement or, for Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by the Borrower and accepted by a Lender pursuant to this Agreement.  Orders or drafts that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as “orders”.  References in the Provisions to “banker’s acceptances” shall be interpreted as referring to Banker’s Acceptances.

“Banker’s Acceptance Fee” means, with respect to any Banker’s Acceptance, the amount calculated by multiplying the face amount of the Banker’s Acceptance by the applicable rate for the Banker’s Acceptance Fee specified in Section 3.2, and then multiplying the result by a fraction, the numerator of which is the duration of the term of the Banker’s Acceptance on the basis of the actual number of days to elapse from and including the date of acceptance of the Banker’s Acceptance by the Lender up to but excluding the maturity date of the Banker’s Acceptance and the denominator of which is 365 days.

“Bookrunner” means Scotiabank, as sole bookrunner.

“Borrower” means PHH Vehicle Management Services Inc., a corporation existing under the Canada Business Corporations Act, its successors and permitted assigns.

“Borrowing Base” means, at any time, the sum of: (a) 90% of Eligible Lease Receivables, plus (b) 80% of the Purchase Value of Eligible LVIP and Non-Qualifying Lease Receivables, up to an aggregate maximum amount of $50,000,000, plus (c) 75% of Other Eligible Receivables, and less (d) Priority Payables, as more particularly set out in a Borrowing Base Certificate, but any error, omission or other discrepancy in the calculation of the Borrowing Base submitted by the Borrower is not binding on the Agent and Lenders. Notwithstanding the foregoing, the Eligible Lease Receivables, Non-Qualifying Lease Receivables and Other Eligible Receivables of any individual Account Debtor or group of Account Debtors which are Related Parties shall not exceed, in the aggregate, 10% of the Borrowing Base. For greater certainty, in determining the Net Book Value of any property at any time or the amount of any other receivable the Borrower shall allocate collections under leases and under other receivables due from lessees and other customers on substantially the same basis as provided for in Section 2.5 of the PHH Intercreditor Agreement as it exists on the Closing Date, or as amended with the consent of the Required Lenders.

“Borrowing Base Certificate” means a certificate in the form of Schedule K.

“Branch of Account” means The Bank of Nova Scotia, Global Wholesale Services, Loan Operations, 720 King Street West, 2nd Floor, Toronto, Ontario, M5V 2T3, or such other branch or branches as may be designated by the Agent from time to time.

“Business Day” means a day of the year, other than Saturday or Sunday, on which the Agent is open for normal banking business at its executive offices in Toronto, Ontario and the Branch of Account.

“Canadian Dollars”, “Cdn. Dollars”, “Cdn. $” and “$” mean the lawful money of Canada.

“Capital Lease” means any lease that is not an Operating Lease.

“Capital Stock” means, with respect to any Person from time to time, any and all shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights in the Person’s equity or capital from time to time, however designated and whether voting or non-voting.

“Cash Collateral Account” means a collateral account established with the Agent, in the name of the Agent and under its sole domination and control, into which the Borrower or any Subsidiary of the Borrower shall from time to time deposit Canadian Dollars pursuant to the express provisions of this Agreement requiring such deposit.

“Cash Equivalents” means instruments having the following characteristics:

(a)                                 marketable direct obligations issued by, or unconditionally guaranteed by, the Canadian government or the United States government, as the case may be, or issued by any agency of either government and backed by the full faith and credit of Canada or the United States, as the case may be, in each case maturing within three years from the date of acquisition;

(b)                                 certificates of deposit, time deposits or overnight bank deposits having maturities of one year or less from the date of origin issued by any Lender, any of the five largest (by assets) banks listed on Schedule 1 of the Bank Act (Canada) or any commercial bank listed on Schedule III of the Bank Act (Canada) with combined capital and surplus of not less than $500,000,000 that is organized under the laws of Canada or the United States of America and in each case A rated or better by S&P or Moody’s;

(c)                                  commercial paper maturing within 270 days from the date of acquisition, that is rated at least A-1 by S&P, or P-1 by Moody’s; and

(d)                                 banker’s acceptances maturing not later than one year from the date of origin issued by any Lender, any of the five largest (by assets) banks listed on Schedule I to the Bank Act (Canada) or any commercial bank satisfying the requirements of item (b) of this definition.

“CDOR Rate” means, on any date, with respect to any Banker’s Acceptance, the simple average of the rates shown on the display referred to as the “CDOR Page” (or any display substituted therefore) on Reuters Domestic Money Service (or any successor source from time to time) with respect to the banks and other financial institutions named in such display at or about 10:00 a.m. (Toronto time) on such date for banker’s acceptances having an identical maturity date to the maturity date of such Banker’s Acceptance, as determined by the Agent, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, that if such rates are not available, then the CDOR Rate for any day shall be calculated as the bid rate quoted by Scotiabank for its own bankers’ acceptances for the applicable period as of 10:00 a.m. (Toronto time) on such day, as determined by the Agent, or if such day is not a Business Day, then on the immediately preceding Business Day.

“Change in Law” has the meaning defined in the Provisions.

“Change of Control” shall have the meaning defined in the PHH Guaranty.

“Client Self-Funded Leases” means lease and related loan arrangements whereby the acquisition by the Borrower of Equipment for lease to a lessee is financed or arranged, in whole or in part, by the applicable lessee or a third party lender selected by the lessee.

“Closing Date” means September 25, 2012.

“Collateral” means cash, a bank draft or a letter of credit issued by a Canadian bank or credit union approved by the Lenders or the Issuing Bank, as applicable, all in a form satisfactory to the Lenders or the Issuing Bank, as applicable, acting reasonably.

“Commitment” means in respect of each Lender from time to time, the covenant to make Advances to the Borrower in the Lender’s Applicable Percentage of the maximum amount of the Credit Facility and, where the context requires, the maximum amount of Advances which the Lender has covenanted to make.

“Compliance Certificate” means a certificate in the form of Schedule C.

“Constating Documents” means, with respect to any Person, its articles or certificate of incorporation, amendment, amalgamation, continuance or association, memorandum of association, by-laws, declaration of trust, trust indenture, partnership agreement, limited liability company agreement or other similar document, as applicable, and all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements applicable to the Person’s Capital Stock, all as amended, supplemented, restated or replaced from time to time.

“Contract” means any agreement, contract, indenture, lease, deed of trust, licence, option, undertaking, promise or any other commitment or obligation other than a Permit.

“Contributing Lender” shall have the meaning defined in Section 6.22.

“Control” has the meaning defined in the Provisions.

“Core Business” means fleet management, lease and associated services and driving training services, in each case, for corporate clients and government agencies.

“Credit Facility” means the credit facility of up to $125,000,000 established by the Lenders in favour of the Borrower pursuant to Article 2 of this Agreement.

“Currency Agreements” means (a) any Contract for the sale, purchase or exchange or for future delivery of foreign currency (whether or not the subject currency is to be delivered or exchanged), (b) any currency swap agreements, option Contracts, futures Contracts, options on futures Contracts, spot or forward Contracts or other agreements to purchase or sell currency or any other similar arrangements related to movements in the rates of exchange of currencies, or (c) other similar derivatives transactions or any other Contract or arrangement having the same economic effect as the foregoing, whether at, above or below current market prices.

“Debt” means, with respect to any Person, without duplication and, except as provided in item (b) below, without regard to any uncapitalized interest component thereof (whether actual or imputed) that is not due and payable, the aggregate of the following amounts, each calculated in accordance with GAAP, unless otherwise expressly described:

(a)                                 all obligations (including, without limitation, by way of overdraft and drafts or orders accepted representing extensions of credit) that would be considered to be indebtedness for money borrowed, and all obligations (whether or not with respect to the borrowing of money) that are evidenced by bonds, debentures, notes or other similar instruments;

(b)                                 the face amount of all bankers’ acceptances and similar instruments;

(c)                                  all liabilities for credit extended to such Person upon which interest charges are customarily paid by that Person;

(d)                                 all obligations under Capital Leases (including for greater certainty, any real property lease to the extent it is required by GAAP to be treated as a capital lease), synthetic lease obligations, obligations under sale and leaseback transactions and deferred purchase obligations to the extent that such obligations are required by GAAP to be treated as a liability on a balance sheet of the Person.

(e)                                  the amount of all contingent liabilities in respect of L/Cs and other letters of credit, letters of guarantee and similar instruments issued at the request or for the benefit of such Person;

(f)                                   Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, for cash or securities constituting Debt, or is otherwise not included in shareholders equity in accordance with GAAP;

(g)                                  in respect of all Currency Agreements and Interest Rate Agreements, the amount, if any, that the Person would be required to pay in order to terminate such agreements as a result of the Person being “out of the money” on a mark to market valuation of the relevant Swap Transactions, net of amounts payable to the Person as a result of the Person being “in the money” on a mark to market valuation of the relevant Swap Transactions, under all such Currency Agreements and Interest Rate Agreements;

(h)                                 contingent liabilities in respect of performance bonds and surety bonds, and any other contingent liability, in each case only to the extent that such contingent liability is required by GAAP to be treated as a liability on a balance sheet of the Person contingently liable;

(i)                                     the amount of the contingent liability under any guarantee in any manner of any part or all of an obligation of another Person of the type included in items (a) through (h) above; and

(j)                                    all other indebtedness that is required by GAAP to be treated as debt on the balance sheet of such Person;

and, for greater certainty, includes Permitted Debt to the extent that the Permitted Debt falls within any of the foregoing categories; provided that trade payables, accrued expenses, other similar debts, and Operating Leases incurred or entered into in the ordinary course of business do not constitute Debt.

“Deed of Hypothec” means a deed of hypothec granted by an Obligor as described in Section 4.1(1)(d).

“Default” has the meaning defined in the Provisions.  Without limiting the Provisions, Default includes an Event of Default and a Pending Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Secured Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified) has not been satisfied, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (a) upon the funding or payment by such Lender of such portion or amount; (b) has notified the Borrower or any Secured Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed within three Business Days after request by the Agent or Issuing Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Advances and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Person’s receipt of such certification in form and substance satisfactory to it and the Agent; or (d) has become the subject of a Defaulting Lender Insolvency Event; provided that a Lender shall not be a Defaulting Lender solely by virtue of any ownership interest, the acquisition of any ownership interest, or the exercise of control, in such Person by a Governmental Authority or instrumentality thereof.

“Defaulting Lender Insolvency Event” means, with respect to a specific Person, (i) such Person generally not paying its liabilities as they become due or admitting in writing its inability to pay its liabilities generally as they become due, or making a general assignment for the benefit of creditors; or (ii) otherwise acknowledging its insolvency; or (iii) any proceedings being instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, winding-up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, moratorium or relief of debtors; or (iv) such Person seeking the entry of an order for relief by the appointment of a receiver, trustee, custodian or similar official for it or a substantial part of its property; or (v) such Person taking any action to authorize any of the actions described above; or (vi) a receiver being privately appointed in respect of a substantial part of such Person’s assets.

“Demand” has the meaning defined in Section 6.20(3).

“Designated Account” means, in respect of any Advance, the account or accounts maintained by the Borrower at a branch of the Agent in Toronto, Ontario that the Borrower designates in its notice requesting an Advance.

“Distribution” means:

(a)                                 the retirement, redemption, retraction, purchase, or other acquisition of any Equity of any Obligor or any Related Party Debt;

(b)                                 the declaration or payment of any dividend, return of capital or other distribution (in cash, securities or other Property or otherwise) of, on or in respect of, any Equity of any Obligor or any Related Party Debt;

(c)                                  any payment or repayment of or on account of any Related Party Debt, including in respect of principal, interest, bonus, premium or otherwise; and

(d)                                 any other payment or distribution (in cash, securities or other Property, or otherwise) of, on or in respect of any Equity of any Obligor or any Related Party Debt,

and the terms “Distribute” and “Distributed” shall have corresponding meanings.

“Drawdown Date” means the date, which shall be a Business Day, of any Advance.

“Eligible Assignee” has the meaning defined in the Provisions.

“Eligible Lease Receivables” means, as of the applicable date of such calculation, leases of Equipment owned by an Obligor that satisfy the eligibility criteria set out in Schedule O hereto and which otherwise satisfy the eligibility requirements under the Master Trust Purchase Agreement, but which have not yet been transferred to an Excluded Subsidiary or to Fleet Leasing Receivables Trust pursuant to the Master Trust Purchase Agreement, less the aggregate value of any such leases which are Excluded Receivables. The value of Eligible Lease Receivables for purposes of the Borrowing Base shall be calculated on the basis of the Net Book Value.

“Eligible Lease Receivables Sale” means the sale of any Eligible Lease Receivable or other lease, the related leased Equipment and any other related Lease Rights (as defined in the Master Trust Purchase Agreement) to an Excluded Subsidiary in connection with a Purchase of such Eligible Lease Receivable under and as defined in the Master Trust Purchase Agreement or any similar purchase or related transaction under any future securitizations entered into by the Borrower.

“Eligible LVIP” means, at any time, Equipment owned by an Obligor and available for lease under an Obligor’s leasing program but which have not then yet been leased, in each case excluding Equipment which at the time in question:

(a)                                has not been leased within 91 days of the date of purchase by the Obligor;

(b)                                 are not then owned (legally and beneficially) by the applicable Obligor or for which the purchase price has not been paid in full by the Obligor;

(c)                                  are not then subject to the applicable duly perfected Encumbrances of the Security or are subject to any Encumbrance other than a Permitted Encumbrance (excluding Encumbrances described in clauses (l) and (m) of the definition of “Permitted Encumbrances”); or

(d)                                 is in the possession of an auction house or similar bailee (for greater certainty, other than a lessee or repair facility) or consignee.

“Encumbrance” means:

(a)                                 with respect to any Property, any mortgage, deed of trust, lien, pledge, hypothec, hypothecation, encumbrance, charge, assignment, consignment, security interest, royalty interest, adverse claim or defect of title in, on or of the Property;

(b)                                 the interest of a vendor or lessor (other than an Obligor) under any conditional sale agreement, Capital Lease or title retention agreement relating to an asset;

(c)                                  any purchase option, call or similar right of a third party in respect of any Property;

(d)                                 any netting arrangement, set-off arrangement (for greater certainty, excluding any rights of set-off which arise as a matter of law or under contracts with Account Debtors entered into in the ordinary course of business), defeasance arrangement or other similar arrangement arising by Contract (other than customary netting arrangements under Interest Rate Agreements and Currency Agreements and customary bankers’ liens); and

(e)                                  any other agreement, trust or arrangement having the effect of security for the payment or performance of any debt, liability or obligation,

and “Encumbrances”, “Encumbrancer”, “Encumber” and “Encumbered” shall have corresponding meanings.

“Environmental Laws” means all Applicable Laws or any parts thereof pertaining to the environment, Hazardous Material and health and safety.

“Equipment” means an automobile, truck (light, medium or heavy duty), truck body, trailer, forklift or other material handling equipment or other similar equipment, together with all equipment, attachments and accessories attached thereto.

“Equity” means, in respect of any Person, Capital Stock of such Person, warrants, options or other rights to acquire Capital Stock of the Person and securities convertible into or exchangeable for Capital Stock of such Person.

“Event of Default” means any of the events or circumstances described in Section 9.1.

“Exchange Rate” means on any day, for the purpose of calculations under this Agreement, the amount of Canadian Dollars into which US Dollars may be converted, or vice versa, using the Bank of Canada noon spot rate for converting the one currency into the other on that day or if that day is not a Business Day, the preceding Business Day, or if such rate is not so published by the Bank of Canada for any such day, then at the mid-rate (i.e. the average of the Agent’s spot buying and selling rates) quoted by the Agent at the Branch of Account at approximately noon (Toronto time) on that day in accordance with its normal practice for the applicable currency conversion in the wholesale market, or if that day is not a Business Day, the preceding Business Day.

“Excluded Receivables” means, at any time, any leases or accounts receivable:

(a)                                 that are not then owned (legally and beneficially) by the applicable Obligor or not then subject to the applicable duly perfected Encumbrances of the Security or are subject to any Encumbrance other than a Permitted Encumbrance (excluding Encumbrances described in clauses (l) and (m) of the definition of “Permitted Encumbrances”);

(b)                                 which is then in default in respect of payment or, to the knowledge of the Borrower, otherwise in default, in either case for a period of greater than sixty (60) days or, in either case, is due from Persons that are the subject of bankruptcy or insolvency proceedings or with respect to which a cheque, note, draft or other payment instrument provided to the Borrower or another Obligor for a payment that is then due has not been honoured in accordance with its terms or for which collection is otherwise, to the knowledge of the Borrower, doubtful;

(c)                                  due from Affiliates, Associates, Related Parties or any employee, officer, director or shareholder of any Obligor;

(d)                                 that are subject to any non-frivolous claim by an Account Debtor for credit, set-off, allowance, adjustment, counterclaim or partial discharge, to the extent of such claims;

(e)                                  that are “Crown Debts” as defined in the Financial Administration Act (Canada) or similar debts under corresponding provincial legislation that restricts assignment of such leases or accounts receivable, to the extent such legislation has not been complied with;

(f)                                   owed by Account Debtors whose principal place of business is located outside Canada (unless the Account Debtor is a Canadian branch thereof) or that is payable in a currency other than Canadian dollars; or

(g)                                  for which, in the case of a lease, the related Equipment is in the possession of an auction house or similar bailee (for greater certainty, other than a lessee or repair facility) or consignee.

“Excluded Self-Funding Transactions” means, at any time, Client Self-Funded Leases and related Equipment and loans to the extent that: (i)(A) the related loans to an Obligor are either fully non-recourse to the Obligors or have recourse limited to the related leased Equipment and amounts payable under the related leases (the parties hereto agreeing that loans shall not fail to meet these non-recourse or limited recourse requirements solely by virtue of the related lender having recourse for damages suffered as a result of a breach of representation, warranty or covenant by an Obligor (other than a covenant to repay the loan or interest thereon), or for the Obligor’s fraud or wilful misconduct, or for misapplication or misappropriation by an Obligor of proceeds or rental payments) or (B) the revenues under the related leases exceed the liabilities under such loans and can be set-off (whether under applicable law or by the terms of the related contracts) in full satisfaction of such liabilities and comply with the business practices of the Borrower in place as of the Closing Date or loan payments for any month can be withheld by the Obligor if any part of such month’s billing to the lessee remains unpaid when due, until such month’s billing to the lessee is paid, or (ii) any other Client Self-Funded Leases that do not satisfy the criteria in clause (i), but have an aggregate Net Book Value at the time in question not exceeding $5,000,000. As of the Closing Date, the Excluded Self-Funding Transactions are described in Schedule N hereto.

“Excluded Subsidiaries” means (i) FLR GP 2 Inc., FLR LP Inc., FLR GP 1 Inc. and PHH Fleet Lease Receivables LP, and (ii) any other Subsidiary of the Borrower engaged solely or substantially in the business of effecting asset securitization transactions that are not prohibited under this Agreement and activities incidental thereto.

“Excluded Taxes” has the meaning defined in the Provisions.

“Existing L/Cs” means all of the existing letters of credit issued (or deemed to have been issued) by Scotiabank for the account of the Borrower that remain outstanding as of the date of this Agreement as described in Schedule P, and all extensions, replacements and renewals thereof.

“Facility Fee” has the meaning defined in Section 3.3.

“Fee Letter” means the confidential fee letter agreement between Scotiabank and the Borrower dated July 3, 2012.

“Fitch” means Fitch Investors Service, Inc., or any successor to it.

“Fronting Fee” has the meaning defined in Section 3.2(3).

“Fund” has the meaning defined in the Provisions.

“GAAP” means generally accepted accounting principles which are in effect from time to time in Canada, as established by the Canadian Institute of Chartered Accountants or any successor institute, including the accounting standards for private enterprises.

“Governmental Authority” has the meaning defined in the Provisions.

“Guarantor Obligations” means the obligations of the Guarantors under the Loan Documents.

“Guarantors” means PHH and the Subsidiary Guarantors, and “Guarantor” means any of them.

“Hazardous Materials” means any substance, product, waste, residue, pollutant, material, chemical, contaminant, dangerous good, constituent or other material which is or becomes listed, regulated, defined or addressed under or subject to any Environmental Law or any applicable Permit issued under any Environmental Law, including asbestos, and polychlorinated biphenyls.

“Indemnified Taxes” has the meaning defined in the Provisions.

“Intellectual Property” means patents, trademarks, service marks, trade names, copyrights, trade secrets, industrial designs and other similar rights.

“Index Debt” has the meaning defined in Section 3.2(1).

“Interbank Reference Rate” means, in respect of any currency, the interest rate expressed as a percentage per annum which is customarily used by the Agent when calculating interest due by it or owing to it arising from correction of errors in transactions in that currency between it and other chartered banks.

“Intercompany Subordination Agreements” means the subordination and postponement agreements from time to time entered into in respect of Permitted Intercompany Loans, in form and substance satisfactory to the Lenders, acting reasonably.

“Interest Payment Date” means, with respect to each Prime Rate Advance, the first Business Day of each calendar month.

“Interest Rate Agreements” means (a) any interest rate swap, option Contract, futures Contract, option on futures Contract, cap, floor, collar, or any other similar arrangement related to movements in interest rates or that is designed to protect against fluctuations in interest rates or to obtain the benefits of floating or fixed interest rates; or (b) any other similar derivatives transaction or any other Contract or arrangement having the same economic effect, whether at, above or below current market prices.

“Issuing Bank” has the meaning defined in the Provisions.  As of the Closing Date, Scotiabank is the only Issuing Bank.  The Agent may designate other Lenders from time to time after consultation with the Borrower to be Issuing Banks.

“L/C” or “Letter of Credit” means a standby letter of credit, letter of guarantee or commercial letter of credit in a form satisfactory to the Issuing Bank and issued by the Issuing Bank under the Credit Facility at the request of the Borrower and includes the Existing L/Cs, which Existing L/Cs shall be deemed to have been issued by the Issuing Bank and to be L/Cs outstanding under the Credit Facility.

“L/C Commission” means the commission payable with respect to an L/C that is calculated in accordance with Section 3.2(1).

“L/C Exposure” shall mean, at any time, the aggregate face amount of all drafts or draw requests which may then or thereafter be presented by beneficiaries under all L/C’s then outstanding plus (without duplication) the face amount of all drafts or draw requests which have been presented under L/Cs but have not yet been paid or have been paid but not reimbursed.

“Lenders” means each of the Persons listed on Schedule E and other lenders that agree from time to time to become Lenders in accordance with the terms of this Agreement and includes, where the context requires, the Issuing Bank, and “Lender” means any one of the Lenders.

“Lender Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lending Office” means, as to any Lender, the office or offices from which it makes Advances and receives payments pursuant to this Agreement from time to time.

“Loans” has the meaning defined in the Provisions.

“Loan Documents” means this Agreement, all Security, the Fee Letter, each Intercompany Subordination Agreement and all other documents executed by any Loan Party from time to time relating to the Credit Facility.

“Loan Parties” means the Obligors and PHH, and “Loan Party” means any of them.

“Master Trust Purchase Agreement” means the amended and restated master trust purchase agreement dated August 31, 2012 amongst Fleet Leasing Receivables Trust, PHH Fleet Lease Receivables L.P., the Borrower and PHH.

“Material Adverse Effect” means any material adverse change in or effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or PHH and its Subsidiaries taken as a whole; (b) the enforceability against any of the Loan Parties of any of the Loan Documents; or (c) the rights and remedies of the Agent or any of the Lenders under any of the Loan Documents.

“Material Contracts” means, at any time, any Contract (other than a Loan Document) to which an Obligor is then a party or to which any of their respective Properties may then be subject which any Obligor cannot promptly replace by one or more alternative and comparable contracts and in respect of which breach, non-performance, cancellation, failure to renew, termination revocation or lapse has or could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Contracts described on Schedule I are Material Contracts.

“Material Intellectual Property” means, at any time, any Intellectual Property that is then material to the ongoing operation of the business of an Obligor, the absence or loss of use of which has or could reasonably be expected to have a Material Adverse Effect.

“Material Permit” means, at any time, any Permit then issued to an Obligor that, if terminated, has or could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Permits described on Schedule J are Material Permits.

“Maturity Date” means August 2, 2015.

“Moody’s” means Moody’s Investors Service Inc., or any successor to it.

“Net Book Value” means, at any time in respect of any Eligible Lease Receivable, Non-Qualifying Lease Receivable or Client Self-Funded Lease, the applicable Obligor’s net book value thereof at such time (or its net book value at such time of the related leased Equipment), as determined in accordance with such Obligor’s normal business practices.

“Net Cash Proceeds” has the meaning defined in Section 8.1(6)(g).

“Non BA Lender” has the meaning defined in Section 6.11(5).

“Non-Guarantor Subsidiaries” means all Subsidiaries of the Borrower from time to time other than Subsidiary Guarantors and Excluded Subsidiaries.  As at the Closing Date, PHH Centre for Transportation Safety Inc. PHH Centre de la Sécurité du Transport Inc. and Canadian Lease Management Limited are Non-Guarantor Subsidiaries.

“Non-Qualifying Lease Receivables” means, as of the applicable date of the calculation, leases of trucks (light, medium or heavy duty), truck bodies or trailers which are Eligible Lease Receivables which the Borrower has elected to not make a Purchased Asset under (and as defined in) the Master Trust Purchase Agreement on the basis that, if it was made a Purchased Asset, it would increase the Overconcentration Amount (and as defined therein), less the aggregate value of any such leases which are Excluded Receivables. The value of Non-Qualifying Lease Receivables for purposes of the Borrowing Base shall be calculated on the basis of the Net Book Value.

“Obligations” means all obligations of the Borrower to the Agent and Lenders under or in connection with this Agreement, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Agent and Lenders in any currency or remaining unpaid by the Borrower to the Agent and Lenders in any currency under or in connection with this Agreement, whether arising from dealings between the Agent and Lenders and the Borrower or from any other dealings or proceedings by which the Agent and Lenders may be or become in any manner whatever creditors of the Borrower under or in connection with this Agreement, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses under or in connection with this Agreement; provided, however, that “Obligations” shall not include “Other Secured Obligations”.  In this definition, “the Agent and Lenders” shall be interpreted as “the Agent and Lenders, or any of them”.

“Obligors” means the Borrower and each of the Subsidiary Guarantors (specifically excluding PHH, the Non-Guarantor Subsidiaries and Excluded Subsidiaries), and “Obligor” means any of them.

“Operating Lease” means a lease that would be considered to be an operating lease in accordance with GAAP.

“Other Eligible Receivables” means, as of the applicable date of the calculation, the aggregate value of normal course non-lease accounts receivable which are outstanding and arise from the delivery or provision of bona fide services by an Obligor in the ordinary course of the Core Business to arms-length third parties, less the aggregate value of any such accounts receivable which are Excluded Receivables.

“Other Secured Agreements” means all agreements or arrangements (including guarantees) relating to any Currency Agreements, Interest Rate Agreements, foreign exchange, cash consolidation, cash management or electronic funds transfer arrangements or facilities made or entered into from time to time between an Obligor and any Lender or Affiliate of a Lender; and, for greater certainty, all such agreements and arrangements shall not cease to be an Other Secured Agreement if such Person ceases to be a Lender or have an Affiliate which is a Lender.

“Other Secured Obligations” means all obligations of the Obligors to the Other Secured Parties under or in connection with the Other Secured Agreements, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Obligors to the Other Secured Parties in any currency or remaining unpaid by the Obligors to the Other Secured Parties in any currency under or in connection with the Other Secured Agreements, whether arising from dealings between the Other Secured Parties and the Obligors or from any other dealings or proceedings by which the Other Secured Parties may be or become in any manner whatever creditors of the Obligors under or in connection with the Other Secured Agreements, and wherever incurred, and whether incurred by an Obligor alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses under or in connection with the Other Secured Agreements; provided, however, that “Other Secured Obligations” shall not include “Obligations”.  In this definition, “the Other Secured Parties” shall be interpreted as “the Other Secured Parties, or any of them,” and “Obligors” shall be interpreted as “Obligors, and each of them”.

“Other Secured Party” means, at any time (a) a Lender or an Affiliate of a Lender which at such time is a creditor under or in connection with an Other Secured Agreement, or (b) as contemplated by Section 4.2(3), a former Lender, an Affiliate of a former Lender or a former Affiliate of a Lender or former Lender, which at such time is a creditor under or in connection with an Other Secured Agreement.

“Other Taxes” has the meaning defined in the Provisions.

“Participant” has the meaning defined in the Provisions.

“Pending Event of Default” means an event which would constitute an Event of Default hereunder, except for satisfaction of any requirement for giving of notice, lapse of time, or both, or any other condition subsequent to such event.

“Pension Plan” means (a) a “pension plan” or “plan” which is a “registered pension plan” as defined in the Income Tax Act (Canada) or pension benefits standards legislation in any jurisdiction of Canada and is applicable to employees resident in Canada of any Obligor (other than the Canada Pension Plan and the Quebec Pension Plan); and (b) any other defined benefit, defined contribution or supplemental pension benefit plan or similar arrangement applicable to any employee of any Obligor.

“Permits” means licences, certificates, authorizations, consents, registrations, exemptions, permits, attestations, approvals, characterization or restoration plans, depollution programmes and any other approvals required by or issued pursuant to any Applicable Law, in each case, against a Person or its Property which are made, issued or approved by a Governmental Authority.

“Permitted Acquisition” means an Acquisition made by an Obligor in respect of which each of the following is satisfied:

(a)                                 (i) the Acquisition is in the Core Business and the nature of the business conducted by the Obligors will not change as a result of such Acquisition, (ii)  if the Acquisition is by way of purchase of Equity of a Person, the Target is resident in Canada or the United States of America and the Property of the Target is located primarily in Canada or the United States of America, and (iii) if the Acquisition is by way of purchase or other acquisition of a business, undertaking or division of a Person, the Property of the Target is located primarily in Canada or the United States of America;

(b)                                 no Advances are outstanding immediately after completion of and giving effect to the Acquisition (or any payment of acquisition consideration);

(c)                                  the Acquisition is not a Hostile Acquisition.  For the purposes of this clause (c), “Hostile Acquisition” means an Acquisition of Equity made by an Obligor or in which an Obligor is involved, in respect of which the board of directors (or persons performing similar functions) of the Person whose securities are subject to the Acquisition has recommended rejection of such Acquisition;

(d)                                 unless the Target will be an Excluded Subsidiary upon its acquisition, the properties and assets acquired in connection with the Acquisition (including property and assets of the Target) will, after completion of the Acquisition, be free and clear of all Encumbrances, other than Permitted Encumbrances;

(e)                                  no Default has occurred and is continuing at the time of the Acquisition or would result therefrom, nor would the Acquisition result in a breach of any of the representations, warranties or covenants set out in any Loan Document, including financial covenants on a pro forma basis, after giving effect to such Acquisition, as evidenced by a certificate delivered by the Borrower to the Agent providing the

Agent with reasonable advance notice of the proposed Acquisition and that contains financial covenant calculations demonstrating pro forma compliance with the financial covenants in the PHH Guaranty for the twelve months most recently ended and for each fiscal year up to and including the fiscal year in which the Maturity Date occurs, in reasonable detail and in a form satisfactory to the Agent, acting reasonably;

(f)                                   if the Acquisition is by way of purchase or other acquisition of a business, undertaking or division of a Person, all or substantially all of the business, undertaking or division of such Person is purchased or acquired;

(g)                                  the Acquisition shall be effected through the Borrower or a Subsidiary;

(h)                                 the requirements to provide guarantees and security as contemplated in Section 4.1 have been complied with;

(i)                                     the Acquisition shall have no material adverse effect on the Borrower’s operations; and

(j)                                    the Borrower shall have provided any necessary updates to the Schedules to the Loan Documents to reflect any information required to be disclosed thereunder resulting from the Permitted Acquisition, which shall be satisfactory in all respects to the Agent and Required Lenders, acting reasonably.

“Permitted Debt” means the following:

(a)                                 the Secured Obligations;

(b)                                 other Debt secured by Permitted Encumbrances, other than the Security;

(c)                                  the Permitted Intercompany Loans;

(d)                                 Debt arising from guarantees made by an Obligor of any Debt of the Borrower or another Obligor that is itself Permitted Debt;

(e)                                  Debt of an Obligor to the Borrower or another Obligor;

(f)                                   Debt under Excluded Self-Funding Transactions;

(g)                                  Debt:

(i)                                     of any Person that becomes an Obligor after the date hereof; or

(ii)                                  assumed by an Obligor after the date hereof;

in connection with a Permitted Acquisition, provided that such Debt is unsecured and exists at the time of such Permitted Acquisition and is not created in contemplation of or in connection with such Permitted Acquisition;

(h)                                 Debt in respect of performance bonds, surety bonds, appeal bonds, completion guarantees or like instruments incurred in the ordinary course of business;

(i)                                     any unsecured Debt under an Interest Rate Agreement or Currency Agreement, provided that the Obligor is in compliance with Section 8.3(2)(c); and

(j)                                    any other unsecured Debt in an aggregate principal amount not exceeding $15,000,000 at any time outstanding; and

(k)                                 other Debt expressly consented to by the Required Lenders in writing.

“Permitted Encumbrances” means, with respect to any Person, the following:

(a)                                 liens for taxes, assessments or governmental charges or levies which are not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or the validity of which is being contested in good faith by appropriate proceedings and for which the Person has set aside adequate reserves in accordance with GAAP and which do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(b)                                 inchoate or statutory liens of contractors, subcontractors, workers, suppliers, material men, carriers and others in respect of construction, maintenance, repair or operation of assets of the Person, in respect of which (i) adequate holdbacks are being maintained as required by applicable law, and (ii)(x) which have not at such time been filed or exercised and of which none of the Lenders have been given notice, or (y) which relate to obligations not due or payable or if due, the validity of which is being contested in good faith by appropriate proceedings and for which such Person has set aside adequate reserves in accordance with GAAP and which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(c)                                  easements, rights-of-way, licences, servitudes, restrictions, restrictive covenants, and similar rights in real property comprised in the assets of the Person or interests therein (including in respect of sewers, drains, gas and water mains or electric light and power or telephone and telegraph conduits, poles, wires and cables) which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(d)                                 in the case of real property, title defects or irregularities which are of a minor nature and which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(e)                                  the Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers’ compensation, employment insurance, and other similar obligations, in each case in the ordinary course of business;

(f)                                   the Encumbrance created by a judgment of a court of competent jurisdiction; provided, however, that the Encumbrance is in existence for less than 30 days after the Person’s receipt of actual judicial notice of Encumbrance or the execution or other enforcement of the Encumbrance is effectively stayed and the claims so secured are being actively contested in good faith and by proper legal proceedings and for which the Person has set aside adequate reserves in accordance with GAAP and do not result in the occurrence of an Event of Default;

(g)                                  the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(h)                                 Encumbrances given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Person which do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(i)                                     servicing agreements, development agreements, site plan agreements, and other agreements with Governmental Authorities pertaining to the use or development of any real or immovable Property of the Person, provided same are complied with and do not materially reduce the value of the affected asset or materially interfere with the use of such asset in the operation of the business of the Person and do not have, and will not reasonably be expected to have, a Material Adverse Effect;

(j)                                    the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, licence, franchise, grant or permit of the Person, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(k)                                 Encumbrances in favour of the Agent created by the Security;

(l)                                     Purchase Money Encumbrances and Capital Leases provided that the aggregate principal amount (or fair market value of Property Encumbered if no principal amount is designated) of all Purchase Money Encumbrances and Capital Leases

for all Obligors, does not exceed $15,000,000 in aggregate for all Obligors at any time;

(m)                             Encumbrances arising under or in connection with Excluded Self-Funding Transactions which are limited in scope to the applicable Client Self-Funded Leases, related Equipment and proceeds thereof;

(n)                                 the rights of any lessee in relation to or under any Account Debtor Option;

(o)                                 any mechanics, repairer’s, garage keeper’s or storer’s lien or other like Encumbrance, arising in connection with the maintenance, repair or storage of Equipment in respect of obligations which are not due, which are being paid in the ordinary course of business or which are being contested in good faith by proper proceedings diligently pursued, and which, in any such case, do not involve any material danger of the sale, forfeiture or loss of any such Equipment or any interest therein or the use thereof;

(p)                                 Encumbrances incidental to the conduct of an Obligor’s business or the ownership of its property and other assets arising or incurred in the ordinary course of its business, which do not secure any Debt and do not otherwise arise in connection with the borrowing of money or the obtaining of advances of credit and which do not, in the aggregate, materially detract from the value of such Obligor’s property or other assets or materially impair the use thereof in the operation of its business;

(q)                                 other Encumbrances not referred to in the preceding clauses which have been expressly consented to in writing by the Agent with the consent of the Required Lenders.

“Permitted Intercompany Loans” means unsecured loans made from time to time to the Borrower by PHH or FLR LP Inc. or PHH LP which (i) are either payable on demand or have a maturity date that is later than the Maturity Date, (ii) contain terms and conditions not more restrictive than those contained in this Agreement, (iii) in the case of the loans from PHH to the Borrower and from FLR LP Inc. to the Borrower, are evidenced by an instrument which includes a notation that it is subordinated and postponed pursuant to the terms of the Intercompany Subordination Agreement described therein, and (iv) in the case of the loans from PHH LP to the Borrower, to the extent they are evidenced by an instrument, includes a notation that it is subordinated and postponed pursuant to the terms of the Intercompany Subordination Agreement described therein, all of which are subordinated and postponed in favour of the Obligations pursuant to an Intercompany Subordination Agreement.

“Permitted Subordinated Interest Payments” means payments of interest from time to time on Permitted Intercompany Loans due and payable on a non-accelerated basis in accordance with the terms of the Permitted Intercompany Loans, provided that the rate of interest does not exceed the thirty-day CDOR Rate plus six hundred (600) basis points.

“Person” has the meaning defined in the Provisions and “person” has the same meaning.

“PHH” means PHH Corporation.

“PHH Credit Agreement” means the amended and restated credit agreement dated as of August 2, 2012, among PHH, as borrower, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent.

“PHH Guaranty” means the parent guaranty by PHH of the Borrower’s Obligations and Other Secured Obligations.

“PHH Intercreditor Agreement” means the intercreditor agreement made as of January 27, 2010 among PHH LP, the Borrower, BNY Trust Company of Canada, in its capacity as trustee of Fleet Leasing Receivables Trust, as an interest holder, and each other Person becoming a party thereto from time to time as an interest holder.

“PHH LP” means PHH Fleet Lease Receivables L.P.

“Pledged Stock” means the Equity of any Obligor, any Non-Guarantor Subsidiary or FLR LP Inc. that is pledged or required to be pledged as part of the Security from time to time.

“Prime Rate” means, on any day, the greater of:

(a)                                 the annual rate of interest expressed as a percentage per annum on the basis of a 365 or 366-day year, as the case may be, announced by the Agent on that day as its reference rate for commercial loans made by it in Canada in Canadian Dollars; and

(b)                                 the CDOR Rate for one-month Canadian Dollar banker’s acceptances on that day plus 1.0 % per annum.

“Prime Rate Advance” means an Advance in Canadian Dollars bearing interest based on the Prime Rate and includes any deemed Prime Rate Advance provided for in this Agreement.

“Priority Payables” means, at any time (but without duplication of any item which has resulted in an exclusion of assets from the Borrowing Base), any liability of any Obligor that ranks or is capable of ranking in any circumstances, in right of payment or as to security, in priority to any of the Secured Obligations or Security such as unpaid wages, salaries and commissions, vacation pay, arrears of rent, amounts owed in respect of workers’ compensation, unpaid pension plan contributions, amounts owed to unpaid vendors of Equipment who have a right of repossession, amounts owing to creditors which may claim priority by statute (other than Purchase Money Encumbrances) and amounts due to any Governmental Authority in respect of statutory liens and other Encumbrances (including sales and excise taxes, GST, QST, HST, unremitted source deductions, unpaid Taxes, employee deductions including EI, CPP and income tax, unpaid wages, withholdings, etc.), but excluding (i) any such prior ranking secured liability that is secured solely against Property of the Obligors other than the Property included in the Borrowing Base and proceeds thereof, and (ii) Permitted Encumbrances described in clauses (n) or (o) of the definition of “Permitted Encumbrance”.

“Property” means, with respect to any Person, any or all of its undertaking, property and assets.

“Provisions” means the Canadian Bankers’ Association model credit agreement provisions attached as Schedule D.

“Purchase Money Encumbrance” means, in relation to any Person, Encumbrances (including Capital Leases) on or of equipment, machinery, Equipment, or leasehold improvements and any proceeds thereof created or assumed prior to or at the time of acquisition of such assets by that Person for the purpose of financing the acquisition or to secure the unpaid purchase price thereof (including the principal amount of any Capital Lease or any title retention agreement) on normal trade terms up to an amount not exceeding the lesser of the acquisition price of such assets payable by that Person and its fair market value at the time of its acquisition by that Person, and any renewals or replacements of any such Encumbrances on such assets provided that the amounts secured by such Encumbrances do not increase above the amounts secured as at the date of renewal or replacement and such Encumbrances do not extend or apply to any other Property of the Person.

“Purchase Value of Eligible LVIP” means, at any time, the aggregate purchase price paid by the Obligors for Equipment that then constitute Eligible LVIP.

“Register” has the meaning defined in Section 10(c) of the Provisions.

“Related Party” means, in relation to any Person, a “related party” in respect of such Person within the meaning of Ontario Securities Commission Multilateral Instrument 61-101; provided however that for purposes of the Provisions, the term “Related Party” shall have meaning as defined therein.

“Related Party Debt” means Debt of an Obligor to (i) another Loan Party, (ii) a direct or indirect holder of Equity of an Obligor (or an Affiliate or Associate or Related Party of such a Person), (iii) an Affiliate of a Loan Party or (iv) a Related Party of a Loan Party.

“Required Lenders” means Lenders holding, in the aggregate, a minimum of 66 2/3% (or if there are only two Lenders, 100%) of the Commitments (or the outstanding Advances if the Commitments have terminated).

“Rolling Period” means with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to it.

“Schedule” means the designated Schedule of this Agreement.

“Scotiabank” means The Bank of Nova Scotia, a bank to which the Bank Act (Canada) applies.

“Section” means the designated section of this Agreement.

“Secured Obligations” means the Obligations, the Guarantor Obligations and the Other Secured Obligations.

“Secured Parties” means, at any time, the Lenders and the Agent in respect of the Obligations and Guarantor Obligations and the Other Secured Parties at such time in respect of the Other Secured Obligations.

“Security” means all guarantees and security held from time to time by or on behalf of any of the Secured Parties (including guarantees and security held by the Agent), securing or intended to secure or support repayment of any of the Secured Obligations, including, without limitation, the security and guarantees described in Section 4.1 from time to time.

“Solvent” shall mean with respect to any Person, that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Subsidiary” or “subsidiary” means, with respect to a Person, a subsidiary of such Person as defined in the Canada Business Corporations Act (determined as if each such Person was a body corporate), and any other Person in which the Person or any Subsidiary of the Person has the right, directly or indirectly, through one or more intermediaries, to make or Control management decisions. For greater certainty, the parties expressly acknowledge that Fleet Leasing Receivables Trust is not a Subsidiary of the Borrower or of PHH.

“Subsidiary Guarantors” means each Subsidiary of the Borrower which delivers a guarantee and/or Security hereunder from time to time in accordance with Section 4.1, and “Subsidiary Guarantor” means any of them.  As of the Closing Date, there are no Subsidiary Guarantors.

“Swap Transaction” means any interest rate swap, basis swap, forward rate transaction, currency hedging or swap transaction, cap transaction, floor transaction, collar transaction or other similar transaction, whether with respect to interest rates, currencies, commodities or otherwise, or any option with respect to such a transaction or combination of any such transactions, and includes Currency Agreements and Interest Rate Agreements.

“Target” means any Person or business unit or asset group or division of any Person acquired or proposed to be acquired in an Acquisition.

“Taxes” has the meaning defined in the Provisions.

“Termination Date” means the date on which all Obligations (other than contingent indemnity obligations) have been paid or satisfied in full, all Commitments have been terminated and all agreements relating to Other Secured Obligations (other than (i) such agreements which do not terminate upon the repayment of the Advances, and (ii) agreements related to Swap Transactions for which Collateral has been provided in accordance with Section 4.2(1)) have been terminated.

“Trust Purchase Agreement” means the trust purchase agreement dated as of January 27, 2010 amongst Fleet Leasing Receivables Trust, PHH Fleet Lease Receivables L.P., the Borrower and PHH Corporation, as amended, supplemented, restated and replaced from time to time.

“US Dollars” and “US $” means lawful monies of the United States of America.

“Welfare Plan” means any life, medical, health, dental, hospitalization, disability, travel, accident, accidental health and dismemberment insurance or other employee benefit or welfare plan, agreement or arrangement, other than a Pension Plan, applicable to any employee of any Obligor, whether or not insured and whether or not subject to any Applicable Laws, but excludes any statutory plans with which any Obligor is required to comply, including the Canada Pension Plan or plans administered pursuant to applicable provincial health, workers’ compensation and employment insurance legislation.

“Wholly-Owned Subsidiary” means a Subsidiary that is wholly-owned, directly or indirectly, by the Borrower.

1.2                               Construction

This Agreement has been negotiated by each party with the benefit of legal representation and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the construction or interpretation of this Agreement.

1.3                               Certain Rules of Interpretation

In this Agreement:

(a)                                 the division into sections and other subdivisions thereof and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(b)                                 unless specified otherwise or the context otherwise requires:

(i)                                     references to any Section or Schedule are references to the Section of, or Schedule to, this Agreement;

(ii)                                  “including” or “includes” means “including (or includes) but not limited to” and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it;

(iii)                               references to Contracts, agreements or instruments, unless otherwise specified, are deemed to include all present and future amendments, supplements, restatements or replacements to or of such Contracts, agreements or instruments, except that if such amendments, supplements, restatements or replacements to or of such Contracts, agreements or instruments require approval or consent hereunder, then they shall not be taken into account unless such approval or consent has been provided; for greater certainty, it is acknowledged that no consent is required hereunder to any amendment to the Master Trust Purchase Agreement or the Trust Purchase Agreement or, except as provided in Section 8.3(1)(d), any related documents;

(iv)                              references to any legislation, statutory instrument or regulation or a section or other provision thereof, unless otherwise specified, is a reference to the legislation, statutory instrument, regulation, section or other provision as amended, restated or re-enacted from time to time;

(v)                                 references to any thing includes the whole or any part of that thing and a reference to a group of things or Persons includes each thing or Person in that group;

(vi)                              references to Person includes that Person’s successors and permitted assigns;

(vii)                           all references to specific times are references to Toronto time; and

(viii)                        words in the singular include the plural and vice-versa and words in one gender include all genders.

1.4                               Accounting Terms

All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.  If any accounting changes occur and such changes result in a material change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, then the Borrower, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement or such Loan Document, as applicable, so as to equitably reflect such accounting changes with the desired result that the criteria for evaluating the Loan Parties’ financial condition shall be the same after such accounting change as if such accounting changes had not been made; provided, however, that the agreement of the Required Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders.  If the Borrower and the Required Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying accounting change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such accounting change, refer to GAAP, consistently applied after giving effect to the implementation of such accounting change.  If the Borrower and the Required Lenders cannot agree upon the required amendments within sixty (60) days following the date of implementation of any accounting change, then all calculations of financial covenants and other standards and terms in this Agreement and the other Loan Documents shall continue to be prepared, delivered and made without regard to the underlying accounting change.  In such case, the Borrower shall, in connection with the delivery of any financial statements, Compliance Certificate or other officer’s certificate under this Agreement, provide a management prepared reconciliation of the financial covenants to such financial statements in light of such accounting changes.

ARTICLE 2
CREDIT FACILITY

2.1                               Amount and Availment Options

(1)                                 Upon and subject to the terms and conditions of this Agreement, the Lenders severally agree to establish for the use of the Borrower a credit facility (the “Credit Facility”) in the amount of up to $125,000,000 (provided that each Lender’s obligation hereunder shall be limited to its respective Applicable Percentage of the Credit Facility).

(2)                                 At the option of the Borrower, the Credit Facility may be utilized by the Borrower by requesting that Prime Rate Advances be made by the Lenders or by presenting orders to a Lender for acceptance as Banker’s Acceptances or requesting that L/C’s in Canadian Dollars be issued by the Issuing Bank.

(3)                                 The aggregate face amount of L/Cs outstanding under the Credit Facility at any time shall not exceed $10,000,000.

2.2                               Revolving Credit Facility

The Credit Facility is a revolving term credit.  The principal amount of any Advance under the Credit Facility which is repaid from time to time may, subject to the terms of this Agreement, be reborrowed.

2.3                               Use of the Credit Facility

The Credit Facility may be used for (i) warehousing of Eligible Lease Receivables, (ii) general corporate purposes of the Borrower, including funding of Eligible LVIP, Other Eligible Receivables and Non-Qualifying Lease Receivables, and (iii) issuing of Letters of Credit up to $10,000,000 at any time outstanding; provided however the Credit Facility may not be utilized to fund (w) Acquisitions (as contemplated by clause (b) of the definition of Permitted Acquisition), (x) loans or advances to PHH (as contemplated in Section 8.3(2)(b)), (y) Distributions to PHH (as contemplated by Section 8.3(2)(d)) or (z) payments on account of Permitted Intercompany Loans (as contemplated by Section 8.3(2)(d)) .

2.4                               Term and Repayment

All Obligations under the Credit Facility shall be repaid in full, and the Credit Facility will be cancelled, on the Maturity Date.

2.5                               Borrowing Base Limitation

At no time shall the aggregate amount of Advances under the Credit Facility (excluding Letters of Credit) exceed the then current Borrowing Base, as reflected in the then most recent Borrowing Base Certificate delivered to the Agent.  If, at any time, the aggregate amount of Advances outstanding under the Credit Facility exceeds the Borrowing Base (as reflected in the then most recent Borrowing Base Certificate delivered to the Agent) for any reason, the Borrower shall forthwith repay to the Agent such amount as is necessary to reduce the aggregate amount of Advances outstanding under the Credit Facility to an amount that does not exceed the Borrowing Base.  If the Borrower is unable to immediately pay that amount because Banker’s Acceptances have not matured, the Borrower shall forthwith cause to be deposited with the Agent Collateral in the amount of the excess, which shall be held by the Agent until the amount of the excess is paid in full.

ARTICLE 3
TERMS APPLICABLE TO THE CREDIT FACILITY

3.1                               Voluntary Prepayments

(1)                                 The Borrower may prepay Prime Rate Advances under the Credit Facility upon one Business Day’s prior written notice without penalty or premium, in minimum amounts of Cdn. $500,000 and increments of Cdn. $100,000, or in an aggregate amount that is equal to the entire balance of the total Commitments, subject to payment of breakage funding costs and related expenses.  No Banker’s Acceptance or BA Equivalent Loan may be paid prior to its maturity date, but may be cash collateralized.

3.2                               Interest Rates, Fees and Commissions

(1)                                 Interest rates, Banker’s Acceptance Fees and L/C commissions in respect of Advances under the Credit Facility and Facility Fees will vary and be calculated based on the credit ratings by S&P, Moody’s and Fitch for PHH’s Index Debt as follows:

S&P/Moody’s/Fitch Rating Equivalent on Index Debt	Applicable Margin for Prime Rate Advances (% per annum)	Rate for Banker’s Acceptance Fees and L/C Commissions (% per annum)	Facility Fees (% per annum)
BB+/Ba1/BB+ or better (Tier 1)	1.25%	2.25%	0.70%
BB/Ba2/BB (Tier 2)	1.50%	2.50%	0.75%
BB-/Ba3/BB- or worse (Tier 3)	1.75%	2.75%	0.80%

In the event the S&P, Moody’s and Fitch (collectively referred to as the “Rating Agencies”, and each, a “Rating Agency”) ratings on the PHH’s senior non-credit enhanced unsecured long-term debt (“Index Debt”) are not equivalent to each other, the second highest rating among S&P, Moody’s and Fitch will determine the Facility Fee, the applicable margin and rates for Banker’s Acceptance Fees and L/C Commissions; provided that, in the event that any two of the Rating Agencies have equivalent ratings on the Index Debt, but the third Rating Agency’s rating of the Index Debt differs, the Facility Fee, the applicable margin and rates for Bankers’ Acceptance Fees and L/C Commissions shall be determined by the ratings which are equivalent.  In the event that (a) the Index Debt is rated by (i) Fitch and only one of S&P or Moody’s, or (ii) only one of S&P or Moody’s (for any reason, including if S&P or Moody’s shall cease to be in the business of rating corporate debt obligations), and not by Fitch, or (b) if the rating system of any Rating Agency shall change, then an amendment shall be negotiated in good faith to the references to specific ratings in the table above to reflect such changed rating system or the unavailability of ratings from such Rating Agency (including an amendment to provide for the substitution of an equivalent or successor ratings agency).  In the event that the Index Debt is (i) not rated by any Rating Agency or (ii) rated only by Fitch, then the Facility Fee, the applicable margin and rates for Banker’s Acceptance Fees and L/C Commissions shall be deemed to be calculated as if the lowest rating category set forth above applied.  Any increase in the Facility Fee, the applicable margin or rates for Banker’s Acceptance Fees or L/C Commissions determined in accordance with the foregoing table shall become effective on the date of announcement or publication by PHH or the applicable Rating Agency of a reduction in such rating or, in the absence of such announcement or publication, on the effective date of such decreased rating, or on the date of any request by PHH to the applicable Rating Agency not to rate its Index Debt or on the date any of such Rating Agencies announces it shall no longer rate the Index Debt.  Any decrease in the Facility Fee, the applicable margin or rates for Banker’s Acceptance Fees or L/C Commissions shall be effective on the date of announcement or publication by any of such Rating Agencies of an increase in rating or in the absence of announcement or publication on the effective date of such increase in rating. In respect of fees or commissions paid in advance on outstanding L/Cs and Banker’s Acceptances, any amounts due as a result of any increase or decrease shall be paid in accordance with the directions given by the Agent.

(2)                                 All interest rates, Banker’s Acceptance Fees, L/C commissions and Facility Fees set forth in this Section 3.2 are rates per annum.  Interest on Prime Rate Advances under the Credit Facility shall be the Prime Rate plus the applicable margin described in Section 3.2(1) for Prime Rate Advances.  The rate for Banker’s Acceptance Fees for Banker’s Acceptances under the Credit Facility shall be the applicable rate described in Section 3.2(1) for Banker’s Acceptance Fees.  The commission for L/Cs under the Credit Facility shall be the applicable rate described in Section 3.2(1) for L/C commissions, subject to a minimum fee of $150.

(3)                                 The Borrower shall pay a fronting fee (“Fronting Fee”) to the Issuing Bank for its own account as issuer of L/Cs, in an amount equal to 0.25% per annum on the face amount of each L/C, payable on issuance.  As well, customary administrative, issuance, amendment, payment and negotiation fees shall be payable to the Issuing Bank for its account as issuer of each L/C.

3.3                               Facility Fee

The Borrower shall pay a facility fee (“Facility Fee”) on the full amount of the Commitment (used and unused), or if the Commitments have terminated, on the full amount of outstanding Advances, at a rate per annum which shall vary and be calculated based on the credit ratings by S&P, Moody’s and Fitch for Index Debt as set out in the column in Section 3.2(1) headed “Facility Fees”.  The Facility Fee shall be calculated daily and shall be payable quarterly in arrears on the first Business Day of each fiscal quarter of the Borrower.  Upon final payment of the Obligations relating to the Credit Facility, the Borrower shall also pay any accrued but unpaid Facility Fee on the Credit Facility.

3.4                               Other Fees

The Borrower shall pay to the Agent the annual administrative fee and other fees provided for in the Fee Letter. The processing and recordation fee payable to the Agent by a Lender as contemplated in Section 10(b)(vi) of the Provisions is $3500.

ARTICLE 4
SECURITY

4.1                               Security

(1)                                 The Security shall include the following, all in form and substance satisfactory to the Lenders, acting reasonably, and subject only to Permitted Encumbrances:

(a)                                 unconditional and unlimited guarantees of the Obligations and the Other Secured Obligations by each of the Subsidiary Guarantors;

(b)                                 the PHH Guaranty;

(c)                                  first-ranking security over all present and future Property of each Obligor (excluding Excluded Self-Funding Transactions, related Equipment and proceeds thereof, to the extent such proceeds are deposited to a separate account in accordance with Section 8.1(6)(f) or are otherwise identifiable and traceable and constitute collateral security for the Excluded Self-Funding Transactions), in the form of a general security agreement (and corresponding security in any applicable jurisdiction) in favour of the Agent;

(d)                                 first-ranking security over all present and future movable and immovable Property of each Obligor (excluding Excluded Self-Funding Transactions, related Equipment and proceeds thereof, to the extent such proceeds are deposited to a separate account in accordance with Section 8.1(6)(f) or are otherwise identifiable and traceable and constitute collateral security for the Excluded Self-Funding Transactions) which has Property inside the Province of Quebec in the form of a deed of hypothec to secure the payment of bonds or debentures in favour of the Agent (acting as fondé de pouvoir) creating a hypothec over all movable and immovable Property in the Province of Quebec, together with a bond or debenture issued thereunder in favour of the Agent in the face principal amount of $175,000,000 and a pledge agreement relating thereto.

(e)                                  a first-ranking securities pledge agreement made by each Obligor in favour of the Agent of all Equity of each other Obligor and each Non-Guarantor Subsidiary; provided however that such pledge of Equity in a new Obligor or Non-Guarantor Subsidiary shall not be required if it is confirmed to the satisfaction of the Agent, acting reasonably, that (i) the pledge of any such Equity would constitute a breach of or a default under the laws of the jurisdiction in which the pledged entity has been created or established, (ii) would result in material adverse tax consequences to such pledgor or such pledged entity, or (iii) would result in the payment of material stamping or similar taxes under the laws of the jurisdiction in which the pledgor or pledged entity is created or established;

(f)                                   a first-ranking securities pledge in favour of the Agent of all Equity of FLR LP Inc. from time to time which, in the case of Equity issued following the Closing Date, shall be pledged to the Agent promptly when issued; and

(g)                                  such other security documents granting Encumbrances on the Property of the Obligors as the Agent may reasonably request, and all such other agreements, documents and instruments required by the Agent to provide the Secured Parties with continuing collateral security for the performance by the Obligors of the Secured Obligations.

(2)                                 The Obligors shall give prompt written notice to the Agent and cause each Subsidiary (other than an Excluded Subsidiary but including each Non-Guarantor Subsidiary) which is owned, established or acquired at any time (including in connection with a Permitted Acquisition) and which, together with its Subsidiaries at the time of determination, has or is expected to have or account for (i) assets constituting in excess of 5% of the total assets of the Borrower calculated on a consolidated basis, or (ii) revenues during any Rolling

Period in excess of 5% of the total revenues of the Borrower for such period calculated on a consolidated basis to, no later than 30 days following any such determination, become a Subsidiary Guarantor, adopt this Agreement by delivering an agreement in the form of Schedule B so as to be bound by all of the terms applicable to Subsidiary Guarantors as if it had executed this Agreement as a Subsidiary Guarantor, and deliver a guarantee, substantially in the form of Schedule Q, and other security documents in favour of the Agent similar to those delivered by the Borrower and other Subsidiary Guarantors, which shall become part of the Security.  In addition, the applicable Obligors shall, subject to the proviso in Section 4.1(1)(e), also deliver or cause the delivery of a pledge in favour of the Agent of all of the Equity of each new Subsidiary Guarantor and Non-Guarantor Subsidiary as part of the Security and cause the delivery of such legal opinions and other supporting documents as the Agent may reasonably require.

(3)                                 All Security shall, at the Borrower’s expense, be registered, filed or recorded in all offices in such jurisdictions as the Agent may from time to time reasonably require where such registration, filing or recording is, in the opinion of the Agent, necessary or desirable for the creation, perfection or preservation of the Security.

(4)                                 Each Obligor acknowledges that the registration of, and documentation in respect of, the Security has been based upon laws and regulations in effect at the date hereof in the Province of Ontario and that such laws and regulations may change or the Agent may elect to register some or all of the Security in other jurisdictions.  Each Obligor agrees that the Agent shall have the right to require that such documentation and/or registrations be amended or supplemented from time to time to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, or registration requirements of other jurisdictions, in order to grant to the Agent on behalf of the Secured Parties the Encumbrances intended to be created and perfected by the Security.  In addition, each Obligor shall, from time to time, upon request of the Agent, execute and deliver all such further instruments of hypothecation, assignment, transfer, mortgage, pledge or charge as the Agent may reasonably request to grant the Agent on behalf of the Secured Parties valid Encumbrances intended to be created and perfected by the Security.  The Borrower shall promptly notify the Agent in writing if it or any other Obligor acquires or owns any Property in any jurisdiction other than the jurisdictions in which it or the applicable Obligor is designated as owning Property in Schedule F, and provide the Agent with such security and other documents (including legal opinions), as the Agent may reasonably request for the purpose of providing security to the Agent or registering security on such Property.

(5)                                 Each Secured Party irrevocably authorizes the Agent to release any Obligor from its obligations under this Agreement or its guarantee of the Obligations and Other Secured Obligations upon the occurrence of the Termination Date or in connection with the release of any such Obligor, so long as such release is otherwise permitted under the terms of this Agreement.  Each Secured Party irrevocably authorizes the Agent to release any Encumbrance granted to or held by or in favour of the Agent for the benefit of the Secured Parties upon the occurrence of the Termination Date or in connection with (i) the substitution, replacement, sale, lease, transfer or other disposition of any Property or redemption or repurchase of any Equity subject to the Security or (ii) the release of any

Guarantor so long as, in either the case, such substitution, replacement, sale, lease, transfer or other disposition or redemption, repurchase or release is otherwise permitted under the terms of this Agreement; provided, however, that the Agent may, prior to any such release, request that the Borrower certify in a written notice delivered to the Agent (with such detail as the Agent may reasonably request) that the substitution, replacement, sale, lease, transfer or other disposition or redemption, repurchase or release is made in compliance with the terms of the Loan Documents.

(6)                                 Provided no Event of Default has occurred and is continuing, effective upon completion of an Eligible Lease Receivables Sale or other sale permitted under Section 8.3(3)(d)(C)(iii) and receipt by the Obligor of the sale proceeds thereof (whether or not in the form of cash), the security interest under the Security in the assets sold shall automatically and, without the need for any further document or action on the part of the Agent or otherwise, be released. Without limiting the foregoing and as further evidence of any such release, the Agent shall, and each Lender irrevocably authorizes the Agent to, execute and deliver all such further documentation as the Borrower may reasonably request to evidence any such release.

(7)                                 In the event that, based upon the consolidated annual financial statements of the Borrower delivered at any time by the Borrower pursuant to Section 8.2(1)(b), (i) the aggregate revenues attributable to the Obligors for the applicable fiscal year is less than 95% of the total annual revenues of the Borrower for such fiscal year calculated on a consolidated basis (such deficiency being a “revenues deficiency”), or (ii) the aggregate assets of the Obligors as at the end of such fiscal year constitute less than 95% of the total assets of the Borrower calculated on a consolidated basis (such deficiency being an “asset deficiency”), the Borrower shall, within 30 days of the delivery of such financial statements to the Agent, cause such additional Non-Guarantor Subsidiaries to become Subsidiary Guarantors and deliver the joinder agreements, guarantees, Security and other documents and legal opinions in accordance with the provisions of Section 4.1(2), as are necessary to eliminate each of the revenues deficiency and asset deficiency.

4.2                               Obligations Secured by the Security

(1)                                 The documents constituting the Security shall secure the following obligations:

(a)                                 the Obligations and Guarantor Obligations;

(b)                                 the Other Secured Obligations; and

(c)                                  all other indebtedness, liabilities and obligations of the Obligors to the Secured Parties under the Loan Documents,

which obligations, except as otherwise agreed by the Lenders among themselves, shall rank pari passu with each other.

(2)                                 If the Obligations have been indefeasibly paid and performed in full in cash and the Commitments have been terminated and any Other Secured Obligations remain outstanding, the Other Secured Parties will release their interest in the Security upon receiving Collateral to secure the Other Secured Obligations, in an amount satisfactory to the Other Secured Parties to whom Other Secured Obligations are owed, acting reasonably.  Each Other Secured Party, by its acceptance of the benefit of any Security, shall be deemed to have accepted and be bound by the provisions of this Agreement applicable to Other Secured Parties and regarding the terms upon which the Other Secured Obligations are secured by the Security and Security is released and discharged, and authorizes and directs the Agent to act accordingly.

(3)                                 Notwithstanding the rights of Other Secured Parties to benefit from the Security in respect of the Other Secured Obligations, all decisions concerning the Security and the enforcement thereof shall be made by the Lenders or the Required Lenders in accordance with this Agreement.  No Other Secured Party holding Other Secured Obligations from time to time shall have any additional right to influence the Security or the enforcement thereof as a result of holding Other Secured Obligations as long as this Agreement remains in force.  The Other Secured Obligations shall continue to be secured by the Security or the Collateral, as the case may be, notwithstanding the termination of this Agreement by reason of payment of the Credit Facility or for any other reason, and all Other Secured Obligations owed to any Other Secured Party shall continue to be secured by the Security or the Collateral, as the case may be, after such Other Secured Party ceases to be the Agent or a Lender or have an Affiliate which is the Agent or a Lender, until all Other Secured Obligations have been paid in full.  After the termination of this Agreement, decisions concerning the Security or the Collateral, as the case may be, shall be made by the holders of Other Secured Obligations as they may determine among themselves.

ARTICLE 5
DISBURSEMENT CONDITIONS

5.1                               Conditions Precedent to Effectiveness of Agreement

The following conditions precedent must be satisfied at or before the time this Agreement becomes effective.  Where delivery of documents is referred to, the documents shall be delivered to the Agent for and on behalf of the Secured Parties, and shall be in full force and effect and in form and substance satisfactory to the Lenders, acting reasonably.

(1)                                 Other Debt and Encumbrances

(a)                                 All Debt of the Obligors which is not Permitted Debt has been paid and performed in full and cancelled, such that the only Debt of the Obligors that is outstanding forms part of Permitted Debt.

(b)                                 The Agent shall have received releases and discharges (in registrable form where appropriate), or undertakings to release and discharge, covering all Encumbrances affecting the Property of the Obligors which are not Permitted Encumbrances in all applicable jurisdictions, and all statements and acknowledgments, or an undertaking to obtain statements and acknowledgements, that are reasonably required in respect of other security interests affecting the Property of any Obligor to confirm that they are Permitted Encumbrances.

(c)                                  The Agent shall have received certified copies of the Master Trust Purchase Agreement, the Trust Purchase Agreement, the PHH Credit Agreement and PHH Intercreditor Agreement.

(d)                                 The Agent shall have received executed copies of any Intercompany Subordination Agreements.

(e)                                  The Agent shall have received from the Borrower and PHH each of their respective audited consolidated financial statements for the fiscal year ended December 31, 2011 and their unaudited consolidated financial statements for the fiscal period ended June 30, 2012.

(2)                                 Security and Other Documents — The Agent shall:

(a)                                 have received duly executed copies of this Agreement, the Security and the other Loan Documents, accompanied by all consents, acknowledgments and ancillary agreements as may be reasonably required by the Agent, all in form and substance satisfactory to the Agent and the Lenders, acting reasonably;

(b)                                 have received certificates of insurance or other evidence showing that the covenants and conditions of the Loan Documents concerning insurance coverage are being complied with and, if requested by the Agent, copies of all such policies; and

(c)                                  be satisfied that the Security has been registered, filed or recorded in all offices in such jurisdictions as has been required by the Agent as of the Closing Date for the creation, perfection or preservation of the Security.

(3)                                 Corporate and Other Information — The Agent shall have received:

(a)                                 a certificate from each of the Loan Parties with copies of its Constating Documents, a list of its officers and directors, with specimens of the signatures of those who are executing Loan Documents on its behalf, and copies of the corporate proceedings taken to authorize it to execute, deliver and perform its obligations under the Loan Documents;

(b)                                 copies of all consents that are required from the directors or shareholders, as the case may be, of each Obligor, Non-Guarantor Subsidiary and FLR LP Inc., either in connection with the pledges of Pledged Stock or in connection with any disposition of the Pledged Stock pursuant to the Security; and

(c)                                  Compliance Certificate from the Borrower which will include confirmation of satisfaction of the conditions set forth in Sections 5.1(1)(a) and 5.1(5)(a), and a certificate of the chief executive officer, chief financial officer or chief accounting officer of PHH in the form of Exhibit A to the Parent Guaranty; and

(d)                                 a Borrowing Base Certificate for the Borrower certified by the chief executive officer, chief financial officer or treasurer of the Borrower (to the extent there are any Advances requested on the Closing Date, excluding L/Cs).

(4)                                 Opinions — The Agent shall have received the following favourable legal opinions, each in form and substance satisfactory to it, acting reasonably:

(a)                                 the opinions of Blake Cassels & Graydon LLP, and local counsel satisfactory to the Agent, acting reasonably, in each relevant jurisdiction, as counsel to the Obligors in relation to, among other things, the Obligors and the Loan Documents and such other matters as the Agent and the Lenders may reasonably require, addressed to the Agent and the Lenders;

(b)                                 the opinions of in-house counsel to PHH in relation to PHH and the Loan Documents delivered by PHH and such other matters as the Agent and the Lenders may reasonably require, addressed to the Agent and the Lenders; and

(c)                                  the opinions of Skadden, Arps, Slate, Meagher & Flom LLP as counsel to PHH in relation to PHH, the PHH Guaranty, the other Loan Documents and such other matters as the Agent and the Lenders may reasonably require and that are not addressed in the opinions of in-house counsel to PHH as referred to above, addressed to the Agent and the Lenders.

(5)                                 Other Matters — The following conditions must also be satisfied:

(a)                                 no fact or information has become known which would render information previously furnished to the Agent or Lenders, taken as a whole, to be inaccurate in any material respect, and the Lenders shall be satisfied that since 31 December 2011 there has not occurred and does not exist a change of circumstances or event which has, or could reasonably be expected to have, a Material Adverse Effect;

(b)                                 all fees and expenses payable under the Loan Documents and the Fee Letter (including upfront fees, underwriting fees, arrangement fees, agency fees, and reasonable legal fees and expenses of the Lenders’ counsel) shall have been paid;

(c)                                  the conditions precedent shall have been satisfied no later than September 25, 2012; and

(d)                                 the Agent shall have received such other documents as the Lenders may reasonably require.

5.2                               Conditions Precedent to all Advances

The obligation of the Lenders to make any Advance (including the initial Advance) is subject to the conditions precedent that:

(a)                                 no Default has occurred and is continuing on the Drawdown Date, or would result from making the Advance;

(b)                                 no event has occurred which has, or could reasonably be expected to have, a Material Adverse Effect;

(c)                                  the Agent has received timely notice as required under Section 6.4;

(d)                                 the representations and warranties set out in Section 7.1 and under the PHH Guaranty, other than those expressly stated to be made as of a specific date (in which case they shall be true and correct as of the specific date), are true and correct in all material respects on the date of the Advance as if made on and as of the date of the Advance; and

(e)                                  the Agent has received, either at the time the notice of advance is received pursuant to Section 6.4 or earlier, a Borrowing Base Certificate (in accordance with Section 8.2(1)(d)) current as at the end of the immediately preceding month which demonstrates that aggregate Advances (excluding Letters of Credit) outstanding after giving effect to the requested Advance will not exceed the Borrowing Base.

ARTICLE 6
ADVANCES

6.1                               Participation of Lenders in the Credit Facility

The Credit Facility is provided by all the Lenders in accordance with their respective Applicable Percentages at their own several credit risk.

6.2                               Evidence of Indebtedness

The Obligations resulting from Prime Rate Advances made by the Lenders shall be evidenced by records maintained by the Agent, and by each Lender concerning those Advances it has made.  The Agent shall also maintain records of the Obligations resulting from Advances by way of Banker’s Acceptances, BA Equivalent Loans and L/Cs, and each Lender shall also maintain records relating to Banker’s Acceptances that it has accepted and BA Equivalent Loans that it has made and the Issuing Bank shall maintain records relating to the L/Cs it has issued.  The records maintained by the Agent shall constitute, in the absence of manifest error, prima facie evidence of the Obligations and all details relating thereto.  The failure of the Agent or any Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay the Obligations in accordance with this Agreement.  The Agent shall, upon the reasonable request of a Lender or the Borrower, provide any information contained in its records of Advances to such Lender or the Borrower and the Agent, each Lender and the Borrower shall cooperate in providing all information reasonably required to keep all accounts accurate and up-to-date.

6.3                               Conversions

Subject to the other terms of this Agreement, the Borrower may from time to time convert all or any part of the outstanding amount of any Advance into another form of Advance permitted hereunder.

6.4                               Notice of Advances and Payments

(1)                                 The Borrower shall give the Agent (or the Issuing Bank, in the case of a request for an L/C) irrevocable written notice, in the form of Schedule A, of any request for any Advance to it under the Credit Facility.  The Borrower shall also give the Agent irrevocable written notice in the same form of any payment by it (whether resulting from a repayment, prepayment, rollover or conversion), of any Advance under the Credit Facility and each such payment shall be for an amount no less than $100,000, or the aggregate amount of the Advances outstanding, whichever is less.

(2)                                 Notice shall be given in respect of an Advance by way of L/C at such time prior to the date of any Advance by way of L/C as the Issuing Bank may reasonably require (but not less than three Business Days) so that it has sufficient time to review the proposed form of L/C, notice in respect of any acceptance of Banker’s Acceptances or payment thereof shall be given two Business Days before such Advance or payment, and notice in respect of any Prime Rate Advance or payment thereof shall be given one Business Day before such Advance or payment.  Any permanent reduction of the Credit Facility shall only be effective on three Business Days notice as required by Section 6.5.

(3)                                 Notices shall be given no later than 1:00 p.m. (Toronto time) on the date for notice.  Payments (other than those being made solely from the proceeds of rollovers and conversions) must be made prior to 1:00 p.m. (Toronto time) on the date for payment.  If a notice or payment is not given or made by those times, it shall be deemed to have been given or made on the next Business Day, unless all Lenders affected by the late notice or payment agree, in their sole discretion, to accept a notice or payment at a later time as being effective on the date it is given or made.

(4)                                 Without limiting Section 9 of the Provisions, the Borrower shall indemnify the Agent and the Lenders for all costs that they incur if the Borrower gives notice requesting an Advance or notice of a payment and subsequently fails to complete the Advance or make the payment or the conditions of the Advance are not satisfied before the time specified in Section 6.7(c) on the proposed Drawdown Date.

6.5                               Prepayments and Reductions

(1)                                 Subject to giving notice required by Section 6.4, the Borrower may from time to time repay Advances outstanding under the Credit Facility without premium or penalty, except that Banker’s Acceptances and BA Equivalent Loans may not be paid prior to their respective maturity dates, but may be cash collateralized.

(2)                                 The Borrower may from time to time, by giving not less than three Business Days express written notice to the Agent, irrevocably notify the Agent of the cancellation of the Credit Facility or of the permanent reduction of the committed amount of the Credit Facility by an amount which shall be a minimum of $1,000,000 and a whole multiple of $100,000. The Borrower shall have no right to any increase in the committed amount of the Credit Facility thereafter.

6.6                               Prime Rate Advances

(1)                                 Upon timely fulfilment of all applicable conditions as set forth in this Agreement, the Agent, in accordance with the procedures set forth in Section 6.7, will make the requested amount of a Prime Rate Advance available to the Borrower on the Drawdown Date requested by the Borrower by crediting the Designated Account with such amount.  Each Prime Rate Advance shall be in an aggregate minimum amount of $1,000,000 and in a whole multiple of $500,000.  Notwithstanding the foregoing, if the aggregate minimum amount of any such Advance would cause the Borrower to exceed the maximum amount of the Credit Facility, the Borrower shall be permitted to request an aggregate amount for such an Advance that is equal to the difference between the maximum amount of the Credit Facility and the aggregate amount of all Advances outstanding under the Credit Facility at the time of such request.  The Borrower shall pay interest to the Agent for the account of the Lenders at the Branch of Account on any such Advances outstanding from time to time hereunder at the applicable rate of interest specified in Section 3.2.

(2)                                 Interest on Prime Rate Advances shall be calculated and payable monthly on each Interest Payment Date.  All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of Advance or the previous date on which interest was payable, as the case may be, to but excluding the date on which the interest is payable, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand.

(3)                                 Interest calculated with reference to the Prime Rate shall be calculated on the basis of a calendar year. Each rate of interest which is calculated with reference to a period (the “deemed interest period”) that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.  Interest shall be calculated using the nominal rate of calculation, and will not be calculated using the effective rate method of calculation or any other basis that gives effect to the principle of deemed reinvestment of interest.

6.7                               Co-ordination of Prime Rate Advances

Each Lender shall advance its Applicable Percentage of Prime Rate Advance in accordance with the following provisions:

(a)                                 the Agent shall advise each Lender of its receipt of a notice from the Borrower pursuant to Section 6.4 on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender’s Applicable Percentage of any Advance requested by the notice;

(b)                                 each Lender shall deliver its Applicable Percentage of the Advance to the Agent no later than 11:00 a.m. (Toronto time) on the Drawdown Date; and

(c)                                  unless a Lender notifies the Agent that a condition precedent to an Advance specified in this Agreement has not been met, the Agent shall advance to the

Borrower the amount delivered by each Lender by crediting the Designated Account prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

6.8                               Execution of Banker’s Acceptances

(1)                                 To facilitate the acceptance of Banker’s Acceptances hereunder, the Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by the Lender, an appropriate number of orders in the form prescribed by that Lender.

(2)                                 Each Lender may, at its option, execute any order in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Lenders are hereby authorized to accept or pay, as the case may be, any order of the Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Lender.  Any such order or Banker’s Acceptance shall be as valid as if he or she were an authorized officer at the date of issue of the order or Banker’s Acceptance.

(3)                                 Any order or Banker’s Acceptance signed by a Lender as attorney for the Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Lender, may be dealt with by the Agent or any Lender to all intents and purposes and shall bind the Borrower as if duly signed and issued by the Borrower.

(4)                                 The receipt by the Agent of a request for an Advance by way of Banker’s Acceptances shall be each Lender’s sufficient authority to execute, and each Lender shall, subject to the terms and conditions of this Agreement, execute orders in accordance with such request and the advice of the Agent given pursuant to Section 6.11, and the orders so executed shall thereupon be deemed to have been presented for acceptance.

6.9                               Sale of Banker’s Acceptances

(1)                                 It shall be the responsibility of each Lender to arrange, in accordance with normal market practice, for the sale on each Drawdown Date of the Banker’s Acceptances to be accepted by that Lender, failing which the Lender shall purchase its Banker’s Acceptances.

(2)                                 In accordance with the procedures set forth in Section 6.11, the Agent will make the net proceeds of the requested Advance by way of Banker’s Acceptances received by it from the Lenders available to the Borrower on the Drawdown Date by crediting the Designated Account with such amount.

(3)                                 Notwithstanding the foregoing, if in the determination of the Required Lenders acting reasonably a market for Banker’s Acceptances does not exist at any time, or the Lenders cannot for other reasons, after reasonable efforts, readily sell Banker’s Acceptances or perform their other obligations under this Agreement with respect to Banker’s Acceptances, then upon at least one Business Day’s written notice by the Agent to the Borrower, the Borrower’s right to request Advances by way of Banker’s Acceptances shall be and remain suspended until the Agent notifies the Borrower that any condition causing such determination no longer exists (and the Agent shall be obligated to so notify the Borrower promptly following such occurrence).

6.10                        Size and Maturity of Banker’s Acceptances and Rollovers

Each Advance of Banker’s Acceptances shall be in a minimum amount of $2,000,000 and in a whole multiple of $100,000 and the maximum number of different maturity dates for Banker’s Acceptances outstanding at any time shall not exceed 10.  Each Banker’s Acceptance shall have a term of 1, 2, 3, 6, 9, or 12 months (subject to availability) after the date of acceptance of the order by a Lender (or such other period as may be consented to by the Agent from time to time), but no Banker’s Acceptance may mature on a date which is not a Business Day or after the Maturity Date.  Subject to terms and conditions of this Agreement, the face amount at maturity of a Banker’s Acceptance may be renewed as a Banker’s Acceptance (by repayment and reissue) or converted (by repayment) into another form of Advance.

6.11                        Co-ordination of BA Advances

Each Lender shall advance its Applicable Percentage of each Advance by way of Banker’s Acceptances in accordance with the provisions set forth below.

(1)                                 The Agent, promptly following receipt of a notice from the Borrower pursuant to Section 6.4 requesting an Advance by way of Banker’s Acceptances, shall advise each Lender of the aggregate face amount and term(s) of the Banker’s Acceptances to be accepted by it, which term(s) shall be identical for all Lenders.  The aggregate face amount of Banker’s Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Banker’s Acceptance would not be $1,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of $1,000.

(2)                                 Each Lender shall transfer to the Agent at the Branch of Account for value no later than 11:00 a.m. (Toronto time) on each Drawdown Date immediately available Cdn. Dollars in an aggregate amount equal to the BA Discount Proceeds of all Banker’s Acceptances accepted and sold or purchased by the Lender on such Drawdown Date net of the applicable Banker’s Acceptance Fee and net of the amount required to pay any of its previously accepted Banker’s Acceptances that are maturing on the Drawdown Date or any of its other Advances that are being converted to Banker’s Acceptances on the Drawdown Date.

(3)                                 Unless a Lender notifies the Agent that a condition precedent to an Advance specified in this Agreement has not been met, the Agent shall advance to the Borrower the amount delivered by each Lender by crediting the Designated Account prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

(4)                                 Notwithstanding any other provision hereof, for the purpose of determining the amount to be transferred by a Lender to the Agent for the account of the Borrower in respect of the sale of any Banker’s Acceptance accepted by such Lender and sold or purchased by it, the proceeds of sale thereof shall be deemed to be an amount equal to the BA Discount Proceeds calculated with respect thereto.  Accordingly, in respect of any particular Banker’s Acceptance accepted by it, a Lender in addition to its entitlement to retain the applicable Banker’s Acceptance Fee for its own account (a) shall be entitled to retain for its own account the amount, if any, by which the actual proceeds of sale thereof exceed the BA Discount Proceeds calculated with respect thereto; and (b) shall be required to pay out of its own funds the amount, if any, by which the actual proceeds of sale thereof are less than the BA Discount Proceeds calculated with respect thereto.

(5)                                 Whenever the Borrower requests an Advance that includes Banker’s Acceptances, each Lender that is not permitted by Applicable Law or by customary market practice to accept a Banker’s Acceptance (a “Non BA Lender”) shall, in lieu of accepting its pro rata amount of such Banker’s Acceptances, make available to the Borrower on the Drawdown Date a non-interest bearing loan (a “BA Equivalent Loan”) in Canadian Dollars in an amount equal to the BA Discount Proceeds of its pro rata amount of the Banker’s Acceptances that the Non BA Lender would have been required to accept on the Drawdown Date if it were able to accept Banker’s Acceptances.  The BA Discount Proceeds shall be calculated based on the BA Discount Rate applicable to a Lender named on Schedule I to the Bank Act (Canada) plus 0.10% per annum.  Each Non BA Lender shall also be entitled to deduct from the BA Equivalent Loan an amount equal to the Banker’s Acceptance Fee that would have been applicable had it been able to accept Banker’s Acceptances.  The BA Equivalent Loan shall have a term equal to the term of the Banker’s Acceptances that the Non BA Lender would otherwise have accepted and the Borrower shall, at the end of that term, be obligated to pay the Non BA Lender an amount equal to the aggregate face amount of the Banker’s Acceptances that it would otherwise have accepted.  All provisions of this Agreement applicable to Banker’s Acceptances and Lenders that accept Banker’s Acceptances shall apply mutatis mutandis to BA Equivalent Loans and Non BA Lenders and, without limiting the foregoing, Advances shall include BA Equivalent Loans.

6.12                        Payment of Banker’s Acceptances

(1)                                 The Borrower shall provide for the payment to the Agent at the Branch of Account for the account of the applicable Lenders of the full face amount of each Banker’s Acceptance accepted for its account on the earlier of (a) the date of maturity of a Banker’s Acceptance; and (b) the date on which any Obligations become due and payable pursuant to Section 9.2.  The Lenders shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances, compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section.  Interest shall be calculated from and including the date of maturity of each such Banker’s Acceptance up to but excluding the date such payment, and all interest thereon, is provided for by the Borrower, both before and after demand, default and judgment.

(2)                                 If the Borrower provides cash in response to any Obligations becoming due and payable under Section 9.2, it shall be entitled to receive interest on the cash provided in accordance with Section 11.10 as long as the cash is held as Collateral.

6.13                        Deemed Advance — Banker’s Acceptances

Except for amounts which are paid from the proceeds of a rollover of a Banker’s Acceptance or for which payment has otherwise been funded by the Borrower, any amount which a Lender pays to any third party on or after the date of maturity of a Banker’s Acceptance in satisfaction thereof or which is owing to the Lender in respect of such a Banker’s Acceptance on or after the date of maturity of such a Banker’s Acceptance, shall be deemed to be a Prime Rate Advance to the Borrower under this Agreement.  Each Lender shall forthwith give notice of the making of such a Prime Rate Advance to the Borrower and the Agent (which shall promptly give similar notice to the other Lenders).  Interest shall be payable on such Prime Rate Advances in accordance with the terms applicable to Prime Rate Advances.

6.14                        Waiver

The Borrower shall not claim from a Lender any days of grace for the payment at maturity of any Banker’s Acceptances presented and accepted by the Lender pursuant to this Agreement.  The Borrower waives any defence to payment which might otherwise exist if for any reason a Banker’s Acceptance shall be held by a Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Banker’s Acceptance that is at any time held by a Lender in its own right.

6.15                        Degree of Care

Any executed orders to be used as Banker’s Acceptances shall be held in safekeeping with the same degree of care as if they were the Lender’s own property, and shall be kept at the place at which such orders are ordinarily held by such Lender.

6.16                        Obligations Absolute

The obligations of the Borrower with respect to Banker’s Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

(a)                                 any lack of validity or enforceability of any order accepted by a Lender as a Banker’s Acceptance; or

(b)                                 the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Banker’s Acceptance, a Lender or any other Person, whether in connection with this Agreement or otherwise.

6.17                        Shortfall on Drawdowns, Rollovers and Conversions

The Borrower agrees that:

(a)                                 the difference between the amount of an Advance requested by the Borrower by way of Banker’s Acceptances and the actual proceeds of the Banker’s Acceptances;

(b)                                 the difference between the actual proceeds of a Banker’s Acceptance and the amount required to pay a maturing Banker’s Acceptance, if a Banker’s Acceptance is being rolled over; and

(c)                                  the difference between the actual proceeds of a Banker’s Acceptance and the amount required to repay any Advance which is being converted to a Banker’s Acceptance;

shall be funded and paid by the Borrower from its own resources, by 11:00 a.m. (Toronto time) on the day of the Advance or may be advanced as a Prime Rate Advance under the Credit Facility if the Borrower is otherwise entitled to an Advance under the Credit Facility.

6.18                        Issuance and Maturity of L/Cs

(1)                                 All L/Cs shall be issued by the Issuing Bank in accordance with its customary practice, in form and substance satisfactory to the Issuing Bank, and the Borrower shall execute all such indemnity and/or reimbursement agreements in connection therewith as the Issuing Bank customarily requires, in form and substance satisfactory to the Issuing Bank.

(2)                                 A request for an Advance by way of L/C shall be made by the Borrower in accordance with Section 6.4.  A request shall include the details of the L/C to be issued.  The Issuing Bank shall promptly notify the Borrower of any comment concerning the form of the L/C requested by the Borrower and shall, if the Borrower is otherwise entitled to an Advance, issue the L/C to the Borrower at the Branch of Account on the Drawdown Date or as soon thereafter as the Issuing Bank is satisfied with the form of L/C to be issued.

(3)                                 Each L/C issued under this Agreement shall have a term which is not more than one year after its issuance date or renewal date, provided however, that in respect of any L/C that has a maturity date that extends beyond the Maturity Date, the Borrower shall post Collateral with the Issuing Bank on or prior to the issuance or renewal of the applicable L/C equal to the full face amount of the outstanding L/C.  An L/C may be renewed by the Borrower subject to complying with the terms of this Agreement applicable to an Advance by way of L/C.

6.19                        Payment of L/C Commissions and Fronting Fees

(1)                                 Payment of L/C commissions shall be made to the Agent.  L/C commissions shall be calculated at the rate specified in Section 3.2 on the face amount of each L/C for the duration of its term on the basis of the actual number of days to elapse from and including the date of issuance or renewal by the Issuing Bank to but not including the expiry date of the L/C.  L/C commissions shall be calculated on the basis of a 365- or 366-day year, as the case may be.  L/C commissions shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower, or if earlier, the earlier of (i) the expiry date of the L/C, (ii) the date on which the Issuing Bank makes a payment to the beneficiary of the L/C, (iii) the date on which any Obligations become due and payable pursuant to Section 9.2, and (iv) the Maturity Date.

(2)                                 Payment of Fronting Fees shall be made to the Issuing Bank at the branch where an applicable L/C is issued.  The Fronting Fee in relation to any L/C shall be calculated on the basis of the actual number of days to elapse from and including the date of issuance or renewal, as applicable, of the L/C to but excluding its expiry date calculated on the basis of a year of 365 or 366 days, as applicable, and shall be paid to the Issuing Bank on the date of issuance or renewal of such L/C and shall be non-refundable in whole or in part.

6.20                        Payment of L/Cs and Participation by Lenders in L/Cs

(1)                                 Each Lender shall be deemed to have purchased, without recourse, a participation from the Issuing Bank in each L/C issued by the Issuing Bank, in each case in an amount equal to such Lender’s Applicable Percentage of each such L/C.  Without limiting the scope and nature of each Lender’s participation in each L/C issued by the Issuing Bank, to the extent that the Issuing Bank has not been reimbursed by the Borrower for any amount required to be disbursed by the Issuing Bank under or in connection with an L/C, each Lender shall pay to the Issuing Bank its Applicable Percentage of such unreimbursed amount.  In the event that the Issuing Bank is required to disburse an amount under an L/C, the Issuing Bank shall notify the Agent who shall in turn, as soon as possible, notify the Lenders and each Lender shall forthwith deliver its Applicable Percentage of the amount of the payment by the Issuing Bank to the Agent who will forthwith deliver all such amounts received from the Lenders to the Issuing Bank.  The obligation of each Lender to so reimburse the Issuing Bank shall be absolute and unconditional as a primary obligor and not as a surety and shall not be affected by the occurrence of a Default, an order or judgment restricting payment by the Issuing Bank in accordance with the L/C or extending the Issuing Bank’s liability under an L/C beyond the expiration date stated therein or any other occurrence or event of any nature or kind.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for all amounts arising under or in connection with any L/C, together with interest as provided for in this Agreement.  Each Lender that has reimbursed the Issuing Bank pursuant to this Section for its Applicable Percentage of any payment made by the Issuing Bank under an L/C shall thereupon acquire a participation, to the extent of such reimbursement, in the claim of the Issuing Bank against the Borrower in respect of amounts owing under or in connection with such L/C.  In the event that a Lender fails to reimburse the Issuing Bank under the terms provided in this Section, the Issuing Bank shall also be entitled to recover from such Lender interest on such amount, from and including the date on which such Lender was required to provide payment to but excluding the date such payment is provided for by such Lender at the rate of interest per annum which would otherwise be applicable at such time to Prime Rate Advances, compounded monthly, both before and after demand, default and judgment.

(2)                                 The Borrower shall provide for the payment to the Issuing Bank (or provide Collateral, in the case of clauses (b) and (c)), of the full face amount of each L/C (or the amount actually paid in the case of a partial payment) on the earlier of (a) the date on which the Issuing Bank makes a payment to the beneficiary of an L/C; (b) the date on which any Obligations become due and payable pursuant to Section 9.2; and (c) the Maturity Date.  The Issuing Bank shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances, compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section.  Interest shall be calculated from and including the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, up to but excluding the date such payment, and all interest thereon, is provided for by the Borrower, both before and after demand, default and judgment.

(3)                                 The obligation of the Borrower to reimburse the Issuing Bank, for a payment to a beneficiary of an L/C shall be absolute and unconditional (without prejudice to the Borrower’s right, after reimbursing the Issuing Bank, to claim damages from the Issuing Bank for matters arising from the Issuing Bank’s wilful misconduct or gross negligence), and shall not be reduced or limited by any demand or other request for payment of an L/C (a “Demand”) paid or acted upon in good faith and in conformity with laws, regulations or customs applicable thereto being invalid, insufficient, fraudulent or forged, nor shall the Borrower’s obligation be subject to any defence or be affected by any right of set-off, counter-claim or recoupment which the Borrower may now or hereafter have against the beneficiary, the Agent, the Issuing Bank, any other Lender or any other person for any reason whatsoever, including the fact that the Issuing Bank paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from the Borrower to the Agent or the Issuing Bank or the occurrence of any event including, but not limited to, the commencement of legal proceedings to prohibit payment by the Issuing Bank of a Demand.  Any action, inaction or omission taken or suffered by the Agent or the Issuing Bank under or in connection with an L/C or any Demand, if in good faith and in conformity with laws, regulations or customs applicable thereto shall be binding on the Borrower and shall not place the Agent or the Issuing Bank under any resulting liability to the Borrower.  Without limiting the generality of the foregoing, the Issuing Bank may receive, accept, or pay as complying with the terms of the L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other person or entity acting as the representative or in place of, the beneficiary.

(4)                                 If the Borrower provides cash in response to any Obligations becoming due and payable under Section 9.2, it shall be entitled to receive interest on the cash provided in accordance with Section 11.10 as long as the cash is held as Collateral.

(5)                                 If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then either the applicable Issuing Bank or the Required Lenders may, at their option, require the Borrower or any applicable Subsidiary of the Borrower to deposit cash or Cash Equivalents in a Cash Collateral Account in an amount equal to 103% of the L/C Exposure as of such date or to furnish other security acceptable to the Agent and the applicable Issuing Bank. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the applicable Issuing Bank for the amount of any drawings honoured under Letters of Credit issued by it; provided, however, that if on the Termination Date, no Event of Default is then continuing, the Agent shall return all of such collateral relating to such deposit to the Borrower or such Subsidiary of the Borrower if requested by it.

6.21                        Deemed Advance — L/Cs

Except for amounts which have been funded by the Borrower, any amount which the Issuing Bank pays to any third party in respect of an L/C in satisfaction or partial satisfaction thereof shall also be deemed to be a Prime Rate Advance under the Credit Facility.  Interest shall be payable on such Advances in accordance with the terms applicable to such Advances.

6.22                        Failure of Lender to Fund

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 the Agent shall forthwith give notice to the Borrower and the other Lenders and give notice to the other Lenders that any Lender may make available to the Agent all or any portion of the Defaulting Lender’s Applicable Percentage of any requested Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place of the Defaulting Lender.  If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the “Contributing Lenders” and individually called the “Contributing Lender”) are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Applicable Percentage of such Advance based on the Contributing Lenders’ relative commitments to advance in such circumstances.  If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate applicable to such Advance from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the Borrower.  The failure of any Lender to make available to the Agent its Applicable Percentage of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Agent its Applicable Percentage of any Advance as required herein;

(b)                                 the Facility Fees pursuant to Section 3.2 shall cease to accrue on the unfunded Commitment of such Defaulting Lender;

(c)                                  the Commitment of such Defaulting Lender and its Advances and L/C Exposure, shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.2(2) or 10.2(3)), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender; and provided further, that no waiver, amendment or modification of this Agreement shall increase or extend the Commitment of any Defaulting Lender or decrease the interest rate or fees payable to any Defaulting Lender without the consent of such Defaulting Lender.

(d)                                 if any L/C Exposure exists at the time a Lender is a Defaulting Lender then:

(i)                                     if no Default then exists, all or any part of the L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Advances plus such Defaulting Lender’s L/C Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and each such Lender’s Commitment is not exceeded;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially be effected, the Borrower shall within one Business Day following notice by the Agent cash collateralize for the benefit of the Issuing Bank only its obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 6.20(5) for so long as such L/C Exposure is outstanding;

(iii)                               if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 6.21 with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;

(iv)                              if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the Facility Fees and L/C Commissions payable to the Lenders pursuant to Section 3.2 and Section 6.21 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)                                 if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting

Lender’s Commitment that was utilized by such L/C Exposure) and L/C Commissions payable under Section 6.21 with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Bank until such L/C Exposure is reallocated and/or cash collateralized; and

(e)                                  So long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with clause (d) above (and such Defaulting Lender shall not participate therein).

If (i) a Defaulting Lender Insolvency Event with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, extend, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that the Agent, the Borrower and the Issuing Bank each reasonably determines that a Defaulting Lender has adequately remedied all matters that cause such Lender to be a Defaulting Lender, then the L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Advances of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

6.23                        Payments by the Borrower

(1)                                 Except as otherwise provided herein, all payments made by or on behalf of the Borrower pursuant to this Agreement shall be made to and received by the Agent and shall be distributed by the Agent to the Lenders as soon as possible upon receipt by the Agent.  Except as required to make payments in respect of the Other Secured Obligations or as otherwise provided in this Agreement (including but not limited to Sections 6.22 and 6.24), the Agent shall distribute:

(a)                                 payments of interest in accordance with each Lender’s Applicable Percentage of the Credit Facility;

(b)                                 payments of Facility Fees in accordance with each Lender’s Applicable Percentage of the Credit Facility;

(c)                                  repayments of principal in accordance with each Lender’s Applicable Percentage of the Credit Facility, provided however that the Agent may adjust a Lender’s allocation to the closest multiple of $1,000; and

(d)                                 all other payments received by the Agent including amounts received upon the realization of Security in accordance with each Lender’s Applicable Percentage of the Credit Facility provided, however, that with respect to proceeds of realization, no Lender shall receive an amount in excess of the amounts owing to it in respect of the Obligations.

(2)                                 All payments made by or on behalf of the Borrower pursuant to this Agreement with respect to any L/C shall be made to and received by the Agent.  Subject to Sections 6.22 and 6.24, the Agent shall distribute all payments received by it with respect to any L/C as follows:

(a)                                 if the amount received by the Agent is an amount reimbursing the Issuing Bank for amounts paid by the Issuing Bank, payment shall be made to the Issuing Bank, to the extent that the Issuing Bank has not been previously reimbursed by the Borrower or the Lenders or otherwise as provided for herein, and to the extent that the Issuing Bank has been previously reimbursed by the Lenders, to such Lenders in accordance with each Lender’s Applicable Percentage of the Credit Facility;

(b)                                 if the amount received by the Agent is an amount in respect of an L/C Commission or the Fronting Fee:

(i)                                     payment shall be made firstly to the Issuing Bank of an amount in respect of the Fronting Fee to the extent not already received, and

(ii)                                  payment shall be made thereafter to each Lender of its Applicable Percentage of the amount of the L/C Commission received.

(3)                                 If the Agent does not distribute a Lender’s share of a payment made by the Borrower to that Lender for value on the day that payment is made or deemed to have been made to the Agent, the Agent shall pay to the Lender on demand an amount equal to the product of (i) the Interbank Reference Rate per annum multiplied by (ii) the Lender’s share of the amount received by the Agent from the Borrower and not so distributed, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Lender and the denominator of which is the number of days in the calendar year in which the same is to be ascertained.

6.24                        Payments by Agent

For greater certainty, the following provisions shall apply to any and all payments made by the Agent to the Lenders hereunder:

(1)                                 the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the Borrower;

(2)                                 if the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by the Borrower under this Agreement, the Agent shall have no obligation to remit to each Lender any amount other than such Lender’s Applicable Percentage of that amount which is the amount actually received by the Agent;

(3)                                 if any Lender advances more or less than its Applicable Percentage of the Credit Facility, such Lender’s entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;

(4)                                 if a Lender’s Applicable Percentage of an Advance has been advanced, or a Lender’s Commitment has been outstanding, for less than the full period to which any payment (other than a payment of principal) by the Borrower relates, such Lender’s entitlement to such payment shall be reduced in proportion to the length of time such Lender’s Applicable Percentage of the Credit Facility or such Lender’s Commitment, as the case may be, has actually been outstanding;

(5)                                 the Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall, in the absence of manifest error, be binding and conclusive; and

(6)                                 upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein.

6.25                        Prohibited Rates of Interest

It is the intention of the parties to comply with applicable usury laws now or hereafter enacted.  Accordingly, notwithstanding any other provisions of this Agreement or any other Loan Document, in no event shall any Loan Document require the payment or permit the collection of interest or other amounts in an amount or at a rate in excess of the amount or rate that is permitted by-law or in an amount or at a rate that would result in the receipt by the Lenders or the Agent of interest at a criminal rate, as the terms “interest” and “criminal rate” are defined under the Criminal Code (Canada).  Where more than one such law is applicable to any Obligor, such Obligor shall not be obliged to make payment in an amount or at a rate higher than the lowest amount or rate permitted by such laws.  If from any circumstances whatever, fulfilment of any provision of any Loan Document shall involve transcending the limit of validity prescribed by Applicable Law for the collection or charging of interest, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Agent or the Lenders shall ever receive anything of value as interest or deemed interest under any Loan Document in an amount that would exceed the highest lawful rate of interest permitted by Applicable Law, such amount that would be excessive interest shall be applied to the reduction of the principal amount of the Credit Facility, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Credit Facility, the amount exceeding the unpaid balance shall be refunded to the Borrower.  In determining whether or not the interest paid or payable under any specified contingency exceeds the highest lawful rate, the Obligors, the Agent and the Lenders shall, to the maximum extent permitted by Applicable Law (a) characterize any non-principal payment as an expense, fee or premium rather than as interest;

(b) exclude voluntary prepayments and the effects thereof; (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by Applicable Law; or (d) allocate interest between portions of such indebtedness to the end that no such portion shall bear interest at a rate greater than that permitted by Applicable Law.  For the purposes of the application of the Criminal Code (Canada), the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles and in the event of any dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purpose of such determination.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

7.1                               Representations and Warranties

Each of the Obligors represents and warrants to the Lenders as follows, in each case with respect to itself:

(1)                                 Corporate Matters

(a)                                 It is a duly incorporated, amalgamated or continued and validly existing corporation and has the corporate power and authority to enter into and perform its obligations under any Loan Document to which it is a party, to own or lease its Property and to carry on its business as presently conducted.

(b)                                 It is qualified to carry on business in all jurisdictions in which the Property owned or leased by it or the nature of the activities carried on by it makes such qualification necessary, except to the extent that the non-qualification does not and could not reasonably be expected to have a Material Adverse Effect.

(c)                                  It has all Permits required to own its Property and to carry on the business in which it is engaged and all such Permits are in good standing, except to the extent that the absence of Permits or lack of good standing of Permits does not and could not reasonably be expected to have a Material Adverse Effect.

(d)                                 The entering into and the performance by it of the Loan Documents to which it is a party (i) have been duly authorized by all necessary corporate or other action on its part; (ii) do not, did not and will not violate its Constating Documents or any Applicable Law; (iii) do not, did not and will not result in a breach of or constitute (with the giving of notice, the lapse of time or both) a default under or require a consent (which has not been obtained) under (A) any Material Contract to which it is a party or by which it or its Property is bound or (B) any Material Permit to which it is a party or by which it or its Property is bound; and (iv) do not, did not and will not result in the creation of any Encumbrance on any of its Property, other than pursuant to the Security and will not require it to create any Encumbrance on any of its Property other than pursuant to the Security and do not and did not result in the forfeiture of any of its Property.

(e)                                  It is not in violation of any term of its Constating Documents and is not in violation of any Applicable Law, Permit or Contract, the violation of which has or could reasonably be expected to have a Material Adverse Effect.

(2)                                 Loan Documents, etc.

(a)                                 The Loan Documents to which it is a party have been duly executed and delivered by it (or on its behalf) and constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights generally and to the fact that equitable remedies, including specific performance and injunctive relief, are discretionary and may not be ordered in respect of certain defaults.

(b)                                 No Default has occurred and is continuing.

(c)                                  No authorization or approval or other action by, and no notice to or registration, filing or recording with, and no payment of stamp tax or similar tax to, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the due execution, delivery or performance by any Loan Party of any Loan Document to which it is a party or to ensure the legality, validity, enforceability or admissibility in evidence of the Loan Documents.

(3)                                 Litigation, Financial Statements and Other Matters

(a)                                 As of the Closing Date, there are no actions, suits, arbitration or administrative proceedings by or before any Governmental Authority or arbitrator outstanding or, to their knowledge after having made reasonable inquiry, pending or threatened, against it which, if determined adversely, in any such case, have or could reasonably be expected to have a Material Adverse Effect.

(b)                                 The historical consolidated financial statements (for greater certainty, excluding projections) of the Borrower which have been furnished to the Agent and the Lenders, or any of them, in connection with this Agreement are complete and fairly present in all material respects the financial position of the Borrower on a consolidated basis as of the dates and for the periods referred to therein and have been prepared in accordance with GAAP except that, in the case of quarterly financial statements, notes to the statements and normal year-end audit adjustments required by GAAP are not included.

(c)                                  All projections and other forecasts, budgets, pro formas and business plans provided by the Borrower to the Agent and the Lenders, or any of them, under or in connection with this Agreement, were prepared in good faith based on assumptions which, at the time of preparation thereof, were believed to be reasonable and, in the case of the Financial Projections most recently provided, are believed to be reasonable estimates of the prospects of the businesses referred to therein.

(d)                                 As of the Closing Date, it has no material liabilities (contingent or other) or other obligations of the type required to be included in the consolidated financial statements of the Borrower in accordance with GAAP which are not fully included in the audited financial statements of the Borrower for its fiscal year ending 31 December 2011 or the Borrower’s quarterly consolidated financial statements for its fiscal quarter ended 30 June 2012 provided to the Agent and the Lenders, other than liabilities and obligations incurred since the date of such statements in the ordinary course of business, none of which has a Material Adverse Effect.

(e)                                  It has no Debt that is not a Permitted Debt.

(4)                                 Business, Property, Capital Stock and Material Contracts

(a)                                 Schedule F fully and fairly describes, as of the Closing Date, the ownership of all of its issued and outstanding Capital Stock and of Capital Stock that it owns in other Obligors, Excluded Subsidiaries and Non-Guarantor Subsidiaries and other Persons whose results are included in the consolidated financial statements of the Borrower, the nature of the business that it carries on, the locations of its head office (and chief executive office, if different) and the jurisdictions in which its freehold (or fee as the case may be) and leasehold real property and other Property (other than goods that are of a type that are normally used in more than one jurisdiction and are equipment or inventory leased or held for lease by the Obligor to others) is located.  Except as set out in Schedule F, as of the Closing Date, it does not have any Subsidiaries, is not a partner in any partnership (general or limited) and is not a co-venturer in any joint venture.

(b)                                 The Pledged Stock issued by it, each Non-Guarantor Subsidiary and FLR LP Inc. is validly issued as fully paid and non-assessable Capital Stock.

(c)                                  The consents of its shareholders or directors or the shareholders or the directors of the Non-Guarantor Subsidiaries, as the case may be, that are delivered at or prior to the time that the Pledged Stock becomes part of the Security are the only consents that are necessary or desirable in connection with the pledges of the Pledged Stock as part of the Security (including the enforcement of the pledges), and will be kept in full force and effect as long as they remain necessary or desirable.

(d)                                 It owns or is licensed or otherwise has the right to use all Material Intellectual Property that is necessary for the operation of its business, to its knowledge, without conflict with the rights of any other Person or other than for such conflicts as could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, except for registered business names and as set out in Schedule G, none of the Obligors has any Material Intellectual Property.

(e)                                  It maintains insurance coverage that satisfies Section 8.1(3) of this Agreement regarding insurance coverage.

(f)                                   It has (i) good title to all personal or moveable Property, and (ii) good and marketable title to all real or immoveable Property or leasehold interests therein owned or leased by it, in each case free and clear from any Encumbrance, other than any Permitted Encumbrances, and as of the Closing Date no Person has any agreement with it or right to acquire an interest in any such Property other than any Account Debtor Options.

(g)                                  No event or circumstance has occurred since the date of the last consolidated financial statements of the Borrower delivered to the Agent pursuant to Section 8.2(1) which has, or could reasonably be expected to have, a Material Adverse Effect.

(h)                                 The complete and accurate organization structure of the Loan Parties, Non-Guarantor Subsidiaries and Excluded Subsidiaries as of the Closing Date is set forth on Schedule H.

(i)                                     As of the Closing Date, Schedule L annexed hereto fully and accurately describes:

(i)                                   in Part I thereof all loans, advances and investments of any kind made by any Obligor to or in another Related Party (which is not an Obligor) and all debts, liabilities and obligations of any kind owing or remaining unpaid by any Obligor to another Related Party (which is not an Obligor) in respect of loans, advances or other investments made;

(ii)                                in Part II thereof all Related Party Debt not included in (i); and

(iii)                             in Part III thereof all other material Contracts, transactions or arrangements between or among an Obligor and any other Affiliate, Related Party or other Person with whom such Obligor does not deal at arm’s length within the meaning of the Income Tax Act (Canada) (other than another Obligor).

(j)                                    As of the Closing Date, it is not a party to or bound by or subject to any Material Contract except as disclosed in Schedule I.

(k)                                 As of the Closing Date, it is not a party to any Client Self-Funded Leases other than the Excluded Self-Funding Transactions listed in Schedule N.

(5)                                 Environmental Matters

Except as disclosed in Schedule M annexed hereto, it and each of the Non-Guarantor Subsidiaries and all of their respective Property and operations are in full compliance in all material respects with all Environmental Laws.

(6)                                 Taxes and Withholdings

(a)                                 It has (i) duly filed on a timely basis all material tax returns, elections and reports required to be filed by it under Applicable Law and has paid, collected and remitted all material Taxes due and payable, collectible or remittable by it under Applicable Law, unless being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside; and (ii) made adequate provision for material Taxes payable by it under Applicable Law for the current period and any previous period for which tax returns are not yet required to be filed and, except as disclosed in writing to the Agent from time to time, there are no actions, proceedings or claims pending or, to its knowledge, threatened, against it in respect of material Taxes (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $500,000 or the equivalent thereof in another currency).

(b)                                 It has (i) withheld from each payment made to any of its past or present employees, officers, directors, trustees, agents and/or beneficiaries, as the case may be, and to any non-resident of the country in which it is resident, the amount of all material Taxes and other deductions required under Applicable Law to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation, unless being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been established and set aside; and (ii) collected and remitted to the appropriate tax authority when required under Applicable Law to do so all material amounts collectible and remittable in respect of goods and services tax and similar provincial Taxes, and has paid all such material amounts payable by it under Applicable Law on account of sales Taxes including goods and services and value-added taxes (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $500,000 or the equivalent thereof in another currency).

(7)                                 Pension and Welfare Plans

(a)                                 During the twelve consecutive month period before the date of this Agreement and before the date of any Advance hereunder (i) no steps have been taken to terminate or wind-up any Pension Plan that is a registered pension plan (wholly or in part), which could reasonably be expected to result in any Obligor making contributions (including special payments) to the Pension Plan in any twelve-month period in excess of 115% of the contributions that were scheduled to be made in the prior twelve consecutive month period; (ii) no failure to remit a contribution in accordance with the terms of any Pension Plan or pension benefits legislation has occurred with respect to any Pension Plan sufficient to give rise to a deemed trust, lien or charge under any pension benefits legislation of any jurisdiction that, individually or in the aggregate would or could reasonably be expected to have a Material Adverse Effect; (iii) no condition exists and no event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Obligor of any fines or penalties in excess of $50,000; and (iv) except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Agent, none of the Obligors has any contingent liability with respect to any post-retirement benefit under a Welfare Plan that, individually or in the aggregate would or could reasonably be expected to have a Material Adverse Effect.

(b)                                 Each Pension Plan is and has been established, registered (where required), funded, invested and administered in compliance with its terms and all Applicable Laws and (i) all contributions or premiums (including employee contributions or premiums made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agent in accordance with all Applicable Laws and the terms of each Pension Plan or Welfare Plan have been made in accordance with all Applicable Laws and the terms of each Pension Plan or Welfare Plan; (ii) there have been no withdrawals, applications, payments or transfers of assets from any Pension Plan or Welfare Plan or the trusts or other funding media relating thereto which have not been made or done in accordance with Applicable Laws; (iii) any contributions required to be made to any Pension Plan that is a registered pension plan as a result of the most recent actuarial report filed with respect to such Pension Plan showing that such Pension Plan was not fully funded on a going concern and solvency basis have, to the extent provided for in the Income Tax Act (Canada) and in accordance with the terms of such Pension Plan and the requirements of Applicable Laws and applicable regulatory authorities, been made, and (iv) to its knowledge, no event has occurred and no condition exists with respect to any Pension Plan that has resulted or could reasonably be expected to result in any Pension Plan having its registration revoked or refused for the purposes of any Applicable Law or being placed under the administration of any relevant pension benefits regulatory authority or any Obligor being required to pay any taxes or penalties under any Applicable Law, except for any action, omission, event or other circumstance contemplated in clauses (i) through (iv) above that, individually or in the aggregate, would not and could not reasonably be expected to have a Material Adverse Effect.

(8)                                 Solvency

The Borrower and its Subsidiaries, taken as a whole, are, and after giving effect to the incurrence of all Debt and obligations being incurred in connection herewith on the date this representation is being made (or deemed to be made) will be, Solvent.

7.2                               Survival of Representations and Warranties

The representations and warranties made in this Agreement shall survive the execution of this Agreement and all other Loan Documents, and unless expressly stated to be made as of a specific date, shall be deemed to be repeated and made as of the date of each Advance (including any deemed Advance) with the same force and effect as if made on and as of each such date. The Lenders shall be deemed to have relied upon such representations and warranties at each such time as a condition of making an Advance hereunder or continuing to extend the Credit Facility hereunder.

ARTICLE 8
COVENANTS

8.1                               Positive Covenants

During the term of this Agreement, each Obligor shall perform the covenants specified below and the Borrower shall cause each other Obligor to perform the covenants specified below:

(1)                                 Payments and Operation of Business

(a)                                 It shall duly and punctually pay and perform its indebtedness, liabilities and obligations hereunder and under the other Loan Documents at the times and places and in the manner required by the terms hereof and thereof, and satisfy its other obligations hereunder and thereunder as required in the ordinary course.

(b)                                 It shall (i) except in connection with a reorganization permitted in Section 8.3(4)(a), maintain its existence as an entity, and (ii) operate and carry on and conduct its business and affairs in a prudent manner and in compliance in all material respects with all Applicable Laws and in accordance with prudent industry practices.

(c)                                  It shall maintain in good standing and shall obtain, as and when required, all Material Permits and Material Contracts, material to the conduct of its business.

(d)                                 In the case of the Borrower, it shall utilize proceeds of Advances solely for the purposes set out in Section 2.3.

(e)                                  Other than for any bank account maintained by an Obligor under the terms of the Master Trust Purchase Agreement or the Trust Purchase Agreement or other similar transactions undertaken by the Borrower from time to time, it shall, to the greatest extent practicable, maintain with the Agent all of its bank accounts through which it conducts all of its financial transactions and shall cause to be executed and delivered in favour of the Agent blocked account/account control agreements with respect to any accounts held at other financial institutions, in form and substance satisfactory to the Agent, acting reasonably.

(f)                                   (i) Having regard to the age and use thereof, it shall maintain and preserve all of its Property (other than any Property subject to a lease at such time) material to the operation of its business in good repair, working order and condition (reasonable wear and tear excepted) consistent with companies of established reputation and comparable size and, from time to time, make all reasonable and proper repairs, renewals, replacements, additions and improvements thereto, and (ii) it shall obtain and maintain in good standing all Material Intellectual Property, in each case, except, where non-compliance with the foregoing could not reasonably be expected to result in a Material Adverse Effect.

(g)                                  It shall keep proper books of record and account, in which full, correct and proper entries shall be made of all financial transactions and its Property and its business in accordance with GAAP consistently applied.

(h)                                 It shall observe and perform its obligations and enforce all of its rights under Section 2.5 of the PHH Intercreditor Agreement.

(2)                                 Inspection

It shall, at all reasonable times and from time to time upon reasonable request made by the Agent and upon reasonable notice, permit representatives of or consultants to the Agent, to inspect any of its Property, examine and report on all insurance maintained by or on behalf of each Obligor and to examine and take extracts from any financial books, accounts and records, including accounts and records stored in computer data banks and computer software systems of any Obligor, and to discuss its financial condition with its senior officers and (in the presence of such of its representatives as it may designate) its auditors, the reasonable expense of all of which shall be paid by the Borrower, provided that (i) the Agent’s exercise of its rights under this Section does not unreasonably interfere with the operations of the Obligors; (ii) the Agent maintains the confidentiality of all information it receives in accordance with usual requirements of banker/customer confidentiality; and (iii) unless an Event of Default has occurred and is continuing, only two (2) such visits shall be permitted in any fiscal year of the Borrower.

(3)                                 Insurance

(a)                                 It shall maintain or cause to be maintained with good and reputable insurers insurance in such amounts and against such risks as are customarily insured against by companies in similar businesses; provided however, that such insurance may contain self-insurance retention and deductible levels consistent with such insurance is usually carried by companies in established reputation and comparable size.

(b)                                 It shall cause policies of insurance referred to above (other than any such policies maintained by lessees) to contain the following provisions all in a form and on terms acceptable to the Lenders, acting reasonably: (i) with respect to the all-risk property and business interruption policies, a standard mortgage clause and other customary endorsements for the benefit of the Agent on behalf of it and the other Secured Parties; (ii) with respect to the liability policies, a severability of interest and cross liability clause and other customary endorsements for the benefit of Lenders; and (iii) a provision that such policies will not be cancelled during the term of the policies without 30 days prior written notice being given to the Agent by the issuers thereof.  It shall also cause the Agent to be named as an additional insured with respect to liability insurance and first loss payee with respect to all other policies of insurance (other than any such policies maintained by lessees), and cause all of the proceeds of insurance under such policies (other than proceeds under liability policies) and, provided no Default has occurred and is continuing, under business interruption insurance and subject to any prior payment required to be made to any holder of a Permitted Encumbrance which has priority over the Security) to be made payable and to be paid to the Agent as its interests may appear.

(c)                                  Whenever reasonably requested in writing by the Agent, it shall cause true and complete copies of the policies of insurance carried pursuant to this Section to be made available to the Agent and the Agent’s insurance consultants for review.

(d)                                 It shall provide the Agent promptly with such other evidence of insurance as the Lenders may from time to time reasonably require and, if an Event of Default shall have occurred and be continuing, shall cooperate with the Agent, if requested by the Agent acting reasonably, in the appointment of an insurance consultant by the Agent on behalf of the Lenders, at the Borrower’s expense, to review and report on all insurance-related matters to the Agent and the Lenders.

(4)                                 Taxes and Withholdings

(a)                                 It shall pay all Taxes required to be paid by it under Applicable Law as they become due and payable under Applicable Law unless they are being contested in good faith by appropriate proceedings and it has set aside adequate reserves for payment of the contested amount.

(b)                                 It shall withhold from each payment made to any of its past or present employees, officers, directors, partners and trustees, and to any non-resident of Canada, the amount of all Taxes and other deductions required under Applicable Law to be withheld therefrom and pay the same to the proper tax or other receiving officers within the time required under any Applicable Law.

(c)                                  It shall collect from all Persons the amount of all Taxes required to be collected from them and remit the same to the proper tax or other receiving officers within the time required under any Applicable Law.

(5)                                 Pension Plans

(a)                                 For each existing Pension Plan of any of the Obligors ensure that such plan retains its registered status as applicable and is administered in a timely manner in all material respects in accordance with the applicable plan provisions, funding agreement, the Income Tax Act (Canada) and all other Applicable Laws except where the failure to do so would not and could not reasonably be expected to have a Material Adverse Effect.

(b)                                 For each Pension Plan hereafter adopted by any of the Obligors which is required to be registered under the Income Tax Act (Canada) or any other Applicable Laws, use their commercially reasonable efforts to seek and receive confirmation in writing from the applicable Governmental Authority to the effect that such plan is unconditionally registered under the Income Tax Act (Canada) and such other Applicable Laws.

(c)                                  For each existing and hereafter adopted Pension Plan of any of the Obligors, in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefore except where the failure to do so would not and could not reasonably be expected to have a Material Adverse Effect.

(d)                                 Deliver to the Agent, if reasonably requested by the Agent, promptly after the filing thereof by such Obligor with any applicable Governmental Authority, copies of each annual and other material return, report or valuation with respect to each Pension Plan of such Obligor.

(6)                                 Other Matters

(a)                                 It shall deliver or cause to be delivered to the Agent for the benefit of the Secured Parties all certificates representing Equity of any Obligor or Subsidiary required to be pledged in favour of the Agent hereunder together with stock transfers or powers of attorney relating to those certificates duly executed by the holder thereof (or if certificates in respect of such Equity are not available, take such other steps to perfect the Security relating to such Equity as the Agent requires).

(b)                                 It will do, observe and perform all of its obligations and all matters and things necessary or expedient and which may be legally done, observed and performed for the purposes of creating and maintaining the Encumbrances intended to result from the Security as valid, effective and perfected first priority Encumbrances (subject only to Permitted Encumbrances) at all times and shall comply with all requirements of Section 4.1(4).

(c)                                  It will use commercially reasonable efforts to obtain all governmental and other third party consents or approvals with respect to any Material Contracts or other Property as determined by the Agent acting reasonably that has been assigned or charged pursuant to the Security that requires the consent or approval of another Person.

(d)                                 It shall use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary Permits relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws.

(e)                                  It shall promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Encumbrance imposed by any Environmental Law.

(f)                                   To the extent that proceeds of any Excluded Self-Funding Transactions are or remain subject to a security interest in favour of a third party under the Excluded Self-Funding Transaction and subject to the following proviso, it shall deposit or cause to be deposited all proceeds from such Excluded Self-Funding Transactions to a separate account with the Agent on or before the second Business Day following the day such proceeds are received by such Obligor. For purposes of this Agreement, proceeds will not be considered “received” if they have been sent in error or, in any event, until the Obligor is provided information reasonably sufficient to identify the payor of the funds in question; provided that this paragraph (f) will only come into effect on the 60th day following the Closing Date.

(g)                                  The Borrower shall cause all Net Cash Proceeds (as defined below)(which for greater certainty, do not include applicable HST and GST) payable by Fleet Leasing Receivables Trust, PHH LP or FLR LP Inc. in connection with any Eligible Lease Receivables Sale to be paid directly to the Borrower (whether through directions provided at the time of such sale or otherwise). Any cash proceeds payable by Fleet Leasing Receivables Trust for Eligible Lease Receivables sold as part of an Eligible Lease Receivables Sale excluding any Deferred Rent (as defined in the Master Trust Purchase Agreement) shall not be less than the aggregate Net Book Value of the Eligible Lease Receivables that are the subject of the Eligible Lease Receivables Sale, less any applicable overcollateralization and any other portion thereof required to be deposited to the Cash Spread Account or Yield Supplement Account (each as defined in the Master Trust Purchase Agreement) or any similar accounts under any future securitizations entered into by the Borrower (“Net Cash Proceeds”). If the Borrower does not receive the Net Cash Proceeds of any Eligible Lease Receivables Sale within one Business Day of such sale, the Borrower shall cause those assets that are the subject of the Eligible Lease Receivables Sale to be immediately reconveyed to the Borrower free and clear of all Encumbrances. Such assets shall again be subject to the Encumbrances of the Security.

(h)                                 If at any time the aggregate outstanding Advances (excluding L/Cs) exceeds the Borrowing Base (as set out in the most recent Borrowing Base Certificate delivered by the Borrower), less (to the extent not already reflected in such Borrowing Base Certificate) the Net Book Value of any Eligible Lease Receivables sold pursuant to an Eligible Lease Receivables Sale, the Borrower shall repay the excess Advances within one Business Day.

8.2                               Reporting and Notice Requirements

During the term of this Agreement, the Obligors shall deliver or cause the delivery of the periodic reports specified below and shall give notices in the circumstances specified below, or cause notices to be given.  All financial statements and other reports shall be in a form satisfactory to the Lenders acting reasonably and all financial statements shall be prepared in accordance with GAAP, unless otherwise expressly provided.

(1)                                 Periodic Financial Reports

(a)                                 The Borrower shall, as soon as practicable and in any event within 60 days of the end of each of its fiscal quarters, cause to be prepared and delivered to the Agent (with sufficient copies for each of the Lenders), its interim unaudited consolidated financial statements as at the end of such quarter together with a comparison to budget and management discussion and analysis.

(b)                                 The Borrower shall, as soon as practicable and in any event within 100 days after the end of each of its fiscal years, prepare and deliver to the Agent (with sufficient copies for each of the Lenders) its consolidated annual financial statements together with the notes thereto, a comparison to budget and management discussion and analysis, which shall be audited by an internationally recognized accounting firm.

(c)                                  The Borrower shall, concurrently with the delivery of its quarterly financial statements and annual financial statements, provide the Agent (with sufficient copies for each of the Lenders) with a Compliance Certificate.

(d)                                 As soon as practicable and in any event within ten (10) Business Days of each calendar month end, other than in the case of each calendar month that is also the end of a fiscal quarter, in which case, within fifteen (15) Business Days following the end of such calendar month, the Borrower shall cause to be prepared and delivered to the Agent a Borrowing Base Certificate (to the extent there are any outstanding Advances other than Letters of Credit), duly certified by the chief executive officer, chief financial officer or treasurer of the Borrower.

(e)                                  The Borrower shall, as soon as practicable and in any event no later than 90 days after the beginning of each fiscal year, cause to be prepared and delivered to the Agent (with sufficient copies for each of the Lenders) an annual budget for each of that and the next following fiscal year setting forth financial projections for the Borrower on a consolidated basis, which shall include a projected income statement, projected balance sheet, projected statement of changes in funds, all broken down quarterly, together with management discussion and analysis and descriptions of key assumptions with respect to forecasts, all in reasonable detail and otherwise in form satisfactory to the Agent and Lenders.

(f)                                   The Borrower shall promptly provide the Agent with copies of all management letters and all other information, reports and certificates reasonably requested by the Lenders from time to time concerning the business, financial condition and Property of the Borrower and its Subsidiaries.

(2)                                 Requirements for Notice

(a)                                 The Borrower shall, promptly upon any executive officer of any Obligor obtaining knowledge of the occurrence of any Default, notify the Agent thereof, and shall from time to time provide the Lenders with all information reasonably requested by any of the Lenders concerning the status thereof.

(b)                                 The Borrower shall promptly notify the Agent on becoming aware of the occurrence of any action, suit, dispute, arbitration, proceeding, labour or industrial dispute or other circumstance affecting any Obligor, the result of which if determined adversely would or could reasonably be expected to have a Material Adverse Effect, and shall from time to time provide the Agent with all reasonable information requested by any of the Lenders concerning the status thereof.

(c)                                  The Borrower shall provide notice to the Agent and copies of all relevant documentation promptly upon becoming aware of (i) the institution of any steps by any Obligor or any applicable regulatory authority to terminate or wind-up any Pension Plan that is a registered pension plan (wholly or in part) which could reasonably be expected to result in such Obligor making contributions (including special payments) to the Pension Plan in any twelve-month period in excess of 115% of the contributions that were scheduled to be made in the prior twelve consecutive month period, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a deemed trust, lien or charge under any pension benefits legislation of any jurisdiction; (iii) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Obligor furnish a bond or other security to such Pension Plan or any applicable regulatory authority; (iv) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by an Obligor of any fines or penalties in excess of $50,000; (v) the occurrence of any breach of any fiduciary obligation with respect to the administration of any Pension Plan, Welfare Plan or any related funding medium; (vi) the occurrence of any event which results or could reasonably be expected to result in any qualification for special tax status for any Pension Plan or Welfare Plan under Applicable Laws being revoked or refused, or (vii) any annual increase in the contingent liability of any Obligor with respect to any post retirement Welfare Plan benefit as at December 31 of a calendar year in excess of 115% of the contingent liability for the preceding December 31, except for any action, omission, event or other circumstance contemplated in clause (i) through (vii) above that, individually or in the aggregate, would not and could not reasonably be expected to have a Material Adverse Effect.

(d)                                 Each Obligor shall promptly notify the Agent of any new Material Contract, Material Permit or Material Intellectual Property.

(e)                                  Each Obligor shall forthwith notify the Agent of any notice received by it from an issuer of an insurance policy that any of its policies is to be amended in a manner that is materially adverse to the Secured Parties or cancelled.

(f)                                   Each Obligor shall promptly notify the Agent of any change in the composition of its board of directors or any change in its auditors which, in the case of a change in its auditors, shall be subject to Section 8.3(4)(e).

8.3                               Negative Covenants

During the term of this Agreement, none of the Obligors shall do any of the things specified in this Section, nor shall the Borrower cause or permit any other Obligor to do any of the things specified in this Section.

(1)                                 Encumbrances and Special Considerations

No Obligor shall:

(a)                                 create, incur or assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its Property, except for Permitted Encumbrances;

(b)                                 do or permit anything to adversely affect the ranking or validity of the Security except by incurring a Permitted Encumbrance;

(c)                                  without the prior written consent of the Required Lenders, cause or permit any amendment or modification to, or waiver of any term of, any of its Constating Documents, which would, or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(d)                                 without prior written consent of the Required Lenders, cause or permit any amendment to, or waiver of, Section 2.5 of the PHH Intercreditor Agreement;

(e)                                  other than between or amongst Obligors, enter into any transaction of any kind with any Affiliate or Related Party, or other Person with whom it does not deal at arm’s length within the meaning of the Income Tax Act (Canada), except on a commercially reasonable basis as if it were dealing with such Person on an arm’s length basis;

(f)                                   cause or permit FLR LP Inc. to (i) carry on any business (other than resulting from its ownership of its interest in PHH LP or the sales or loans referred to below) or own any assets other than its capital or its interest in PHH LP or assets acquired from the Borrower and conveyed to PHH LP in connection with an Eligible Lease Receivables Sale or other sale of assets permitted under Section 8.3(3)(d)(C)(iii) or its rights under any Permitted Intercompany Loan made by it, (ii) create, incur or assume any Debt (other than preferred shares, and, for greater certainty, excluding amounts due for taxes) or (iii) create, incur or assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its Property;

(g)                                  cause or permit PHH LP to create, incur or assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its assets which are the subject of any Eligible Lease Receivables Sale or proceeds thereof, other than for any Encumbrances contemplated by Section 2.4 of the Master Trust Purchase Agreement or Section 2.4 of the Trust Purchase Agreement or any similar Encumbrance so limited in scope under any future securitization entered into by the Borrower, that attaches only upon completion and payment by Fleet Leasing

Receivables Trust of the Net Cash Proceeds of the Eligible Lease Receivables Sale (or any similar transaction under any such other securitizations).

(2)                                 Financial Transactions

No Obligor shall:

(a)                                 create, incur, assume or permit any Debt of any Obligor to remain outstanding, other than Permitted Debt;

(b)                                 make loans or advances to, or investments (other than Acquisitions (which are the subject of Section 8.3(3)(b)) in, any other Person, guarantee, endorse or otherwise become liable for any debts, liabilities or obligations of any other Person, or give other financial assistance of any kind to any other Person, except for (A) the guarantees given as part of the Security, (B) provided that the loan, advance, investment or guarantee is not made while an Event of Default has occurred and is continuing and does not cause or result in the occurrence of an Event of Default, loans, advances or investments made by an Obligor to an Excluded Subsidiary or to Fleet Leasing Receivables Trust in connection with the Borrower’s securitization programs, including servicer advances and investments to permit an Excluded Subsidiary to pay for upfittings to any leased Equipment, (C) provided that the loan, advance, investment or guarantee is not made while a Default has occurred and is continuing and does not cause or result in the occurrence of a Default, (i) loans, advances or investments made by an Obligor to Non-Guarantor Subsidiaries in an aggregate amount for all Obligors not exceeding $5,000,000 at any time, (ii) loans, advances or investments made by an Obligor to or in the Borrower or another Obligor which is a wholly-owned Subsidiary of the Borrower, (iii) loans or advances made by the Borrower to PHH, provided no Advances are or will be outstanding following the making or completion of such loans or advances, with the exception of L/Cs and (iv) the guarantees referred to in clause (d) of the definition of “Permitted Debt”;

(c)                                  enter into or cause to be entered into Swap Transactions other than Currency Agreements or Interest Rate Agreements for bona fide hedging purposes (and not for speculative purposes) which are entered into in accordance with a policy approved by the Borrower’s board of directors;

(d)                                 make any Distribution (including repayment of or on account of Permitted Intercompany Loans) of any nature or kind whatsoever except that provided that the Distribution is not made while a Default has occurred and is continuing and does not cause or result in the occurrence of a Default, (i) an Obligor which is a direct or indirect wholly-owned Subsidiary of the Borrower may make Distributions to the Borrower or another Obligor which is a direct or indirect wholly-owned Subsidiary of the Borrower, (ii)  the Borrower may make Distributions (including payments on account of Permitted Intercompany Loans) to PHH provided no Advances are or will be outstanding following the making or completion of such Distribution, with the exception of L/Cs, (iii) the Borrower may make payments on account of Permitted Intercompany Loans to FLR LP Inc. and PHH LP provided no Advances are or will be outstanding following the making or completion of such payment, with the exception of L/Cs, and (iv) the Borrower may make Permitted Subordinated Interest Payments on Permitted Intercompany Loans; or

(e)                                  pay any management or similar fees to any Person other than to the Borrower or another Obligor.

(3)                                 Business and Property

None of the Obligors shall:

(a)                                 effect any material change in, or carry on any business other than, its current business or other Core Business;

(b)                                 make any Acquisitions except for Permitted Acquisitions;

(c)                                  except (i) as described in Schedule F, (ii) for new Subsidiaries of the Borrower resulting from a Permitted Acquisition which, to the extent required in Section 4.1, provide the guarantees, Security and related documentation pursuant to Section 4.1, and (iii)  pursuant to a merger, amalgamation, consolidation, corporate reorganization or other transaction amongst Obligors permitted in Section 8.3(4)(a), have any Subsidiaries or hold or acquire Equity or other securities of any other Person, nor shall any Obligor become a partner in any partnership (general or limited) or a co-venturer in any joint venture;

(d)                                 permit any sale, lease or other disposition of the whole or any part of its Property or any rights or interest therein (including any sale and lease-back arrangement), except for, (A)(i) leasing of Equipment and other equipment in the ordinary course of business, (ii) sales of used, obsolete or redundant Equipment or other equipment in the ordinary course of business, (iii) sales of returned vehicles and other leased Equipment in the ordinary course of business, (iv) without limiting the foregoing, sales of Equipment to lessees or employees of lessees or employees of an Obligor in the ordinary course of business, (B) provided that no Event of Default has occurred and is continuing or would result therefrom, any Eligible Lease Receivables Sales, (C) provided no Default has occurred and is continuing or would result therefrom, (i) sales, transfers or dispositions between or amongst Obligors, (ii) sale of a business unit or any component unit thereof if the nature of the business conducted by the Obligors on the Closing Date will not materially change, (iii) sales of any leases and related Equipment and any other related Lease Rights (as defined in the Master Trust Purchase Agreement) which are not part of the Borrowing Base at any time to PHH LP up to a maximum amount of $25,000,000 in the aggregate over the term of the Credit Facility, and (D) as may otherwise be approved in writing by the Required Lenders; or

(e)                                  except as may be expressly permitted in Sections 8.3(3)(d) and 8.3(4)(a), cause or permit any Obligor which is a Wholly-Owned Subsidiary to cease to be a Wholly-Owned Subsidiary.

(4)                                 Corporate Matters

No Obligor shall:

(a)                                 consolidate, amalgamate or merge with any other Person, enter into any corporate reorganization, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution of any Obligor, except that an Obligor may (i) consolidate, amalgamate or merge with another Obligor, or (ii) an Obligor which is a Subsidiary of the Borrower may liquidate, wind-up or dissolve itself into the Borrower or another Obligor or, provided in each case that all of its Property is transferred to such Obligor, and provided in all cases that (x) no Default has occurred and is continuing or would result therefrom, (y) in the case of a transaction involving the Borrower, the surviving or resulting entity is not a non-resident of Canada (within the meaning of the Income Tax Act (Canada)), and (z) the Borrower gives the Agent reasonable advance notice of the transaction and promptly takes or causes to be taken whatever steps and delivers or causes to be delivered whatever documents are reasonably required by the Agent to ensure that the rights of the Secured Parties are not adversely affected as a result;

(b)                                 change its name without providing the Agent with prior written notice thereof and promptly taking other steps, if any, as the Agent reasonably request to permit the Agent to perfect the Security with respect to the change in name;

(c)                                  permit its chief executive office or domicile to be located out of the respective jurisdictions specified on Schedule F without providing the Agent with prior written notice thereof and promptly taking other steps, if any, as the Agent reasonably request to permit the Agent to perfect the Security with respect to the change in location;

(d)                                 change its fiscal year-end (being December 31 in each year); or

(e)                                  change its auditors, unless an internationally recognized accounting firm is appointed.

(5)                                 Insurance

(a)                                 Unless otherwise specified in this Section 8.3(5), all proceeds of insurance policies maintained by or on behalf of an Obligor shall be paid to the Agent to be applied by it on account of reduction of the Obligations. To the extent that a Deed of Hypothec provides for the application of insurance proceeds, the Agent shall direct the trustee under the Deed of Hypothec to deal with insurance proceeds in accordance with this Section 8.3(5).

(b)                                 Any third party insured claim, judgment, settlement or money compromise and any insured expenses associated with its defence or investigation associated with the operations of an Obligor payable under commercial or other general liability insurance or directors’ and officers’ liability insurance shall be paid first to any Person entitled to payment of such unpaid insurance claim, judgment, settlement or money compromise and entitled to payment of such unpaid insured expenses and thereafter to the affected Obligor. Proceeds of insurance covering loss of or damage to Property in an aggregate amount of less than Cdn. $1,000,000 per claim may be paid by the insurer directly to the affected Obligor, provided that (a) if an Event of Default has occurred and is continuing or would result from such payment, then the payment shall be made to the Agent to be applied by it on account of reduction of the Obligations and (b) if a Pending Event of Default (which is not also an Event of Default) has occurred and is continuing or would result from such payment, then such proceeds shall be paid to the Agent and held or applied as set forth in Section 8.3(5)(e) below and returned to the affected Obligor if the Pending Event of Default is cured, but if an Event of Default subsequently occurs and is continuing, then such proceeds shall be applied on account of reduction of the Obligations. Subject to the rights of any holder of a Permitted Encumbrance that has priority over the Encumbrance of the Security, proceeds paid to an Obligor shall be used to substantially repair or replace the Property in respect of which the insurance proceeds are payable (or to reimburse the Obligor for payment it made for such purpose) within a reasonable period of time such that the Property is returned to or replaced with Property as good or better condition than it was in before the event occurred that caused the insurance proceeds to be paid.

(c)                                  Subject to the rights of any holder of a Permitted Encumbrance that has priority over the Encumbrance of the Security, proceeds of insurance covering loss of or damage to Property in an aggregate amount of Cdn. $1,000,000 per claim or more shall be paid to the Agent and shall be disbursed by the Agent to the affected Obligor on conditions appropriate to a construction credit, to fund the repair or replacement of the Property in respect of which the insurance proceeds are payable, provided that:

(i)                                     no Default has occurred and is continuing; and

(ii)                                the Required Lenders are satisfied, acting reasonably, that the proceeds of such insurance together with other resources available to such Obligor (the use of which would not contravene this Agreement, any of the other Loan Documents or any agreement to which the applicable Obligor is a party or is bound) are sufficient to substantially repair or replace the property in respect of which the insurance proceeds are payable within a reasonable period of time such that the property is returned to or replaced with Property as good or better condition than it was in before the event occurred that caused the insurance proceeds to be paid.

If either of (i) or (ii) above are not satisfied, such insurance proceeds shall be applied on account of reduction of the Obligations.

(d)                                 The proceeds of business interruption insurance may be used to carry on the business of the applicable Obligor as long as the Required Lenders are satisfied, acting reasonably, that adequate provision has been made for payment of the Obligations, provided that (a) if an Event of Default has occurred and is continuing or would result from such payment, then the payment shall be made to the Agent to be applied by it on account of reduction of the Obligations and (b) if a Pending Event of Default (which is not also an Event of Default) has occurred and is continuing or would result from such payment, then such proceeds shall be held or applied as set forth in Section 8.3(5)(e) below and returned to the affected Obligor if the Pending Event of Default is cured, but if an Event of Default subsequently occurs and is continuing, then such proceeds, to the extent not then used by the Obligors in accordance herewith, shall be applied on account of reduction of the Obligations.

(e)                                  All insurance proceeds held by the Agent shall, unless and until the same are applied to payment of the Obligations or released to the affected Obligor, as the case may be, be held as collateral pursuant to the Security.  The Agent shall invest such funds as directed by the Required Lenders with the interest thereon to accrue to the benefit of such Obligor or shall, at the request of the Borrower, apply such amounts in reduction of the Obligations.

ARTICLE 9
DEFAULT

9.1                               Events of Default

The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

(a)                                 the Borrower fails to pay any amount of principal (including any amount relating to a Banker’s Acceptance or L/C) when due, whether by acceleration or otherwise; or

(b)                                 the Borrower fails to pay any amount of interest, Banker’s Acceptance Fees, L/C commissions or any other Obligations (other than amounts on account of principal) within five (5) Business Days of when due; or

(c)                                  there is a breach of any of the covenants in Sections 8.1(1)(d), 8.1(3), 8.1(6)(b), 8.1(6)(g), 8.1(6)(h), 8.2(2)(a) or 8.3 of this Agreement or Section 7.1(1)(e) (with respect to notice of any Default or Event of Default) or Section 8 of the PHH Guaranty; or

(d)                                 any Loan Party makes any representation or warranty in any Loan Document, or in any written statement or certificate made or delivered pursuant to any Loan

Document, which is incorrect, incomplete or misleading in any material respect when made or deemed to be made; or

(e)                                  any Loan Party ceases or threatens to cease to carry on its business and such cessation would reasonably be expected to have a Material Adverse Effect; or

(f)                                   (i) any Loan Party (which for purposes of this paragraph (f) only, in the case of PHH shall include its Material Subsidiaries, as defined in the PHH Guaranty) defaults under one or more agreements or instruments relating to its Debt (other than the Obligations) or permits any other event to occur and to continue without being waived or cured after any applicable grace period specified in such agreements or instruments, if the effect of one or more of such events is to accelerate, or to permit the acceleration of, the date on which Debt in an aggregate amount of, in the case of PHH and its Material Subsidiaries, US$50,000,000 or, in the case of any other Loan Party, $10,000,000 (or, in each case, the equivalent amount in another currency) or more becomes due (whether or not such acceleration actually occurs), or (ii) a Loan Party fails to pay any Debt in an aggregate principal amount of, in the case of PHH and its Material Subsidiaries, US$50,000,000 or, in the case of any other Loan Party, $10,000,000 (or, in each case, the equivalent amount in another currency) or more when due; or

(g)                                  any Loan Party (i) admits its inability to pay its debts generally, fails to pay its debts generally, acknowledges its insolvency in writing or becomes a bankrupt (voluntarily or involuntarily); or (ii) becomes subject to any proceeding seeking liquidation, dissolution, reorganization, arrangement, winding-up, relief of debtors or from creditors or the appointment of a receiver or trustee over any material part of its Property or analogous proceeding in any jurisdiction or becomes subject to any judgment or order in relation to any of the foregoing, and such proceeding, if instituted against any Loan Party, or such judgment or order, is not contested diligently, in good faith and on a timely basis and vacated, dismissed, withdrawn or stayed within 60 days of its commencement or issuance; or

(h)                                 any Loan Party denies, to any extent, its obligations under any Loan Document or claims any Loan Document to be invalid or withdrawn in whole or in part; or

(i)                                     any Loan Document is invalidated in any material respect by any act, regulation or governmental action or is determined to be invalid in any material respect by a court or other judicial entity and such determination has not been stayed pending appeal; or

(j)                                    any part of the Security is not or ceases to constitute, in whole or in part, a first-ranking Encumbrance on the Property of any Obligor, subject only to Permitted Encumbrances; or

(k)                                 one or more final judgments, writs of execution, garnishments or attachments or similar processes representing claims in an aggregate of, in the case of PHH and its Material Subsidiaries, US$50,000,000 or, in the case of any other Loan Party,

$10,000,000 or more for all of the other Loan Parties at any time are issued or levied against any of their Property and are not released, bonded, satisfied, discharged, vacated, stayed or accepted for payment by an insurer within 30 days after their entry, commencement or levy; or

(l)                                     one or more Encumbrancer and/or landlord exercising distraint or similar rights takes possession of all or, in the aggregate, a material portion of the Property of any Loan Party by appointment of a receiver or receiver and manager, by seizure, repossession or distraint, or otherwise; or

(m)                             there is a breach of any covenant, condition or other provision of any Loan Document (other than a breach which is specifically dealt with elsewhere in this Section 9.1), by any party thereto other than the Agent or the Secured Parties, and such breach, if capable of being remedied, is not corrected or otherwise satisfied within 30 days after the Borrower obtains knowledge of such occurrence; or

(n)                                 the occurrence of (i) a Change of Control of PHH, (ii) PHH ceases to directly or indirectly own and control 100% of the Capital Stock of the Borrower, (iii) if any of the Obligors which is a Wholly-Owned Subsidiary (other than the Borrower) ceases to be a Wholly-Owned Subsidiary, (iv) if any other Obligor (other than the Borrower) ceases to be a Subsidiary of the Borrower, or (v) if FLR LP Inc. or PHH LP ceases to be a Wholly-Owned Subsidiary;

(o)                                 an ERISA Event (as defined in the PHH Guaranty) shall have occurred that, when taken together with all other ERISA Events for which liability is reasonably likely to occur, would reasonably be expected to result in a Material Adverse Effect;

(p)                                 PHH or any Subsidiary shall hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) (as defined in the PHH Guaranty) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the U.S. Internal Revenue Code) which is subject to Section 4975 of the U.S. Internal Revenue Code; or

(q)                                 the occurrence of an Event of Default (as defined in the PHH Credit Agreement) under the PHH Credit Agreement.

9.2                               Acceleration and Termination of Rights, Pre-Acceleration Rights

(1)                                 If any Event of Default has occurred and is continuing, no Lender shall be under any further obligation to make Advances and the Required Lenders may instruct the Agent to give notice to the Borrower (i) declaring the Lenders’ obligations to make Advances to be terminated, whereupon the same shall forthwith terminate; (ii) declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower to the extent permitted by Applicable Law; and/or (iii) demanding that the Borrower deposit forthwith with the Agent for the Lenders’ benefit (or with the Issuing Bank in the case of L/Cs) Collateral equal to the full face amount at maturity of all L/Cs and Banker’s Acceptances then outstanding for its account.

(2)                                 Notwithstanding the preceding paragraph, if an Event of Default under Section 9.1(g) occurs and is continuing, then without prejudice to the other rights of the Lenders as a result of any such event, without any notice or action of any kind by the Agent or the Lenders, and without presentment, demand or protest, the Lenders’ obligation to make Advances shall immediately terminate, the Obligations shall immediately become due and payable and the Borrower shall be obligated to deposit forthwith with the Agent for the Lenders’ benefit (or with the Issuing Bank in the case of L/Cs) Collateral equal to the full face amount at maturity of all L/Cs and Banker’s Acceptances then outstanding for its account.

Payment of L/Cs, etc.

(3)                                 Immediately upon any Obligations becoming due and payable under Section 9.2, the Borrower shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to deposit forthwith with the Agent for each applicable Lender’s benefit (or with the Issuing Bank in the case of L/Cs) Collateral equal to the full face amount at maturity of all L/Cs and Banker’s Acceptances then outstanding for its account and the Borrower hereby unconditionally promises and agrees to deposit with the Agent (or Issuing Bank, as applicable) immediately upon such demand Collateral in the amount so demanded.  The Borrower authorizes the Lenders, or any of them, to debit its accounts with the amount required to pay such L/Cs and to pay such Banker’s Acceptances, notwithstanding that such Banker’s Acceptances may be held by the Lenders, or any of them, in their own right at maturity.  Amounts paid to the Agent (or Issuing Bank, as applicable) pursuant to such a demand in respect of Banker’s Acceptances and L/Cs shall be applied against, and shall reduce, pro rata among the Lenders (or solely for the account of the Issuing Bank in the case of amounts paid to the Issuing Bank on account of L/Cs), to the extent of the amounts paid to the Agent (or Issuing Bank, as applicable) in respect of Banker’s Acceptances and L/Cs, respectively, the obligations of the Borrower to pay amounts then or thereafter payable under Banker’s Acceptances and L/Cs, respectively, at the times amounts become payable thereunder.

(4)                                 The Borrower shall be entitled to receive interest on cash held by the Agent (or Issuing Bank, as applicable) as Collateral in accordance with Section 11.10.

9.3                               Remedies

(1)                                 Upon the occurrence of any event by which any of the Obligations become due and payable under Section 9.2, the Security shall become immediately enforceable and the Required Lenders may instruct the Agent to take such action or proceedings on behalf of the Lenders and in compliance with Applicable Law as the Required Lenders in their sole discretion deem expedient to enforce the same, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Obligors to the extent permitted by Applicable Law.

(2)                                 The Obligors acknowledge that the ability of the Agent and Lenders to appoint or cause the appointment of a receiver, receiver and manager, trustee, interim receiver, custodian, sequestrator or other person with similar powers of or in respect of it or any of its Property promptly following the occurrence of an Event of Default is of the utmost importance to the Agent and the Lenders, and the Obligors therefore agree that they shall not oppose or challenge the appointment of any such Person by or on behalf of or at the suit of the Agent or the Lenders.

9.4                               Saving

The Lenders shall not be under any obligation to any Obligor or any other Person to realize any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of.  The Lenders shall not be responsible or liable to any Obligor or any other person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce the collateral or any part thereof or the failure to allow any of the collateral to be sold, dealt with or otherwise disposed of or for any act or omission on their respective parts or on the part of any director, officer, agent, servant or adviser in connection with any of the foregoing, except that a Lender may be responsible or liable for any loss or damage arising from the wilful misconduct or gross negligence of that Lender.

9.5                               Perform Obligations

If an Event of Default has occurred and is continuing and any Obligor has failed to perform any of its covenants or agreements in the Loan Documents, the Required Lenders, may, but shall be under no obligation to, instruct the Agent on behalf of the Lenders to perform any such covenants or agreements in any manner deemed fit by the Required Lenders without thereby waiving any rights to enforce the Loan Documents.  The reasonable and documented expenses (including any legal costs) paid by the Agent and/or the Lenders in respect of the foregoing shall be secured by the Security.

9.6                               Third Parties

No person dealing with the Lenders or any agent of the Lenders shall be concerned to inquire whether the Security has become enforceable, or whether the powers which the Lenders are purporting to exercise have become exercisable, or whether any Obligations remain outstanding upon the security thereof, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

9.7                               Remedies Cumulative

The rights and remedies of the Lenders under the Loan Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law.  Any single or partial exercise by the Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lenders may be lawfully entitled for the same default or breach.  Any waiver by the Lenders of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lenders shall be deemed not to be a waiver of any subsequent default.

9.8                               Set-Off or Compensation

In addition to and not in limitation of any rights now or hereafter granted under Applicable Law, if the Obligations become due and payable pursuant to Section 9.2, the Lenders, or any of them, may at any time and from time to time without notice to any Obligor or any other Person, any notice being expressly waived by each Obligor to the extent permitted by Applicable Law, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lenders, or any of them, to or for the credit of or the account of any Obligor against and on account of the Secured Obligations, or any of them, notwithstanding that any of them are contingent or unmatured.

9.9                               Power of Attorney

The Borrower constitutes and appoints the Agent its true and lawful attorney, with full power of substitution, to, following the occurrence and during the continuance of an Event of Default, do anything that the Borrower has agreed to do in this Agreement, including specifically to enforce all of its rights under Section 2.5 of the PHH Intercreditor Agreement, whenever and wherever the Agent may consider it to be necessary or desirable, and to use the Borrower’s name in the exercise of the Agent’s rights under this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Borrower.

ARTICLE 10
THE AGENT AND THE LENDERS

10.1                        Authorization of Agent

Without limiting Section 7.1 of the Provisions, each Lender irrevocably designates and appoints the Agent as its agent hereunder and under the other Loan Documents for all purposes of the Credit Facility, including for the purpose of holding and realizing on the Security in accordance with and subject to the terms hereof and the terms of the other Loan Documents, and authorizes it on behalf of such Lender to take such action and to exercise such rights, powers and discretions as are expressly delegated to it under this Agreement and the other Loan Documents and on the terms hereof or thereof together with such other rights, powers and discretions as are reasonably incidental thereto.  Each Other Secured Party irrevocably designates and appoints the Agent as its agent for the purpose of holding and realizing on the Security in accordance with and subject to the terms hereof and the terms of the other Loan Documents, and authorizes it on behalf of such Other Secured Party to take such action and to exercise such rights, powers and discretions as are expressly granted to it under this Agreement and the other Loan Documents and on the terms hereof or thereof together with such other rights, powers and discretions as are reasonably incidental thereto.  To the extent necessary, each Secured Party appoints the Agent as its mandatary and agent to hold in the name of the Agent, for the benefit of the Secured Parties, any of the bonds or debentures issued and outstanding from time to time under any Deed of

Hypothec forming part of the Security.  Each Secured Party hereby appoints the Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by any Obligor to secure bonds or debentures or other titles of indebtedness issued under any Deed of Hypothec.  Each Person that becomes a Secured Party and each assignee of a Secured Party that becomes a party to this Agreement shall, by becoming a party to this Agreement, be deemed to have notified, confirmed and ratified the appointment of the Agent as fondé de pouvoir and as mandatary and agent as described above.  Each party hereto agrees that, notwithstanding Section 32 of An Act Respecting Special Powers of Legal Persons (Quebec), the Agent shall also be entitled to act as debentureholder or bondholder and to acquire and/or be the pledgee of any debentures, bonds or other titles of indebtedness to be issued under any such hypothec. The execution by the Agent, acting as fondé de pouvoir and mandatary and agent as aforesaid, prior to the date of this Agreement of any Deed of Hypothec or other security document forming part of the Security is hereby ratified and confirmed. The Agent may perform any of its duties hereunder or thereunder by or through its agents, officers or employees, its Affiliates or its Affiliates’ agents, officers or employees.  In addition, without limiting the foregoing, each Lender and Other Secured Party (i) grants to the Agent a power of attorney, (x) for the purposes of laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the Security) and (y) to sign documents comprising the Intercompany Subordination Agreements from time to time, and (ii) grants to the Agent the right to delegate its authority as attorney to any other Person, whether or not an officer or employee of the Agent.

Without limiting the foregoing, each of the Secured Parties hereby grants to the Agent a power of attorney, for the purposes of laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the security), and also grants to the Agent the right to delegate its authority as attorney as set out above to any other Person, whether or not an officer or employee of the Agent.  Each Lender authorizes and directs the Agent to enter into each Intercompany Subordination Agreement (and amendments thereto) as Agent for and on behalf of the Lenders.

10.2                        Administration of the Credit Facility

(1)                                 Unless otherwise specified herein, the Agent shall perform the following duties under this Agreement:

(a)                                 take delivery of each Lender’s Applicable Percentage of an Advance and make all Advances hereunder in accordance with the procedures set forth in Sections 6.7 and 6.11;

(b)                                 use reasonable efforts to collect promptly all sums due and payable by the Borrower pursuant to this Agreement;

(c)                                  make all payments to the Lenders in accordance with the provisions hereof;

(d)                                 hold the Security on behalf of the Secured Parties;

(e)                                  hold all legal documents relating to the Credit Facility, maintain complete and accurate records showing all Advances made by the Lenders, all remittances and payments made by the Borrower to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and, except for accounts, records and documents relating to the fees payable by the Borrower to the Agent in its capacity as Agent or Arranger hereunder or under the Fee Letter, allow each Lender and their respective advisors to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof or information contained therein as such Lender may reasonably require from time to time at the Lender’s expense;

(f)                                   except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly upon receipt, all other written communications furnished by any Obligor to the Agent on behalf of the Lenders pursuant to this Agreement, including copies of financial reports and certificates which are to be furnished to the Agent; and

(g)                                  upon learning of same, promptly advise each Lender in writing of the occurrence of a Default or the occurrence of any event, condition or circumstance which would or could reasonably be expected to have a Material Adverse Effect, provided that, except as aforesaid, the Agent shall be under no duty or obligation whatsoever to provide any notice to the Lenders and further provided that each Lender hereby agrees to notify the Agent of any Default of which it may become aware.

(2)                                 The Agent may take the following actions only with the prior consent of the Required Lenders, unless otherwise specified in this Agreement:

(a)                                 subject to Section 10.2(3), exercise any and all rights of approval conferred upon the Lenders by this Agreement or any other Loan Document;

(b)                                 give written notice to any Obligor in respect of any matter in respect of which notice may be required, permitted, necessary or desirable in accordance with or pursuant to this Agreement, promptly after receiving the consent of the Required Lenders, except that the Agent shall, without direction from the Lenders, immediately give the Borrower notice of any payment that is due or overdue under the terms of this Agreement unless the Agent considers that it should request the direction of the Required Lenders, in which case the Agent shall promptly request that direction;

(c)                                  amend, modify or waive any of the terms of, or grant any waivers or releases in respect of, any Loan Document, including waiver of a Default, if such action is not otherwise provided for in Section 10.2(3);

(d)                                 declare an Event of Default or take, or cause to be taken by the Agent, action to enforce performance of the Obligations and to realize upon the Security, including the appointment of a receiver, the exercise of powers of distress, lease or sale given by the Security or by-law and the taking of foreclosure proceedings and/or the pursuit of any other legal remedy necessary; and

(e)                                  decide to accelerate the amounts outstanding under the Credit Facility.

(3)                                 The Agent may take the following actions only if the prior unanimous consent of the Lenders is obtained, unless otherwise specified herein:

(a)                                 amend, modify, discharge, release, terminate or waive any of the terms of this Agreement or the Security if such amendment, modification, discharge, release, termination or waiver would increase the amount of the Credit Facility, amend the purpose of the Credit Facility, reduce the interest rates and similar charges applicable to the Credit Facility, reduce the fees payable with respect to the Credit Facility, extend any date fixed for payment of principal, interest or any other amount relating to the Credit Facility or extend the term of the Credit Facility; provided however that, only the consent of the Lenders with Commitments or Advances outstanding under the Credit Facility is required for the reduction of the interest rates, fees and similar charges applicable to the Credit Facility or to extend any date for payment of principal, interest or other amounts relating to the Credit Facility;

(b)                                 amend the definition of “Required Lenders” or this Section 10.2(3);

(c)                                  subject to Section 10.2(5), discharge or release any Guarantor or discharge or release all or substantially all of the Security; and

(d)                                 except as otherwise expressly permitted in this Agreement, enter into or amend, modify or waive any material term of any Intercompany Subordination Agreement.

For greater certainty, no Lender’s Commitment or Applicable Percentage may be amended without the consent of that Lender.  In addition, no amendment, modification or waiver affecting the rights or obligations of the Agent or Issuing Bank may be made without their respective consent.

(4)                                 To the extent that any Obligor or any Affiliate of an Obligor becomes a Lender, such Lender shall not be permitted to vote on or consent to any matter under this Agreement on or to which a Lender may vote or consent and the Commitment of such Lender shall be deemed not to be outstanding for the purposes of determining whether a specified majority has been achieved.

(5)                                 Notwithstanding Sections 10.2(2) and 10.2(3) the Agent may, without the consent of the Lenders, make, or cause to be made, amendments to the Loan Documents that are for the sole purpose of curing any immaterial or administrative ambiguity, defect or inconsistency, but shall immediately notify the Lenders of any such action.  The Agent may also discharge, or release, or otherwise cause to be discharged or released, any Security to the extent necessary to allow any Loan Party to complete any sale or other disposition of Property or other transaction permitted by this Agreement.

(6)                                 As between the Obligors, on the one hand, and the Agent and the Lenders, on the other hand:

(a)                                 all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Lenders or the Required Lenders shall be binding on each of the Lenders, and none of the Obligors shall be required to ascertain or confirm the authority of the Agent in delivering such documents;

(b)                                 all certificates, statements, notices and other documents which are delivered by any Obligor to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders; and

(c)                                  all payments which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders.

(7)                                 Except in its own right as a Lender, the Agent shall not be required to advance its own funds for any purpose, and in particular, shall not be required to pay with its own funds insurance premiums, taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of the Security, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby.

10.3                        Acknowledgements, Representations and Covenants of Lenders

(1)                                 Each Lender represents and warrants to each Obligor, the Agent and each of the other Lenders that it has the legal capacity to enter into this Agreement pursuant to its charter and any applicable legislation and has not violated its charter, constating documents or any applicable legislation by so doing.

(2)                                 Each of the Lenders acknowledges and confirms that in the event that the Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Agent to maintain the Credit Facility in good standing nor shall any Lender have recourse to the Agent in respect of any amounts owing to such Lender under this Agreement.

(3)                                 Each Lender acknowledges and agrees that its obligation to advance its Applicable Percentage of Advances in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.

(4)                                 Each Lender hereby acknowledges receipt of a copy of this Agreement and the Security (to the extent that the Security has been delivered) and acknowledges that it is satisfied with the form and content of such documents.

10.4                        Provisions Operative Between Lenders and Agent Only

Except for the provisions of Sections 10.2(6), 10.3(1), 10.3(3) and this 10.4, the provisions of this Article relating to the rights and obligations of the Lenders or the Secured Parties, as the case may be, and the Agent inter se shall be operative as between the Lenders or the Secured Parties, as the case may be, and the Agent only, and no Obligor shall have any rights or obligations under or be entitled to rely for any purpose upon such provisions.

ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1                        Accounting Terms

Except as otherwise expressly provided, wherever in this Agreement reference is made to GAAP or to a calculation to be made or an action to be taken in accordance with generally accepted accounting principles, such reference will be deemed to be to GAAP as at the date on which such calculation or action is made or taken or required to be made or taken in accordance with GAAP and applied on a consistent basis.

11.2                        Capitalized Terms

All terms used in any of the Loan Documents (other than this Agreement) which are defined in this Agreement shall have the meanings defined herein unless otherwise defined in the other Loan Document.

11.3                        Severability

Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not thereby be affected.

11.4                        Amendment, Supplement or Waiver

No amendment, supplement or waiver of any provision of the Loan Documents, nor any consent to any departure by a Loan Party therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Agent for and on behalf of the Lenders or the Required Lenders, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  In addition, any amendment or supplement shall require the written consent of the other parties to the Loan Document in question.  No waiver or act or omission of the Agent, the Lenders, or any of them, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by a Loan Party of any provision of the Loan Documents or the rights resulting therefrom.

11.5                        Governing Law

The Province referred to in Sections 11(a) of the Provisions is the Province of Ontario.  The law governing this Agreement shall also govern each of the other Loan Documents, except for those that expressly provide otherwise.

11.6                        This Agreement to Govern

In the event of any conflict or inconsistency between the terms of this Agreement and the terms of any other Loan Document, the provisions of this Agreement shall govern to the extent necessary to remove the conflict or inconsistency.

11.7                        Permitted Encumbrances

The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed to be, an acknowledgment by the Agent or the Lenders that the Encumbrance shall have priority over the Security.

11.8                        Currency

All payments made hereunder shall be made in the currency in respect of which the obligation requiring such payment arose.  Unless the context otherwise requires, all amounts expressed in this Agreement in terms of money shall refer to Canadian Dollars.

11.9                        Liability of Lenders

The liability of the Lenders in respect of all matters relating to this Agreement and the other Loan Documents is several and not joint or joint and several.  Without limiting that statement, the obligations of the Lenders to make Advances is limited to their respective Applicable Percentages of any Advance that is requested, and, in the aggregate, to their respective Applicable Percentages of the total amounts of the Credit Facility.

11.10                 Interest on Miscellaneous Amounts

(1)                                 If the Borrower fails to pay any amount payable hereunder (other than principal, interest thereon, interest upon interest or any other amount on which interest is payable as otherwise provided in this Agreement) on the due date, the Borrower shall, on demand, pay interest on such overdue amount to the Agent from and including such due date up to but excluding the date of actual payment, both before and after demand, default or judgment, at a rate of interest per annum equal to the sum of the Prime Rate plus 2.0% per annum, compounded monthly.

(2)                                 If the Borrower deposits cash as Collateral pursuant to a requirement under this Agreement, the Lender or Lenders holding the cash shall pay the Borrower interest on the cash while it continues to be held as Collateral at the rate offered by the relevant Lenders from time to time for deposits in the relevant currency of comparable size and term.

(3)                                 If the Borrower defaults in the payment of any principal or interest due hereunder then, notwithstanding any other provisions of this Agreement, but subject to Applicable Laws, the Borrower shall pay interest on such amounts in default equal to the applicable rate of interest provided hereunder plus 2% per annum, payable on demand.

11.11                 Judgment Currency

In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Lenders or any of them under this Agreement or for the payment of damages in respect of any breach of this Agreement or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the “Judgment Currency”) other than the currency payable hereunder or thereunder (the “Agreed Currency”), the party against whom the judgment or order is made shall indemnify and hold the Lenders harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Lenders arising or resulting from any variation as between (i) the exchange rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of such judgment or order, and (ii) the exchange rate at which each Lender is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Lender on the date of such receipt.  The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Obligors hereunder, shall apply irrespective of any indulgence granted by the Lenders, and shall be secured by the Security.

11.12                 Address for Notice

As of the date of this Agreement, the addresses and the telecopier number of the Borrower and the Lenders contemplated in Section 8(a) of the Provisions are as specified beside their respective signatures to this Agreement.  Notices to the other Obligors shall be sent in care of the Borrower.

11.13                 Time of the Essence

Time shall be of the essence in this Agreement.

11.14                 Further Assurances

Each Obligor shall, at its expense, at the request of the Agent acting on the instructions of the Required Lenders, do all such further acts and execute and deliver all such further documents, agreements, certificates and instruments as may, in the reasonable opinion of the Required Lenders, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Loan Documents.

11.15                 Term of Agreement

Except as otherwise provided herein, this Agreement shall remain in full force and effect until the indefeasible payment and performance in full of all of the Obligations and the termination of the Commitments.  The obligations of the Obligors in Sections 3.1, 3.2 and 9 of the Provisions and of the Lenders in Section 7.5 of the Provisions shall continue for the benefit of those to whom the obligations are owed notwithstanding the termination of this Agreement or the termination of any particular Person’s role as Obligor, Agent or Lender.

11.16                 Payments on Business Day

Whenever any payment or performance under the Loan Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day, unless the following Business Day is in a different calendar month, in which case the payment shall be made on the preceding Business Day.

11.17                 Whole Agreement

Except in relation to matters contemplated by the other Loan Documents and the Commitment and Fee Letter, this Agreement constitutes the whole and entire agreement between the parties hereto concerning the matters addressed in this Agreement, and cancels and supersedes any prior agreements, undertakings, declarations, commitments or representations, written or verbal, in respect thereof.  It is acknowledged that the Fee Letter is confidential between the Borrower and Scotiabank, and will not be disclosed to any other Person.

11.18                 English Language

The Loan Documents have been negotiated in English and will be or have been executed in the English language.  Les soussigné ont expressément demandé que ce document soit rédigé en langue anglaise.  All paper writings given or delivered pursuant to this Agreement and the other Loan Documents shall be in the English language or, if not, shall be accompanied by a certified English translation thereof.  The English language version of any document shall, absent manifest error, control the meaning and interpretation of the matters set forth therein.

11.19                 Date of Agreement

This Agreement may be referred to as being dated September 25, 2012 or as of September 25, 2012, notwithstanding the actual date of execution.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

Address for Notice			THE BANK OF NOVA SCOTIA,
as Agent

The Bank of Nova Scotia		By:
Agency Services
62nd Floor, Scotia Plaza
40 King Street West
Toronto, ON M5W 2X6
By:
Attention:	Head, Agency Services
Facsimile:	416-866-3329

Address for Notice			THE BANK OF NOVA SCOTIA,
as Lender

The Bank of Nova Scotia		By:
One Liberty Plaza, 26th Floor			Name:
New York, NY 10006			Title:

Attention:	David Schwartzbard and Erin
	Fogarty	By:
Facsimile:	212-225-5254		Name:
Title:
with a copy to:

The Bank of Nova Scotia
40 King Street West, 55th Floor
Toronto, ON M5H 1H1

Attention:	Paula Czach
Facsimile:	416-350-1133

S1

Address for Notice			CANADIAN IMPERIAL BANK OF
COMMERCE

Canadian Imperial Bank of Commerce		By:
161 Bay Street 8th Floor,			Name:
Toronto ON			Title:
M5J 2S8

Attention:	Sheryl Holmes
	Managing Director	By:
Fax:	416-956-3870		Name:
Title:

S2

Address for Notice			M&T BANK

M&T Bank		By:
161 Bay Street, Suite 2520, P.O. Box 209			Name:
Toronto, ON			Title:
M5J 2S1

Attention:	Catherine Ackerson,	By:
	Vice President		Name:
Facsimile:	416-363-0768		Title:

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Address for Notice			ROYAL BANK OF CANADA

Royal Bank of Canada		By:
RBC Capital Markets			Name:
Three World Financial Center			Title:
200 Vesey Street, 12th Floor
New York, NY 10281
By:
Attention:	Tim Stephens		Name:
Facsimile:	212-428-6201		Title:

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Address for Notice			PHH VEHICLE MANAGEMENT SERVICES INC./ PHH SERVICES DE GESTION DE VEHICULES INC.

PHH Vehicle Management Services Inc.
2233 Argentia Road, Suite 400		By:
Mississauga, Ontario			Name:
L5N 2X7			Title:

Attention:	General Counsel
Facsimile:	856-917-7295

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Schedule A
FORM OF NOTICE OF ADVANCE OR PAYMENT

[see reference in Section 6.4]

TO:	THE BANK OF NOVA SCOTIA, as Administrative Agent
Global Wholesale Services
Second Floor
720 King Street West
Toronto, ON M5W 2T3

	Attention:	Director
	Fax:	416-866-5991

We refer to the credit agreement dated as of September 25, 2012 between PHH Vehicle Management Services Inc., as Borrower, certain parties thereto, as Guarantors, The Bank of Nova Scotia, as Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the “Credit Agreement”).  All terms used in this certificate and that are defined in the Credit Agreement will have the meanings defined in the Credit Agreement.

Request for Advance

Notice is hereby given pursuant to Section 6.4 of the Credit Agreement that the undersigned hereby irrevocably requests as follows:

(A)                               that an Advance be made under the Credit Facility:

(B)                               the requested Advance represents the following [check one or more]:

initial Advance	( )
increase in an Advance	( )
rollover of an existing Advance	( )
conversion of an existing Advance to another type of Advance	( )

(C)                               the Drawdown Date shall be                                 .

(D)                               the Advance shall be in the form of [check one or more and complete details]:

Prime Rate Advance		( )
Amount	$
Banker’s Acceptances		( )
Face Amount:	$
Term
L/C
Nominal amount:	$	( )

Expiry Date:
[Note: attach proposed form or details]

(E)                                the proceeds of the Advance shall be deposited in [specify Designated Account].

The undersigned hereby confirms as follows:

(A)                              the representations and warranties made in Section 7.1 of the Credit Agreement and under the PHH Guaranty, other than those expressly stated to be made as of a specific date or otherwise expressly modified pursuant to the provisions of Section 7.2 of the Credit Agreement, are true and correct in all material respects on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof;

(B)                               no Default has occurred and is continuing on the date hereof or will result from the Advance(s) requested herein;

(C)                               no event has occurred which has, or could reasonably be expected to have, a Material Adverse Effect;

(D)                              the undersigned will immediately notify you if it becomes aware of the occurrence of any event which would mean that the statements in the immediately preceding paragraphs (A), (B) or (C) would not be true if made on the Drawdown Date;

(E)                                all other conditions precedent set out in Section 5.2 [and Section 5.1 as applicable] of the Credit Agreement have been fulfilled; and

(F)                                 the proceeds of the Advance will be used for purposes described in Section 2.3 of the Credit Agreement.

Notice of Payment

Pursuant to Section 6.4 of the Credit Agreement, the undersigned hereby irrevocably notifies you of the following:

(A)                               that a payment will be made under the Credit Facility:

(B)                               the payment represents the following [check one or more]:

reduction in Advances under the Credit Facility	( )

payment of existing Advances which will be rolled over as the same type of Advance under the Credit Facility	( )

payment of existing Advances which will be	( )

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converted to another type of Advance under the Credit Facility

(C)                               the payment date shall be

(D)                               the Advance to be paid shall be in the form of [check one or more and complete details]:

Prime Rate Advance		( )
Amount	$
Banker’s Acceptances		( )
Face Amount:
Maturity Date:

DATED

PHH VEHICLE MANAGEMENT SERVICES INC.

By:
Name:
Title:

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Schedule B
FORM OF AGREEMENT OF NEW GUARANTOR

SUPPLEMENT TO CREDIT AGREEMENT

[see reference in Section 4.1(2)]

THIS AGREEMENT supplements the credit agreement dated as of September 25, 2012 between PHH Vehicle Management Services Inc., as Borrower, certain parties thereto, as Guarantors, The Bank of Nova Scotia, as Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the “Credit Agreement”).

RECITALS:

(A)                               All terms used in this Agreement that are defined in the Credit Agreement will have the meanings defined in the Credit Agreement.

(B)                              The Credit Agreement contemplates that further Subsidiaries of the Borrower shall become Subsidiary Guarantors in certain circumstances.

(C)                               [•] (the “New Subsidiary”) is required by the Credit Agreement to become a Subsidiary Guarantor.

(D)                               The New Subsidiary has delivered the documents listed on Schedule A to this Agreement, which form part of the Security, an opinion of its counsel and other resolutions and ancillary documents required by the Agent, and a pledge of all shares of the New Subsidiary owned by the Borrower and the other Obligors has also been delivered as part of the Security.

THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

(a)                                 The New Subsidiary hereby acknowledges and agrees to the terms of the Credit Agreement and agrees to be bound by all obligations of a Subsidiary Guarantor under the Credit Agreement as if it had been an original signatory thereto.  The New Subsidiary represents and warrants to the Agent and the Lenders that each of the representations and warranties in Section 7.1 is true and correct in relation to it, other than the representation and warranty in Section 7.1(4)(a).

(b)                                 The New Subsidiary represents and warrants in favour of the Lenders that Schedule B attached hereto fully and fairly describes, as of the date of this Agreement, the ownership of all of its issued and outstanding Capital Stock and of Capital Stock that it owns in other Persons, the nature of the business that it carries on, the locations of its head office (and chief executive office, if different) and the jurisdictions in which its freehold (or fee as the case may be) and leasehold real property and other Property is located.  Except as set out in Schedule B attached hereto, it does not have any Subsidiaries, is not a partner in any partnership (general or limited) and is not a co-venturer in any joint venture, as of the date hereof.

(c)                                  The Agent, on behalf of the Lenders, acknowledges that the New Subsidiary shall be a Subsidiary Guarantor as of the date of this Agreement.

(d)                                 This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)                                  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  For the purposes of this section, the delivery of an electronic copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS OF WHICH, the undersigned have executed this Agreement as of [•].

THE BANK OF NOVA SCOTIA, as Agent

By:
Name:
Title:

[New Subsidiary]

By:
Name:
Title:

[Note:  Schedule A to be attached to list Security]

[Note: Schedule B to be attached to list Details of Capital Stock, Property, Etc.]

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Schedule C
FORM OF COMPLIANCE CERTIFICATE

[see references in Section 8.2(1)(c)]

TO:	THE BANK OF NOVA SCOTIA, as Agent
62nd Floor, Scotia Plaza
40 King Street West
Toronto, ON M5W 2X6

	Attention:	Head, Agency Services
	Fax:	416-866-3329

FROM:	PHH VEHICLE MANAGEMENT SERVICES INC.
(the “Borrower”)

RE:

Credit Agreement dated as of September 25, 2012, made between the Borrower, certain parties thereto, as Guarantors, the Agent and the Lenders (as defined therein) (as amended, modified, revised, restated or replaced from time to time, the “Credit Agreement”)

DATE:	•

The undersigned, the • of the Borrower, hereby certifies, in that capacity and without personal liability, that:

1.                                      I have read and am familiar with the provisions of the Credit Agreement, have made such examinations and investigations, including a review of the applicable books and records of the Borrower as are necessary to enable me to express an informed opinion as to the matters set out herein and I have furnished this Certificate with the intent that it may be relied upon by the Agent and the Lenders as a basis for determining compliance by the Borrower with its covenants and obligations under the Credit Agreement and the other Loan Documents as of the date of this Certificate.  Unless otherwise defined herein terms used herein have the meanings ascribed thereto in the Credit Agreement.

2.                                      The representations and warranties contained in each of the Loan Documents are true and correct in all material respects on the date of this Certificate with reference to facts subsisting on such date, with the same effect as if made on such date except for those representations and warranties which speak to a specific date which shall be true and correct in all material respects as of such date except                                     .

3.                                      All of the covenants required by the Credit Agreement have been observed, performed or satisfied, as applicable, and no Default or Event of Default has occurred and is continuing on the date of this Certificate except                                 .

[Specify nature and period of existence of any Default or Event of Default and any action which the Borrower has taken or proposes to take with respect thereto.]

4.                                      The attached financial statements for the [Fiscal Quarter/Fiscal Year] ending [insert date] fairly present in all material respects the financial position of the Borrower on a consolidated basis as of the dates and for the periods referred to therein, and such financial statements and all calculations and presentation of financial information in this Certificate and the Appendices to this Certificate have been prepared in accordance with GAAP (except that, in the case of quarterly financial statements, notes to the statements and normal year-end audit adjustments required by GAAP are not included).

5.                                      For the Fiscal Quarter/Year ended                       , details of Distributions permitted under Section 8.3(2)(d) are as set forth on Appendix B attached hereto.

6.                                      Attached hereto is a list of all outstanding Swap Transactions to which any Obligor is a party as of the Computation Date.  The notional principal amount upon which all such Swap Transactions are based is $                        .

7.                                      Attached hereto is a description of all Permitted Intercompany Loans outstanding as of the end of such Fiscal Quarter/Year, the parties to such loans and all advances and repayments on account of Permitted Intercompany Loans made during the applicable Fiscal Quarter.

8.                                      Attached hereto is a description of all asset sales permitted under Section 8.3(3)(d)(C)(iii) made during the applicable Fiscal Quarter and including the aggregate amount of all such sales since the Closing Date (maximum not to exceed $25,000,000 in aggregate over the term of the Credit Facility).

PHH VEHICLE MANAGEMENT SERVICES INC.

By:
Name:
Title:

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Schedule D
MODEL CREDIT AGREEMENT PROVISIONS

[see reference in Section 1.1]

The attached model credit agreement provisions, which have been revised under the direction of the Canadian Bankers’ Association Secondary Loan Market Specialist Group from provisions prepared by The Loan Syndications and Trading Association, Inc., form part of this Agreement, except for the footnotes to the model credit agreement provisions and subject to the following variations:

1.                                     Section 8(a) of this Schedule D is amended to delete the words “or, if to a Lender, to it at its address or telecopier number specified in the Register or, if to an Obligor other than the Borrower, in care of the Borrower”.

2.                                      For the purposes of Sections 11(a) and 11(b) of this Schedule D, the specified province shall be the province of Ontario.

3.                                      The term “Release,” which is used in section 9(b) but not defined in the Provisions, shall be interpreted as referring to any release, spill, leakage, emission, deposit, discharge, leaching, migration or disposition.  The term “Environmental Liability,” which is used in section 9(b) but not defined in the Provisions, shall be interpreted as referring to any remedial action taken by the Agent or any Lender relating to any Hazardous Materials or any breach of any Environmental Law.

4.                                      Section 5 of the Provisions shall be interpreted as requiring that payments and other reductions to which that section applies shall be adjusted so that the benefit is shared pari passu in respect of the Obligations and the Other Secured Obligations.

5.                                      The reference in Clause 5(iii)(x) of the Provisions to “Permitted Lien” is deleted and replaced with “Permitted Encumbrance”.

6.                                      Payments referred to in clause 5(iii)(w) of the Provisions may include payments in respect of Other Secured Obligations but payments referred to in clause 5(iii)(x) of the Provisions shall not include payments in respect of Other Secured Obligations.  Clause 5(iii)(y) of the Provisions is deleted and replaced with the following:

“any reduction arising from an amount owing to an Obligor upon the termination of any derivative entered into between the Obligor and such Lender except for a net amount available after the termination of all derivatives entered into between the Obligors and such Lender and the setoff of resulting amounts owing by the Obligors and to the Obligors”

7.                                      References in the Provisions to participations by Lenders in respect of Letters of Credit shall be interpreted as referring to the participations and the obligations of Lenders to indemnify the Issuing Bank in accordance with Section 6.22(a) of this Agreement.

8.                                      Clause 10(b)(iii) of the Provisions is deleted and replaced with the following:

“any assignment of a Commitment relating to a credit under which Letters of Credit may be issued must be approved by the Issuing Bank in its sole discretion”

9.                                      The definition of “Applicable Law” in Section 1 of the Provisions is deleted and replaced as follows:

“Applicable Law” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive, or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law but in the case of a franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority not having the force of law, being a franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval or any Governmental Authority with which Persons customarily comply.

10.                               The definition of “Change in Law” in Section 1 of the Provisions is deleted and replaced as follows:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority, (c) the making or issuance of any Applicable Law by any Governmental Authority or (d) compliance by any Lender or the Issuing Bank (or, for purposes of Section 3.1(b) of the Provisions, by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law but in the case of a request, guideline or directive not having the force of law, being a request, guideline or directive with which persons customarily comply) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules,

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guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or foreign regulatory authorities, shall in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

11.                               Section 3.3(b) of the Provisions is amended by replacing the words “defaults in its Obligations to fund Loans hereunder” with the words “becomes a Defaulting Lender”.

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SCHEDULE        TO CREDIT AGREEMENT

The attached model credit agreement provisions, which have been revised under the direction of the Canadian Bankers’ Association Secondary Loan Market Specialist Group from provisions prepared by The Loan Syndications and Trading Association, Inc., form part of this Agreement, except for the footnotes to the model credit agreement provisions and subject to the following variations(1):

(1)                                 This page, without this footnote, should be re-typed by those preparing credit agreements, as part of each credit agreement.  The model credit agreement provisions should be attached to each credit agreement in their original form, without amendments.  If variations to them are essential to a particular transaction, each variation should be noted on this page, including a cross-reference to the section of the provisions that is varied and the full details of the variation.  If there are no variations, specify “None.”

There are some capitalized terms that are used in the provisions but not defined.  These include “Borrower,” “Lender,” “Commitment,” “Loan Documents” and others.  Those drafting credit agreements should include appropriate definitions for those terms in the credit agreements they prepare.  Those drafting credit agreements must, of course, review the model credit agreement provisions and ensure that the terms of the credit agreements they prepare do not conflict with the provisions and, where necessary, address the matters raised in the footnotes to the provisions.

The provisions are drafted on the basis that all Obligors will be parties to the credit agreement, not just the Borrower.

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MODEL CREDIT AGREEMENT PROVISIONS

1.                                      Definitions

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means the credit agreement of which these Provisions form part.

“Applicable Law” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law.

“Applicable Percentage” means with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be the percentage of the total outstanding Loans and participations in respect of Letters of Credit represented by such Lender’s outstanding Loans and participations in respect of Letters of Credit.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any Applicable Law by any Governmental Authority.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have corresponding meanings.

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“Default” means any event or condition that constitutes an Event of Default or that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both.

“Eligible Assignee” means any Person (other than a natural person, any Obligor or any Affiliate of an Obligor), in respect of which any consent that is required by Section 10(b) has been obtained.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of an Obligor hereunder, (a) taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction in which the Lender is located and (c) in the case of a Foreign Lender (other than (i) an assignee pursuant to a request by the Borrower under Section 3.3(b), (ii) an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing or (iii) any other assignee to the extent that the Borrower has expressly agreed that any withholding tax shall be an Indemnified Tax), any withholding tax that (A) is not imposed or assessed in respect of a Loan that was made on the premise that an exemption from such withholding tax would be available where the exemption is subsequently determined, or alleged by a taxing authority, not to be available and (B) is required by Applicable Law to be withheld or paid in respect of any amount payable hereunder or under any Loan Document to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.2(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from an Obligor with respect to such withholding tax pursuant to Section 3.2(a).  For greater certainty, for purposes of item (c) above, a withholding tax includes any Tax that a Foreign Lender is required to pay pursuant to Part XIII of the Income Tax Act (Canada) or any successor provision thereto.(2)

“Foreign Lender” means any Lender that is not organized under the laws of the jurisdiction in which the Borrower is resident for tax purposes and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Loan Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the Borrower is resident for tax purposes by application of the laws of that jurisdiction.  For purposes of this definition Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

(2)                                 Please note that this definition of “Excluded Taxes” will result in Foreign Lenders not being grossed up for withholding taxes that exist at the time of execution and delivery of the Credit Agreement, except in the circumstances specified.  If a loan is intended to be exempt from withholding tax as a “5/25” structure or otherwise, this premise should be specified in the Credit Agreement.

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“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Governmental Authority” means the government of Canada or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Issuing Bank” means the Person named elsewhere in this Agreement(3) as the issuer of Letters of Credit on the basis that it is “fronting” for other Lenders and not on the basis that it is the attorney of other Lenders to sign Letters of Credit on their behalf, or any successor issuer of Letters of Credit.  For greater certainty, where the context requires, references to “Lenders” in these Provisions include the Issuing Bank.

“Loan” means any extension of credit by a Lender under this Agreement, including by way of bankers’ acceptance or LIBO Rate Loan, except for any Letter of Credit or participation in a Letter of Credit.

“Obligors” means, collectively, the Borrower and each of the guarantors of the Borrower’s obligations that are identified elsewhere in this Agreement.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning assigned to such term in Section 10(d) .

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Provisions” means these model credit agreement provisions.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

(3)                                 Ensure that the Credit Agreement identifies the Issuing Bank or indicates that there is none.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

2.                                      Terms Generally

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) unless otherwise expressly stated, all references in these Provisions to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, these Provisions, but all such references elsewhere in this Agreement shall be construed to refer to this Agreement apart from these Provisions, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 If there is any conflict or inconsistency between these Provisions and the other terms of this Agreement, the other terms of this Agreement shall govern to the extent necessary to resolve the conflict or inconsistency.

3.                                      Yield Protection

3.1                               Increased Costs.

(a)                                 Increased Costs Generally. If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

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(ii)                                  subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 3.2 and the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(iii)                               impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then upon request of such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or the Letters of Credit issued or participated in by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefore, unless the Change in Law giving rise to such increased costs or reductions is

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retroactive, in which case the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

3.2                               Taxes.

(a)                                 Payments Subject to Taxes. If any Obligor, the Administrative Agent, or any Lender is required by Applicable Law to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of an Obligor hereunder or under any other Loan Document, then (i) the sum payable shall be increased by that Obligor when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the Obligor shall make any such deductions required to be made by it under Applicable Law and (iii) the Obligor shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)                                 Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)                                  Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, the Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, at the request of the Borrower, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, (a) any Lender, if requested by the Borrower or the Administrative Agent, shall

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deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements, and (b) any Lender that ceases to be, or to be deemed to be, resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) or any successor provision thereto shall within five days thereof notify the Borrower and the Administrative Agent in writing.

(f)                                   Treatment of Certain Refunds and Tax Reductions. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which an Obligor has paid additional amounts pursuant to this Section or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Borrower or Obligor, as applicable, an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Obligor under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund).  The Borrower or Obligor as applicable, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund or reduction to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

3.3                               Mitigation Obligations: Replacement of Lenders.

(a)                                 Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.2, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.(4) If any Lender requests compensation under Section 3.1, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, if any Lender’s

(4)                                 Please note that the Breakfunding section in the Credit Agreement should expressly include any amounts payable as a result of an assignment required by this Section.

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obligations are suspended pursuant to Section 3.4 or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon 10 days’ notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)                                     the Borrower pays the Administrative Agent the assignment fee specified in Section 10(b)(vi);

(ii)                                  the assigning Lender receives payment of an amount equal to the outstanding principal of its Loans and participations in disbursements under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.2, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)                              such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

3.4                               Illegality.

If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Loan (or to maintain its obligation to make any Loan), or to participate in, issue or maintain any Letter of Credit (or to maintain its obligation to participate in or to issue any Letter of Credit), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Loans, or take any necessary steps with respect to any Letter of Credit in order to avoid the activity that is unlawful.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if

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such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.5                               Inability to Determine Rates Etc.

If the Required Lenders determine that for any reason a market for bankers’ acceptances does not exist at any time or the Lenders cannot for other reasons, after reasonable efforts, readily sell bankers’ acceptances or perform their other obligations under this Agreement with respect to bankers’ acceptances, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the Borrower’s right to request the acceptance of bankers’ acceptances shall be and remain suspended until the Required Lenders determine and the Agent notifies the Borrower and each Lender that the condition causing such determination no longer exists.  If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or that the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing, conversion or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

4.                                      Right of Setoff.

If an Event of Default has occurred and is continuing, each of the Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Obligor against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Obligor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Lenders or their respective Affiliates may have.  Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.  If any Affiliate of a Lender exercises any rights under this Section 4, it shall share the benefit received in accordance with Section 5 as if the benefit had been received by the Lender of which it is an Affiliate.

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5.                                      Sharing of Payments by Lenders.

If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Loans and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest,

(ii)                                  the provisions of this Section shall not be construed to apply to (x) any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in disbursements under Letters of Credit to any assignee or participant, other than to any Obligor or any Affiliate of an Obligor (as to which the provisions of this Section shall apply); and

(iii)                               the provisions of this Section shall not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrower to such Lender that do not arise under or in connection with the Loan Documents, (x) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrower’s obligations under or in connection with the Loan Documents, (y) any reduction arising from an amount owing to an Obligor upon the termination of derivatives entered into between the Obligor and such Lender(5), or (z) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

The Obligors consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

(5)                                 Those preparing Credit Agreements should consider whether this exclusion of proceeds of derivatives is appropriate in the particular circumstances of the Credit Agreement.  It may be appropriate to provide for sharing of, for example, any net amount available after the termination of all derivatives entered into between the Obligors and a Lender and the setoff of resulting amounts owing by the Obligors and to the Obligors if there is more than one such derivative.

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6.                                      Administrative Agent’s Clawback

(a)                                 Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any advance of funds that such Lender will not make available to the Administrative Agent such Lender’s share of such advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable advance available to the Administrative Agent, then the applicable Lender shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such advance.  If the Lender does not do so forthwith, the Borrower shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that has failed to make such payment to the Administrative Agent.

(b)                                 Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.

7.                                      Agency.

7.1                               Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Person identified elsewhere in this Agreement as the Administrative Agent(6) to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and no Obligor shall have rights as a third party beneficiary of any of such provisions.

(6)                                 Ensure that the Credit Agreement identifies the Administrative Agent for the purpose of this reference

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7.2                               Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Administrative Agent and without any duty to account to the Lenders.

7.3                               Exculpatory Provisions.

(a)                                 The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.(7) Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith is necessary, under the provisions of the Loan Documents) or (ii) in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default is given to the Administrative Agent by the Borrower or a Lender.

(c)                                  Except as otherwise expressly specified in this Agreement, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan

(7)                                 It is anticipated that the Credit Agreement will require the Borrower to be responsible for compliance with all requirements to maintain perfection of security.

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Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

7.4                               Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

7.5                               Indemnification of Administrative Agent. Each Lender agrees to indemnify the Administrative Agent and hold it harmless (to the extent not reimbursed by the Borrower), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated.  However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Administrative Agent’s gross negligence or wilful misconduct.

7.6                               Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent from among the Lenders (including the Person serving as Administrative Agent) and their respective Affiliates.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article and other provisions of this Agreement for the benefit of the Administrative Agent shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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7.7                               Replacement of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a Lender having a Commitment to a revolving credit if one or more is established in this Agreement and having an office in Toronto, Ontario or Montréal, Québec, or an Affiliate of any such Lender with an office in Toronto or Montréal.  The Administrative Agent may also be removed at any time by the Required Lenders upon 30 days’ notice to the Administrative Agent and the Borrower as long as the Required Lenders, in consultation with the Borrower, appoint and obtain the acceptance of a successor within such 30 days, which shall be a Lender having a Commitment to a revolving credit if one or more is established in this Agreement and having an office in Toronto or Montréal, or an Affiliate of any such Lender with an office in Toronto or Montréal.

(b)                                 If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications specified in Section 7.7(a), provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in the preceding paragraph.

(c)                                  Upon a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Administrative Agent, and the former Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the termination of the service of the former Administrative Agent, the provisions of this Section 7 and of Section 9 shall continue in effect for the benefit of such former Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Administrative Agent was acting as Administrative Agent.

7.8                               Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into

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this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

7.9                               Collective Action of the Lenders. Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Administrative Agent upon the decision of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents).  Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Administrative Agent with the prior written agreement of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents).  Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent.  Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Administrative Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

7.10                        No Other Duties. etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or holders of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

8.                                      Notices: Effectiveness; Electronic Communication

(a)                                 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as-provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the addresses or telecopier numbers specified elsewhere in this Agreement(8) or, if to a Lender, to it at its address or telecopier number specified in the Register or, if to an Obligor other than the Borrower, in care of the Borrower.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a business day between 9:00 a.m. and

(8)                                 Ensure that the Credit Agreement contains the contact information referred to.

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5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent,(9) provided that the foregoing shall not apply to notices to any Lender of Loans to be made or Letters of Credit to be issued if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Change of Address. Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

9.                                      Expenses; Indemnity: Damage Waiver (10)

(a)                                 Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder

(9)                                 Administrative Agents may wish to prescribe procedures for electronic communications and to disseminate those procedures to Lenders.

(10)                          A reference to this Section should be included in the Survival Section, if any, of the Credit Agreement.

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and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank, including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Obligor, or any Environmental Liability related in any way to any Obligor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by an Obligor and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Obligor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Obligor has obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction, nor shall it be available in respect of matters specifically addressed in Sections 3.1, 3.2 and 9(a).

(c)                                  Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity.

21

The obligations of the Lenders under this paragraph (c) are subject to the other provisions of this Agreement concerning several liability of the Lenders.

(d)                                 Waiver of Consequential Damages. Etc. To the fullest extent permitted by Applicable Law, the Obligors shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments. All amounts due under this Section shall be payable promptly after demand therefor.  A certificate of the Administrative Agent or a Lender setting forth the amount or amounts owing to the Administrative Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error.

10.                               Successors and Assigns

(a)                                 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i)                                     except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning

22

Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consent to a lower amount (each such consent not to be unreasonably withheld or delayed);

(ii)                                  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

(iii)                               any assignment of a Commitment relating to a credit under which Letters of Credit may be issued must be approved by any Issuing Bank (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself already a Lender with a Commitment under that credit;

(iv)                              any assignment must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) unless:

(x)  in the case of an assignment of a Commitment relating to a revolving credit, the proposed assignee is itself already a Lender with the same type of Commitment,

(y)  no Event of Default has occurred and is continuing, and the assignment is of a Commitment relating to a non-revolving credit that is fully advanced, or

(z)  the proposed assignee is a bank whose senior, unsecured, non-credit enhanced, long term debt is rated at least A3, A- or A low by at least two of Moody’s Investor Services Inc., Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Dominion Bond Rating Service Limited, respectively;

(v)                                 any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender with the same type of Commitment or a Default has occurred and is continuing; and

23

(vi)                              the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in an amount specified elsewhere in this Agreement(11) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3 and 9, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.  Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

(c)                                  Register. The Administrative Agent shall maintain at one of its offices in Toronto, Ontario or Montréal, Québec a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Obligor or any Affiliate of an Obligor(12)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the

(11)  Ensure that the Credit Agreement specifies the amount of this fee.

(12)                          Consideration should be given to the percentage of Lenders required to permit the sale of a participation to an Obligor or any Affiliate or Subsidiary of an Obligor.

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Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4 as though it were a Lender, provided such Participant agrees to be subject to Section 5 as though it were a Lender.

(e)                                  Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 and 3.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.2(e) as though it were a Lender.

(f)                                   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.                               Governing Law: Jurisdiction: Etc.

(a)                                 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province specified elsewhere in this Agreement(13) and the laws of Canada applicable in that Province.

(b)                                 Submission to Jurisdiction. Each Obligor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province specified elsewhere in this Agreement, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may

(13)                          Ensure that the Credit Agreement identifies the Province referred to here and in paragraph (b) immediately below.

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otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue. Each Obligor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.                               WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.                               Counterparts: Integration: Effectiveness: Electronic Execution

(a)                                 Counterparts: Integration: Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in the conditions precedent Section(s) of this Agreement, this Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of

26

a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

14.                               Treatment of Certain Information: Confidentiality

(a)                                 Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than an Obligor.

(b)                                 For purposes of this Section, “Information” means all information received in connection with this Agreement from any Obligor relating to any Obligor or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to such receipt.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In addition, the Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers.

(c)                                  In addition, and notwithstanding anything herein to the contrary, the Administrative Agent may provide the information described on Exhibit B concerning the Borrower and the credit facilities established herein to Loan Pricing Corporation and/or other recognized trade publishers of information for general circulation in the loan market.

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EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan-transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](14)]

3.	Borrower(s):

4.	Administrative Agent: ,as the administrative agent under the Credit Agreement

5.

Credit Agreement:             [The [amount] Credit Agreement dated as of                among [name of Borrower(s)], the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

(14)	Select as applicable.

6.                                      Assigned Interest:

Facility Assigned(15)	Aggregate Amount of Commitment/Loans for all Lenders(16)	Amount of Commitment/Loans Assigned(16)	Percentage Assigned of Commitment/Loans(17)		CUSIP Number
	$	$		%
	$	$		%
	$	$		%

[7.                                  Trade Date:                                                 ](18)

(15)                          Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

(16)                          Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(17)                          Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(18)                          To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Effective Date:                       , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

[Consented to and](19) Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By
Title:

[Consented to:](20)

[NAME OF RELEVANT PARTY]

By
Title:

(19)                          To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(20)                          To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

3

ANNEX 1 to Assignment and Assumption

[                               ](21)

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document(22), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section        thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender(23), attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with

(21)                          Describe Credit Agreement at option of Administrative Agent.

(22)                          The term “Loan Document” should be conformed to the term used in the Credit Agreement.

(23)                          The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.

4

their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.                                      General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

5

EXHIBIT B

LOAN MARKET DATA TEMPLATE

Recommended Data Fields — At Close

The items highlighted in bold are those that Loan Pricing Corporation (LPC) deem essential.  The remaining items are those that LPC has seen become more prominent over time as transparency has increased in the US Loan Market.

Company Level	Deal Specific	Facility Specific
Issuer Name	Currency/Amount	Currency/Amount
Location	Date	Type
SIC (Cdn)	Purpose	Purpose
Identification Number(s)	Sponsor	Tenor
Revenue	Financial Covenants	Term Out Option
Expiration Date
	Target Company	Facility Signing Date
*Measurement of Risk	Assignment Language	Pricing
S&P Sr. Debt	Law Firms	Base Rate(s)/Spread(s)/BA/LIBOR
S&P Issuer	MAC Clause	Initial Pricing Level
Moody’s Sr. Debt	Springing lien	Pricing Grid (tied to, levels)
Moody’s Issuer	Cash Dominion	Grid Effective Date
Fitch Sr. Debt	Mandatory Prepays	Fees
Fitch Issuer	Restrct’d Payments (Neg Covs)	Participation Fee (tiered also)

S&P Implied
(internal assessment)	Other Restrictions	Commitment Fee
DBRS
Other Ratings		Annual Fee
*Industry Classification		Utilization Fee
Moody’s Industry		LC Fee(s)
S&P Industry		BA Fee
Parent		Prepayment Fee

Financial Ratios		Other Fees to Market

Security
Secured/Unsecured
Collateral and Seniority of Claim
Collateral Value
Guarantors
Lenders Names/Titles
Lender Commitment ($)
Commited/Uncommited
Distribution method
Amortization Schedule

Borrowing Base/Advance Rates
New Money Amount
Country of Syndication
Facility Rating (Loss given default)
S&P Bank Loan
Moody’s Bank Loan
Fitch Bank Loan
DBRS
Other Ratings

* These items would be considered useful to capture from an analytical perspective

2

Schedule E
APPLICABLE PERCENTAGES OF LENDERS

[see references in Section 1.1]

Lender	Aggregate Commitment (Credit Facility)
The Bank of Nova Scotia	$40,000,000
Canadian Imperial Bank of Commerce	$30,000,000
M&T Bank	$30,000,000
Royal Bank of Canada	$25,000,000

Schedule F
DETAILS OF CAPITAL STOCK, PROPERTY, ETC.

Entity	Ownership or entity’s Capital Stock	Capital Stock owned by entity in other Persons	Nature of business	Head office (and chief executive office, if different)	Freehold real property	Leasehold property	Jurisdiction in which other Property located
PHH Vehicle Management Services, Inc./ PHH Services de Gestion de Véhicules, Inc.	100% by PHH Canadian Holdings, Inc.	100% of Centre for Transportation Safety Inc.; 100% of Canadian Lease Management Limited; 100% of FLR GP2, Inc.; 100% of FLR LP, Inc. 100% of FLR GP1, Inc.

Providing a full range of fleet management and leasing services, including consulting, administrative and financial services (principally vehicle and credit card services), to large, established businesses and corporations.

				2233 Argentia Road Suite 400 Mississauga, Ontario L5N 2L8 Canada	None

2233 Argentia Road
Suite 400
Mississauga, Ontario L5N 2L8
Canada

6700 Campobello Road
Mississauga, Ontario, L5N 2L8
Canada;

9800 Cavendish
Suite 250
Saint-Laurent, Quebec H4M 2V9 Canada

2618 Hopewell Place N.E.
Suite 450
Calgary, Alberta T1Y 7J7
Canada

1140 West Pender Street
Suite 440
Vancouver, British Columbia V6E 4G1
Canada

Alberta British Columbia Ontario Québec

Schedule G
INTELLECTUAL PROPERTY

[see reference in Section 7.1]

Trademark	Status	Wares & Services	Owner
NETVELOCITY & design	APPLICATION no. 1,336,125 FD: 2007-02-20 Reg# TMA717460 RD: 2008-06-26 Next Renewal: 2023-06-26	Incentive program services to designate fleet service excellence	PHH Vehicle Management Services Inc.

Schedule H
ORGANIZATION STRUCTURE

[see references in Section 7.1(4)]

Schedule I
MATERIAL CONTRACTS

[see references in Section 1.1]

None.

Schedule J
MATERIAL PERMITS

[see references in Section 1.1]

(a)                                 Registration No. 9373 to Sell Motor Vehicles at 1140 West Pender, Suite 440, Vancouver, BC V6E 4G1, issued by the Motor Vehicle Sales Authority of British Columbia, expiring 7 February 2013;

(b)                                 Licence No. 1009989 to sell, wholesale and lease motor vehicles at 2618 Hopewell Place NE, Suite 460, Calgary, AB T1Y 7J7, issued by the Alberta Motor Vehicle Industry Council, expiring 30 September 2012;

(c)                                  Registration as a Commercial Fleet Lessor at 6700 Campobello Road, Mississauga, ON L5N 2L8, issued by the Ontario Motor Vehicle Industry Council, expiring 12 May 2013;

(d)                                 Registration as a Commercial Fleet Lessor at 2233 Argentia Road, Unit 400, Mississauga, ON L5N 2X7, issued by the Ontario Motor Vehicle Industry Council, expiring 3 February 2013;

(e)                                  Licence No. 72754 to sell road vehicles at 9800 Cavendish, Suite 250, Saint-Laurent, QC H4M 2V9, issued by the Société de l’assurance automobile du Québec, expiring 30 September 2012;

Schedule K
BORROWING BASE CERTIFICATE

[see references in Section 1.1]

TO:	THE BANK OF NOVA SCOTIA, as Agent
62nd Floor, Scotia Plaza
40 King Street West
Toronto, ON M5W 2X6

	Attention:	Head, Agency Services
	Fax:	416-866-3329

CC:	The Bank of Nova Scotia, as Lender

FROM:	PHH VEHICLE MANAGEMENT SERVICES INC.
(the “Borrower”)

1.                                      This Borrowing Base Certificate is delivered to you pursuant to Section 8.2(1)(d) of the credit agreement made as of September 25, 2012 between the Borrower, certain parties thereto, as Guarantors, the Agent and the lenders and other financial institutions specified therein, as amended, supplemented, restated or replaced from time to time (the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement.

2.                                      The following calculations determine the Borrowing Base in accordance with the relevant definitions as set forth in the Credit Agreement and the other Loan Documents.

The Borrower hereby certifies, that as at                                                   :

Borrowing Base

(A)	Eligible Lease Receivables	$	x .90	=$

PLUS

(B-1)	Non-Qualifying Lease Receivables	$	x .80	=$

-and-

(B-2)	Purchase Value of Eligible LVIP [Note: Aggregate of B-1 and B-2 not to exceed $50,000,000.]	$	x .80	=$

PLUS

(C)	Other Eligible Receivables	$	x .75	=$

MINUS

(D)	Priority Payables			=$

MINUS

(E)	Adjustment (if any) as a result of concentration limit for any Account Debtor or group of Related Party Account Debtors exceeding 10%			=$

Total Borrowing Base (A) + (B-1 + B-2) (Aggregate not to exceed $50,000,000) + (C) – (D) – (E)				=$

3.                                      Attached hereto as Annex 1 is a detailed list of all Eligible Lease Receivables broken down by each Obligor outlining (i) the aging of such Eligible Lease Receivable, (ii) the currency in which they are denominated and (iii) any deductions, sales discounts, volume rebates, returns and allowances.

4.                                      Attached hereto as Annex 2 is a detailed list of all Non-Qualifying Lease Receivables broken down by the Borrower and each Subsidiary outlining (i) the aging of such Eligible Lease Receivable, (ii) the currency in which they are denominated and (iii) any deductions, sales discounts, volume rebates, returns and allowances.

5.                                      Attached hereto as Annex 3 is a detailed list of the Purchase Value of Eligible LVIP.

6.                                      Attached hereto as Annex 4 is a detailed list of all Other Eligible Receivables broken down by the Borrower and each Subsidiary outlining (i) the aging of such account receivable, (ii) the currency in which they are denominated and (iii) any deductions, sales discounts, volume rebates, returns and allowances.

7.                                      Attached hereto as Annex 5 is a detailed description of all Priority Payables.

8.                                      Attached hereto as Annex 6 is a detailed description of the adjustment (if any) as a result of Eligible Lease Receivables, Non-Qualifying Lease Receivables and Other Eligible Receivables of any individual Account Debtor or group of Account Debtors that are Related Parties exceeding 10% of the Borrowing Base.

9.                                      The Borrower hereby represents and warrants that this Certificate is a correct statement regarding the status of the Borrowing Base and the amounts set forth herein are in compliance with the provisions of the Credit Agreement.  The Borrower further represents and warrants that, in relation to calculation of the Borrowing Base there have

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been no changes to accounting policies, practices and calculation methods from the accounting policies, practices and methods used by the Borrower as at the date of the Credit Agreement, other than as required under GAAP as agreed to by the Agent.

Dated the • day of •, 20•.

PHH VEHICLE MANAGEMENT SERVICES INC.

By:
Name:
Title:

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Schedule L
NON-ARM’S LENGTH ARRANGEMENTS

[see references in Section 7.1(4)(i)]

Part I — Obligors’ loans, advances and investments to or in another Related Party (which is not an Obligor):

(a)                                 Borrower owns 100% of the equity in Centre for Transportation Safety, Inc.;

(b)                                 Borrower owns 100% of the equity in Canadian Lease Management Limited;

(c)                                  Borrower owns 100% of the equity in FLR GP2, Inc.;

(d)                                 Borrower owns 100% of the equity in FLR LP, Inc.; and

(e)                                  Borrower owns 100% of the equity in FLR GP1, Inc.

Part II — other Related Party Debt:

NONE

Part III — other Material Contracts, transactions or arrangements:

(a)                                 Amended and Restated Grid Promissory Note made by Borrower in favour of PHH, as Lender, dated January 27, 2011.

(b)                                 Amended and Restated Promissory Note made by Borrower in favour of FLR LP Inc., as Lender, dated January 27, 2010.

(c)                                  Various intercompany arrangements regarding provision of services and sale of goods between Borrower and its Affiliates and Related Parties, all of which occur in the ordinary course of Borrower’s business, all of which are priced on commercially reasonable terms, and none of which are independently material to Borrower’s business.

Schedule M
ENVIRONMENTAL EXCEPTIONS

[see references in Section 7.1(5)]

None.

Schedule N
EXCLUDED SELF-FUNDING TRANSACTIONS

[see references in Section 7.1(4)(k) ]

Each as may have been amended, supplemented, restated or otherwise modified from time to time on or prior to the Closing Date.

(a)                                 Operating Lease between PHH Vehicle Management Services Inc. and Commerce and Industry Insurance Company of Canada, dated December 10, 1996

(b)                                 Agreement between PHH Vehicle Management Services Inc. and Commerce and Industry Insurance Company of Canada, dated May 30, 1997

(c)                                  Loan and Security Agreement between BAL Global Finance Canada Corporation and PHH Vehicle Management Services Inc., dated December 29, 2009

(d)                                 Performance Guaranty made by PHH Corporation in favour of BAL Global Finance Canada Corporation, dated December 29, 2009

(e)                                  Operating Lease Agreement between PHH Vehicle Management Services Inc. and Canadian Pacific Railway Company, dated December 29, 2009

(f)                                   Promissory Note by PHH Vehicle Management Services Inc. in favour of BAL Global Finance Canada Corporation as Lender, in the principal amount of CDN $12,449,240.31

(g)                                  Self Fund Motor Vehicle Lease Agreement between PHH Vehicle Management Services Inc. and Dare Foods Limited, dated March 11, 2011

(h)                                 Loan and Security Self Fund Agreement between PHH Vehicle Management Services Inc. and Dare Foods Limited, dated March 11, 2011

(i)                                     Operating Lease Agreement between PHH Vehicle Management Services Inc. and General Mills Canada Corporation, dated April 5, 2002

(j)                                    Agreement between PHH Vehicle Management Services Inc. and General Mills Canada Corporation, dated April 5, 2002

(k)                                 Amendment to Agreement between PHH Vehicle Management Services Inc. and General Mills Canada Corporation, dated December 5, 2006

(l)                                     Operating Lease Agreement between PHH Canada Inc. and Hongkong Bank of Canada, dated October 20, 1988

(m)                             Agreement between PHH Canada, Inc. and Hongkong Bank of Canada, dated October 20, 1988

(n)                                 Fixed Rate Supplement to Operating Lease Agreement between PHH Vehicle Management Services Inc. and Dare Foods Limited, dated March 11, 2011

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Schedule O
ELIGIBLE LEASE RECEIVABLES CRITERIA

For the purposes of this Schedule, terms not otherwise defined in the Agreement shall have the following meanings, and in the case of any inconsistencies between the defined terms in the Agreement and those set out in this Schedule O, the meanings set out in this Schedule O shall prevail:

“Annual Percentage Rate” means, with respect to a Lease, the annual rate of finance charges (whether fixed or floating) stated or implicit in such Leases, exclusive of any management fees.

“Applicable Residual Percentage” means 16%, 20% or such other percentage as is acceptable to Fleet Leasing Receivables Trust.

“Charged-Off Lease” means a Lease which has been or should have been charged off by the Borrower in accordance with its credit and collection policy or as to which any scheduled lease rental payment in excess of $10.00 is 270 or more days past due.

“Closed End Lease” means a Lease for which the Obligor does not guarantee any part of the residual value of the related equipment as at the end of the term of such Lease, other than for excess mileage or excess wear and tear. For greater certainty, the fact that a Lease requires the Obligor to guarantee the residual value of the related equipment on an early return of Equipment does not preclude it from being a Closed End Lease.

“Defaulted Lease” means, at any time, any Lease (i) under which the full amount required to be paid for a given month has been outstanding for a period greater than or equal to 120 days from the payment due date, or (ii) the Obligor (other than a guarantor) of which has sustained an Insolvency Event which is continuing, or (iii) in respect of which the Borrower has reasonably determined, in accordance with its credit and collection policy, that eventual payment of amounts owing under such Lease is unlikely.

“Delinquent Lease” means, at any time, any Lease, other than a Defaulted Lease or Charged-Off Lease, (i) in respect of which an amount greater than $50 then remains unpaid for more than 60 days from the payment due date, or (ii) which would then be classified as delinquent by the Borrower in accordance with its credit and collection policy.

“Eligible Floating Rate Index” means one of the following:

(a)                                 the one-month bankers acceptance rate, based on the rate as published by the Bank of Canada on its web site, CDOR or other market standard methodology;

(b)                                 the 90 day bankers acceptance rate, based on the rate as published by the Bank of Canada on its web site, CDOR or other market standard methodology;

(c)                                  the one-month prime corporate paper rate, based on the rate as published by the Bank of Canada on its web site or other market standard methodology;

(d)                                 the one-month asset-backed commercial paper rate, either for a particular securitization or across a class of conduits, as determined by the Borrower;

(e)                                  a rate based on the Borrower’s weighted average cost of funds (which may include or exclude funding costs under inter-corporate borrowing transactions (subject to any agreed upon caps) and/or securitization transactions); or

(f)                                   the Borrower’s commercial paper funding rate, as determined by the Borrower.

“Equipment” means an automobile, truck (light, medium or heavy duty), truck body, trailer, forklift or other material handling equipment or other equipment, together with all equipment, attachments and accessories attached thereto.

“Fleet Leasing Receivables Trust” means the trust established under the laws of the Province of Ontario pursuant to a declaration of trust dated November 2, 2009, as amended.

“Ineligible Master Lease” means, at any time, a PHH Master Lease Agreement in respect of which either (i) PHH has made a credit decision that it will not supply any further Equipment to the related Obligor, or (ii) 50% or greater of the billings to the Obligor thereof then remain unpaid for more than 60 days from the original due date.

“Insolvency Event” means, with respect to a specified Person, (i) such Person generally not paying its liabilities as they become due or admitting in writing its inability to pay its liabilities generally as they become due, or making a general assignment for the benefit of creditors; or (ii) otherwise acknowledging its insolvency; or (iii) any proceedings being instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, winding-up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, moratorium or relief of debtors, and, if such proceeding has been instituted against such Person, such proceeding has not been stayed or dismissed within 45 days; or (iv) such Person seeking the entry of an order for relief by the appointment of a receiver, trustee, custodian or similar official for it or a substantial part of its property and, if such proceeding has been instituted against such Person, such proceeding has not been stayed or dismissed within 45 days of a receiver, trustee, custodian or other similar official being appointed for it or any substantial part of its property; or (v) such Person taking any action to authorize any of the actions described above; or (vi) a receiver being privately appointed in respect of a substantial part of such Person’s assets.

“Lease” means a written lease agreement (other than the Master Lease Agreement (as defined in the Master Trust Purchase Agreement)) relating to Equipment, between an Originator and a lessee, consisting of a lease schedule, supplement or new unit notice delivered by such lessee under a PHH Master Lease Agreement, pursuant to which such lessee is required to pay rent on the terms set out in such lease schedule, supplement or new unit notice and subject to the related terms of such PHH Master Lease Agreement.

“Leased Equipment” means, in respect of any Lease, the Equipment forming the subject matter of such Lease.

“Obligor” means any Person (other than an Originator) who is obligated to make payments under a Lease.

“Obligor Option” means, in respect of any Lease, an option of a related Obligor to purchase the Leased Equipment on the terms and conditions described in such Lease.

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“Originator” means the Borrower or any of its Affiliates, and their respective successors and assigns.

“PHH Master Lease Agreement” means a master lease agreement between the Originator and an Obligor under the terms of which individual items of Equipment may be leased from time to time on the terms set out in a related Lease.

“Required Insurance” means an insurance policy with respect to Leased Equipment (i) that has been issued to the Obligor by an insurance company acceptable to the Originator, (ii) that provides comprehensive, collision, fire, theft and other physical damage coverage, (iii) that is for an amount not less than the Net Book Value of the applicable Leased Equipment at the relevant time, and (iv) that has the Originator noted as the loss payee or an additional insured thereon; provided that the Originator may permit an Obligor to self-insure for the matters described in (ii) in accordance with the Originator’s normal credit and collections policy.

“Security Interests” means any mortgage, pledge, security interest, hypothec, assignment, deposit arrangement, encumbrance, lien (consensual, statutory or other), charge, security arrangement, or any other right or claim in, of or on any Person’s assets or property in favour of any other Person of any kind or nature whatsoever.

“Seller” means PHH Fleet Lease Receivables L.P.

“Term” means, in respect of a Lease, the period commencing on the commencement date thereof and ending on the day on which the Obligor is required under the terms of the Lease to return the Leased Equipment if the Obligor does not exercise any Obligor Option thereunder and, for greater certainty, includes any extension made in accordance with the terms of such Lease.

As of the applicable date of calculation, each of the leases must satisfy all of the following criteria (“Eligible Lease”):

(a)                                 the Obligor thereunder is a resident of Canada;

(b)                                 the Obligor thereunder is not a Governmental Authority, unless no consents or notices are required to permit the assignee of such Lease to enforce the same, or any such consents and notices which are required have been obtained or delivered as applicable;

(c)                                  the Obligor thereunder is not an Affiliate of any Originator;

(d)                                 no Insolvency Event has occurred with respect to any Obligor thereunder;

(e)                                  it arises pursuant to a Lease which is “chattel paper” within the meaning of the PPSA of Ontario;

(f)                                   it is denominated and payable only in Canadian Dollars in Canada;

(g)                                  it was originated in Canada by Originator or an Affiliate in the ordinary course of its business;

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(h)                                 it satisfies in all material respects all applicable requirements of the credit and collection policy of the Borrower in effect as at such applicable date of calculation;

(i)                                     it is not a Delinquent Lease;

(j)                                    it is not a Defaulted Lease;

(k)                                 the related PHH Master Lease Agreement is not an Ineligible Master Lease;

(l)                                     the Lease is in full force and effect and constitutes a legal, valid and binding obligation of the Obligor thereof, and is enforceable against such Obligor in accordance with its terms (subject to Applicable Laws, including bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and to equitable principals of general application);

(m)                             the Lease is subject to no asserted or threatened dispute (other than immaterial disputes arising in the ordinary course of business), right of rescission, set-off, counterclaim or defence and either (i) the Lease includes an express waiver of set-off by the Obligor or an express waiver of set-off by the Obligor as against any assignee of the Lease, or (ii) neither the Borrower nor any other Subsidiary Guarantor that owns the Leases nor the Seller acquires goods and/or services from such Obligor; provided that an Eligible Lease which satisfies clause (ii) above but not clause (i) above as of the applicable date shall cease to be an Eligible Lease at such time thereafter, if any, when clause (ii) is no longer correct with respect thereto;

(n)                                 to the best of the Originator’s knowledge and other than the failure to pay money when due, there is no material default, breach, violation or event permitting acceleration or enforcement under the terms of the Lease which has occurred and is continuing;

(o)                                 the Lease is not subject to any restriction on the sale or assignment thereof under the Master Trust Purchase Agreement or grant of a Security Interest to the Agent or Lenders, including any requirement to obtain the consent of any Person including the Obligor or to give notice of the assignment or grant of Security Interest to the Obligor, unless any such consents and notices which are required have been obtained or delivered, as applicable;

(p)                                 the Lease does not and did not at the time of its origination contravene in any material respect any Applicable Laws;

(q)                                 the related Leased Equipment is covered by Required Insurance in respect of such Leased Equipment which is in full force and effect, and the proceeds of the Required Insurance have been validly assigned to the Borrower or the Borrower is named in the policy (if applicable) as a loss payee thereof and the proceeds of the Required Insurance are fully assignable to the Agent;

4

(r)                                    unless the related Lease is a Closed End Lease, the related Lease has a minimum term of either 12 months or 367 days from origination after which time the Obligor may return the Leased Equipment at any time but is required to pay to the lessor under the Lease either, depending on the terms of the particular Lease:

(i)            the entire deficiency from the Net Book Value at the time of the sale of the related Leased Equipment pursuant to the Lease; or

(ii)           the entire deficiency from the Net Book Value at the time of the sale of the related Leased Equipment pursuant to the Lease unless the proceeds of disposition received in accordance with the terms of such Lease following the sale or surrender of the related Leased Equipment at the time of disposition are less than the Applicable Residual Percentage of the fair market value of such related Leased Equipment as defined in the Lease; under such circumstances, the lessor is required to absorb that portion of the deficiency resulting from such proceeds being less than the Applicable Residual Percentage of the fair market value unless the low sale price has resulted from damage, extraordinary wear and tear or excess and unauthorized use in which case the Obligor is required to pay to the lessor the entire deficiency;

(s)                                   the Lease has a maximum Term of 120 months following its origination and provides for equal consecutive monthly instalments of rent or depreciation rent;

(t)                                    if the Annual Percentage Rate is a fixed rate per annum, such rate is set out (or implicit) in the Lease and remains fixed during the term of the Lease after such applicable date, and if the Annual Percentage Rate is a floating rate (whether or not it can be converted to a fixed rate on certain terms as stated in the Lease) then the floating rate is based on an Eligible Floating Rate Index; provided that if it is a floating rate Lease and the Obligor thereunder has the right to convert the floating rate at which the Annual Percentage Rate accrues thereunder to a fixed rate, upon conversion the fixed rate will be set on the basis set out in the Lease (based on the rate, or rate options, set out therein) and remain fixed thereafter during the then remaining term of the Lease; and in any event the accrued interest is payable either monthly or bi-weekly in arrears or in advance;

(u)                                 the Originator has complied in all material respects with all of its obligations under the Lease;

(v)                                 it has not been extended or otherwise modified except in the ordinary course of business and in accordance with the Borrower’s credit and collection policy;

(w)                               if the model year of the related Leased Equipment when the Lease was originated was earlier than the year in which the Lease was originated, then the maximum Term of the Lease is 120 months following the last day of the model year of the Leased Equipment;

5

(x)                                 the related Leased Equipment has been delivered to and accepted by the related Obligor in accordance with the terms of the Lease and, to the best of the Originator’s knowledge, is in good operating condition and has been properly maintained as required by the Lease;

(y)                                 if it provides the Obligor with an option to purchase the related Leased Equipment at any time on or before the end of the Term, the option price is not less than the Net Book Value of such Leased Equipment as of such option date, plus all applicable taxes thereon; and

(z)                                  all filings or recordings with respect to the Originator’s interest in any related rights under the Lease or Leased Equipment necessary by law or reasonably prudent and desirable for the perfection and protection of such interests have been effected by the Borrower in accordance with their credit and collection policy in effect at the applicable time of origination of the related contract.

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Schedule P
EXISTING LETTERS OF CREDIT

LC NO.	BENEFICIARY	AMOUNT	CUR	EFFECTIVE	EXPIRY
265846	Ultamar LTD	$1,300,000.00	CAD	1-Aug-12	21-Feb-13
290892	Husky Oil Marketing Company	$1,200,000.00	CAD	1-Aug-12	21-Feb-13
310339	Imperial Oil Limited	$1,000,000.00	CAD	1-Aug-12	21-Feb-13
321903	2618 Hopewell Place c/o Bentall Kennedy LP	$91,500.00	CAD	1-Aug-12	21-Feb-13
322045	Toyo Tire Canada Inc	$700,000.00	CAD	1-Aug-12	21-Feb-13

Schedule Q
FORM OF SUBSIDIARY GUARANTEE

(see references in Section 4.1(2))

TO:                                                                           THE BANK OF NOVA SCOTIA in its capacity as administrative agent (the “Agent”) for and on behalf of and for the benefit of the Secured Parties (as defined below)

DATE:                                                          As of [•], 2012

RECITALS:

A.                                    The undersigned (the “Obligor”) is a Subsidiary of the Borrower.  The Obligor is required to deliver this guarantee and indemnity (the “Agreement”) under the terms of the Loan Documents (as defined below).  The Obligor will derive substantial direct and indirect benefits and advantages from the financial accommodations to the Borrower under the Loan Documents, and it will be to the Obligor’s direct interest and economic benefit to deliver this Agreement in order to allow the Borrower to obtain those financial accommodations.  The Obligor acknowledges the value of that benefit.

FOR VALUE RECEIVED and intending to be legally bound by this Agreement, the Obligor agrees as follows:

1.                                      INTERPRETATION

1.1                               Capitalized Terms In this Agreement, except where the context otherwise requires, capitalized terms that are used and not otherwise defined have the meanings defined in the Credit Agreement (as defined below), and:

(a)                                 “Borrower” means PHH Vehicle Management Services Inc./PHH Services de Gestion de Vehicules Inc.

(b)                                 “Credit Agreement” means the credit agreement dated as of September 25, 2012 between the Borrower as borrower, the Obligor and the other Persons who are, and from time to time become, parties thereto as guarantors, the Lenders and the Agent, as amended, supplemented, restated and replaced from time to time.

(c)                                  “Event of Default” means the occurrence of (i) an Event of Default as defined in the Credit Agreement, (ii) a “default,” “event of default” or similar circumstance identified in any Secured Agreement other than the Credit Agreement that entitles the Borrower’s counterparty to enforce its rights under that Secured Agreement, (iii) the failure of the Borrower to pay any of the Obligations when due or, if applicable, within any applicable grace period; or (iv) any demand for payment validly made by any Secured Party pursuant to the Secured Agreements that is not met in accordance with the terms of the demand or within any applicable grace period.

(d)                                 “Loan Document” means any Secured Agreement or any other document or security relating to the Obligations.

(e)                                  “Obligations” means all debts, liabilities and obligations of the Borrower to the Secured Parties under or in connection with the Secured Agreements, whether present or future, direct or indirect, absolute or contingent, matured or not, at any time owing or remaining unpaid by the Borrower to the Secured Parties in any currency under or in connection with the Secured Agreements, whether arising from dealings between the Secured Parties and the Borrower or from other dealings or proceedings by which the Secured Parties may be or become in any manner whatever creditors of the Borrower under or in connection with the Secured Agreements, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety (including obligations under or in connection with any guarantee or indemnity given by the Borrower under or in connection with the Secured Agreements), and all interest, fees, commissions and legal and other costs, charges and expenses owing or remaining unpaid by the Borrower to the Secured Parties in any currency under or in connection with the Secured Agreements.

(f)                                   “Secured Agreements” means the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement) and all Other Secured Agreements (as those agreements may be amended, supplemented, restated and replaced from time to time), and any reference to the “Secured Agreements” in this Agreement shall be interpreted as referring to “the Secured Agreements or any of them.”

(g)                                  “Secured Parties” means each Person that from time to time (i) is defined as a “Lender” or as the “Agent” under the Credit Agreement or (ii) is defined as an “Other Secured Party” under the Credit Agreement, in each case in their various capacities as creditors under the Secured Agreements.  Any reference to “the Secured Parties” shall be interpreted as referring to “the Secured Parties or any of them” or “the Secured Parties and each of them”, as applicable.

1.2                               No Contra Proferentum  This Agreement has been negotiated by the Obligor and the Agent with the benefit of legal representation, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the construction or interpretation of this Agreement.

1.3                               Conflict With Credit Agreement  If there is any conflict or inconsistency between the terms of the Credit Agreement and the terms of this Agreement, the provisions of the Credit Agreement shall govern to the extent necessary to remove the conflict or inconsistency.

1.4                               Other Interpretation Rules  In this Agreement:

(a)                                 Any rights or benefits stated to accrue to the benefit of the Agent shall accrue to the benefit of the Agent for and on behalf of and for the benefit of the Secured Parties and any decision, determination or other action required or permitted to be

2

made or taken by the Agent shall be interpreted to mean that decision, determination or other action made or taken in accordance with the provisions of the Credit Agreement.

(b)                                 The division into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(c)                                  Unless otherwise specified or the context otherwise requires, (i) “including” or “includes” means “including (or includes) but is not limited to” and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it, (ii) a reference to any legislation, statutory instrument or regulation or a section thereof is a reference to the legislation, statutory instrument, regulation or section as amended, restated and re-enacted from time to time, and (iii) words in the singular include the plural and vice-versa and words in one gender include all genders.

(d)                                 Unless otherwise specified or the context otherwise requires, any reference in this Agreement to payment of the Obligations includes performance of the Obligations.

2.                                      GUARANTEE AND INDEMNITY

2.1                               Guarantee  The Obligor unconditionally guarantees to the Agent and the other Secured Parties the payment and performance of the Obligations.

2.2                               Indemnity  The Obligor also unconditionally agrees that, if the Borrower does not unconditionally and irrevocably pay any Obligations when due and those Obligations are not recoverable from the Obligor for any reason under Section 2.1, the Obligor shall indemnify the Secured Parties immediately on demand against any cost, loss, damage, expense or liability suffered by the Secured Parties as a result of the Borrower’s failure to do so.

2.3                               Separate Liabilities  The liabilities of the Obligor under Sections 2.1 and 2.2 are separate and distinct from each other, but the provisions of this Agreement shall apply to the liabilities under both of those Sections unless the context otherwise requires.

2.4                               Limit on Liability  The liability of the Obligor under this Agreement is unlimited.

2.5                               Irrevocable This Agreement is irrevocable by the Obligor, and the Obligor expressly and unconditionally waives any right to terminate this Agreement.

3.                                      CONTINUING AGREEMENT AND REINSTATEMENT

3.1                               Continuing Agreement  This Agreement is a continuing guarantee and indemnity for a current or running account and will extend to the ultimate balance of the Obligations, regardless of any intermediate payment or discharge of the Obligations in whole or in part.  Without limiting the foregoing, the Obligations may include advances and re-advances

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under revolving credit facilities, which permit borrowing, repayment of all or part of the amount borrowed and re-borrowing of amounts previously paid.

3.2                               Payments in Gross  Until this Agreement has been terminated in accordance with Section 3.4, all amounts of any kind received by the Secured Parties from any source in respect of the Obligations shall be regarded for all purposes as payments in gross without any right on the part of the Obligor to claim the benefit of those amounts in reduction of its liabilities under this Agreement.

3.3                               Reinstatement  If at any time any payment of the Obligations is or must be rescinded or returned by the Secured Parties as a result of insolvency or reorganization of the Borrower or any other Person, or for any other reason whatsoever, the Obligations will be deemed to have continued in existence and this Agreement shall continue to be effective, or be reinstated, as if the payment had not occurred.  The Secured Parties may concede or compromise any claim that any payment ought to be rescinded or returned without diminishing the liability of the Obligor under this Section.

3.4                               Termination  If the Obligations have been indefeasibly paid in full in cash and if all obligations of the Secured Parties to extend credit under any Loan Document have been cancelled, then the Agent shall, at the request and expense of the Obligor, execute and deliver whatever documents are reasonably required to acknowledge the termination of this Agreement.

4.                                      WAIVER OF DEFENCES AND OTHER MATTERS

4.1                               In Addition to Other Rights; No Marshalling  This Agreement is in addition to and is not in any way prejudiced by or merged with any other guarantee, indemnity or security now or subsequently held by the Secured Parties in respect of any Obligations.  The Secured Parties shall be under no obligation to marshal in favour of the Obligor any other guarantees or other securities or any money or other property that the Secured Parties may be entitled to receive or may have a claim upon.

4.2                               Liabilities Unconditional  The liabilities of the Obligor under this Agreement are absolute and unconditional, and will not be affected by any act, omission, matter or thing that, but for this Section, would reduce, release or prejudice any of its liabilities under this Agreement, or that might constitute a legal or equitable defence to or a discharge, limitation or reduction of the Obligor’s liabilities under this Agreement, including the following, whether or not known to it or the Secured Parties or consented to by it or the Secured Parties:

(a)                                 any discontinuance, reduction, increase, extension or other variance in the credit granted by the Secured Parties to the Borrower or any time, waiver or consent granted to, or any release of or compromise with, the Borrower or any other Person;

(b)                                 any amendment, supplement or restatement (however fundamental) or replacement of any Loan Document;

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(c)                                  any unenforceability, illegality or invalidity of any obligation of any Person under or in connection any Loan Document, including any bar to recovery under any statute of limitations;

(d)                                 the death or loss of capacity of the Borrower, any change in the name of the Borrower or in the ownership, objects, capital structure or constitution of the Borrower, the sale of all or any part of the Borrower’s business or the Borrower being amalgamated or merged with one or more other entities, but shall, notwithstanding any such event, continue to apply to all Obligations whether previously or subsequently incurred; and in the case of the Borrower being amalgamated or merged with one or more other entities, this Agreement shall also apply to the liabilities of the resulting or continuing entity, and the term “Borrower” shall include each resulting or continuing entity;

(e)                                  any credit being granted or continued by the Secured Parties purportedly to or for the Borrower after the death, loss of capacity, bankruptcy or insolvency of the Borrower;

(f)                                   any lack or limitation of power, incapacity or disability of the Borrower or of the directors, partners or agents of the Borrower, or the Borrower not being a legal or suable entity, or any irregularity, defect or lack of formality in the obtaining of credit by the Borrower;

(g)                                  any bankruptcy, insolvency or similar proceedings, including any stay of or moratorium on proceedings;

(h)                                 any impossibility, impracticability, frustration of purpose, force majeure, illegality or act of governmental authority affecting any Loan Document;

(i)                                     any taking or failure to take security, any loss of or loss of value of security for the Obligations, any invalidity, lack of perfection or unenforceability of any security, or any enforcement of, failure to enforce or irregularity or deficiency in the enforcement of any security; or

(j)                                    the existence of any claim, set-off or other right that the Obligor may have against the Borrower, the Secured Parties or any other Person, whether in connection with the Loan Documents or otherwise.

Each of the defences mentioned above is waived by the Obligor to the fullest extent permitted under applicable law.

4.3                               Information Concerning Borrower  The Obligor acknowledges that it is presently familiar with the Loan Documents, the financial condition of the Borrower and any other circumstances affecting the risk incurred by the Obligor in connection with this Agreement.  The Obligor shall be solely responsible for keeping itself informed concerning those matters in the future.  The Obligor acknowledges that no Secured Party has any obligation to provide any information concerning those matters now or in the

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future and that, if it does so at any time, it shall have no obligation to update the information or provide other information subsequently.

4.4                               No Obligation to Enforce Other Rights  The Obligor waives any right it may have of requiring the Secured Parties (or any trustee or agent on their behalf) to proceed against or enforce any other rights or security or claim payment from any Person before claiming from the Obligor under this Agreement and the Obligor waives all benefits of discussion and division.  These waivers apply irrespective of any law or any provision of any Loan Document to the contrary.

4.5                               Saskatchewan  The Limitation of Civil Rights Act (Saskatchewan) shall not have any application to this Agreement, or to any agreement or instrument renewing, extending or collateral to this Agreement, or to the rights, powers or remedies of the Secured Parties under this Agreement.

5.                                      USE OF AMOUNTS RECEIVED

5.1                               Use of Amounts Received  Until this Agreement has been terminated in accordance with Section 3.4, the Secured Parties (or any trustee or agent on their behalf) may:

(a)                                 refrain from applying any money received or enforcing any other security or rights held by or on behalf of the Secured Parties in respect of the Obligations, or apply any money and enforce any other security or rights in any manner and order as they see fit;

(b)                                 change any application of money received in whole or in part from time to time; and

(c)                                  hold in a suspense account any money received from the Obligor or on account of the Obligor’s liabilities under this Agreement.

6.                                      POSTPONEMENT OF OBLIGOR’S RIGHTS

6.1                               Postponement of Subrogation Etc.  Until this Agreement has been terminated in accordance with Section 3.4, the Obligor shall not exercise any rights that it may have by reason of performance by it of its liabilities under this Agreement:

(a)                                 to be indemnified by the Borrower;

(b)                                 to claim contribution from any other guarantor of the Obligations; or

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under any Loan Document.

6.2                               Postponement of Set-Off Etc.  Until this Agreement has been terminated in accordance with Section 3.4, the Obligor shall not claim any set-off or counterclaim against the Borrower as a result of any liability of the Borrower to the Obligor, or claim or prove in the bankruptcy or insolvency of the Borrower in competition with the Secured Parties.

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6.3                               Postponement and Assignment  The Obligor postpones payment of all present and future debts, liabilities and obligations of the Borrower to the Obligor until this Agreement has been terminated in accordance with Section 3.4.  The Obligor assigns to the Agent all present and future debts, liabilities and obligations of the Borrower to the Obligor as security for payment of the Obligor’s liabilities under this Agreement, and agrees that all money received by the Obligor in respect of those debts, liabilities and obligations shall be received in trust for the Secured Parties and forthwith upon receipt shall be paid over to the Agent, all without in any way lessening or limiting the liabilities of the Obligor under this Agreement.  The provisions of this Section 6.3 are independent of the other provisions of this Agreement and shall remain in full force and effect until this Agreement has been terminated in accordance with Section 3.4, notwithstanding that the other liabilities of the Obligor under this Agreement may have been discharged or terminated.

7.                                      OBLIGATION TO MAKE PAYMENT

7.1                               Payment Immediately After Demand  The Obligor’s liability to make a payment under this Agreement shall arise immediately after demand for payment has been made in writing on the Obligor.  In connection with any demand, the Agent may treat all Obligations as due and payable and may demand immediate payment from the Obligor of the total amount of its liabilities under this Agreement, whether or not all Obligations are otherwise due and payable at the time of demand.

7.2                               Right to Enforce  Demands under this Agreement may be made from time to time, and the liabilities of the Obligor under this Agreement may be enforced, irrespective of:

(a)                                 whether any demands, steps or proceedings are being or have been made or taken against the Borrower and/or any third party; or

(b)                                 whether or in what order any security to which the Secured Parties may be entitled in connection with any Loan Document is enforced.

7.3                               Certificate as to Amount  A certificate of the Agent specifying the outstanding amount of the Obligations shall be conclusive evidence of that amount against the Obligor in the absence of any manifest error.

7.4                               Interest  The Obligor’s liabilities under this Agreement shall bear interest from the date of demand at the highest rate of interest per annum that is applicable to any part of the Obligations.

7.5                               Rights Cumulative  No failure on the part of the Secured Parties to exercise, nor any delay in exercising, any right or remedy under any Loan Document or this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  Neither the taking of any judicial or extra-judicial proceeding nor the exercise of rights under any security held from the Obligor shall extinguish the liability of the Obligor to pay and perform its liabilities under this Agreement, nor shall the acceptance of any payment or security create any novation.  No covenant, representation or warranty of the Obligor in

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this Agreement shall merge in any judgment.  The rights and remedies provided in this Agreement are cumulative and do not exclude any rights and remedies provided by law or otherwise.

7.6                               Limitation Periods  To the extent that any limitation period applies to any claim for payment of the Obligations or remedy for enforcement of the Obligations, the Obligor agrees that:

(a)                                 any limitation period is expressly excluded and waived entirely if permitted by Applicable Law;

(b)                                 if a complete exclusion and waiver of any limitation period is not permitted by Applicable Law, any limitation period is extended to the maximum length permitted by Applicable Law;

(c)                                  any applicable limitation period shall not begin before an express demand for payment of the Obligations is made in writing by the Lender to the Obligor;

(d)                                 any applicable limitation period shall begin afresh upon any payment or other acknowledgment of the Obligations by the Obligor; and

(e)                                  this Agreement is a “business agreement” as defined in the Limitations Act, 2002 (Ontario) if that Act applies.

8.                                      PAYMENTS

8.1                               Withholdings Etc.  Any payment made by the Obligor under this Agreement shall be made without any deduction or withholding for or on account of tax and without any set-off or counterclaim of any kind.  However, if the Obligor is required by law to deduct, withhold or pay any tax in respect of any payment under this Agreement, then (i) the Obligor shall pay additional sums under this Agreement as necessary so that, after making or allowing for all required deductions, withholdings and payments (including deductions, withholdings and payments applicable to additional sums payable under this Section), each Secured Party receives an amount equal to the sum it would have received had no deductions, withholdings or payments been required, (ii) the Obligor shall make any deductions, withholdings or payments required by law to be made by it and (iii) the Obligor shall timely pay the full amount required to be deducted, withheld or paid to the relevant governmental authority in accordance with Applicable Law.

8.2                               Currency and Place of Payment  Payment shall be made in the currency or currencies specified in the demand for payment to the Agent as specified in the Credit Agreement or another address or account that the Agent may specify by written notice to the Obligor from time to time.

8.3                               Currency Indemnity  If a judgment or order is rendered by any court or tribunal for the payment of any amount owing to the Secured Parties under or in connection with this Agreement and the judgment or order is expressed in a currency (the “Judgment Currency”) other than the currency payable under or in connection with this Agreement

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(the “Agreed Currency”), the Obligor shall indemnify and hold each Secured Party harmless against any deficiency in terms of the Agreed Currency in the amount received by that Secured Party arising or resulting from any variation as between (a) the rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of the judgment or order, and (b) the rate at which the Secured Party is able to purchase the Agreed Currency in accordance with normal banking practice with the amount of the Judgment Currency actually received by the Secured Party on the date of receipt.  The indemnity in this Section shall constitute a separate and independent liability from the other liabilities of the Obligor under this Agreement, shall apply irrespective of any indulgence granted by the Secured Parties, and shall be secured by any security held by the Secured Parties from the Obligor.

8.4                               Set-Off  The Secured Parties and each of their respective affiliates are authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Secured Parties or affiliates to or for the credit or the account of the Obligor against any and all of the liabilities of the Obligor now or in the future existing under this Agreement, irrespective of whether or not the Agent has made any demand under this Agreement and although those liabilities of the Obligor may be contingent or unmatured or are owed to a branch or office of any Secured Party different from the branch or office holding any deposit or obligated to the Obligor.  The rights of the Secured Parties and their respective affiliates under this Section 8.4 are in addition to other rights and remedies (including other rights of set-off, consolidation of accounts and bankers’ lien) that the Secured Parties or their respective affiliates may have.

9.                                      NOTICES

9.1                               Notices in Writing  Any communication to be made under this Agreement shall be made in writing in accordance with the provisions of the Credit Agreement.

10.                               ENTIRE AGREEMENT; SEVERABILITY

10.1                        Entire Agreement  This Agreement embodies all the agreements between the Obligor and the Secured Parties relating to the guarantee, indemnity, assignment and postponement contemplated in this Agreement.  No party shall be bound by any representation or promise made by any Person relating to this Agreement that is not embodied in it.  It is specifically agreed that the Secured Parties shall not be bound by any representation or promise made by the Borrower to the Obligor.  Any waiver of, or consent to departure from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Agent, and only in the specific instance and for the specific purpose for which it has been given.

10.2                        Severability  If, in any jurisdiction, any provision of this Agreement or its application to any circumstance is restricted, prohibited or unenforceable, that provision shall, as to that jurisdiction, be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement,

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without affecting the validity or enforceability of that provision in any other jurisdiction and, if applicable, without affecting its application to other circumstances.

11.                               DELIVERY OF AGREEMENT

11.1                        Delivery  To evidence the fact that it has executed this Agreement, the Obligor may send a signed copy of this Agreement or its signature to this Agreement by facsimile transmission or e-mail and the signature sent in that way shall be deemed to be its original signature for all purposes.

11.2                        No Conditions  Possession of this Agreement by the Agent shall be conclusive evidence against the Obligor that the Agreement was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with.  This Agreement shall be operative and binding notwithstanding that it is not executed by any proposed signatory.

11.3                        Receipt and Waiver  The Obligor acknowledges receipt of a copy of this Agreement.  The Obligor waives any notice of acceptance of this Agreement by the Secured Parties.  The Obligor also waives the right to receive a copy of any financing statement or financing change statement that may be registered in connection with this Agreement or any verification statement issued with respect to a registration, if waiver is not otherwise prohibited by law.  The Obligor agrees that the Agent may from time to time provide information regarding this Agreement and the Obligations to Persons that the Agent believes in good faith are entitled to the information under Applicable Law.

12.                               GOVERNING LAW

12.1                        Governing Law  This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the law of the province of Ontario and the laws of Canada applicable in that province, excluding the conflict of law rules of that province.

12.2                        Obligor’s Exclusive Dispute Resolution Jurisdiction  The Obligor agrees that the courts of the province of Ontario have exclusive jurisdiction over any dispute arising from or in relation to this Agreement and the Obligor irrevocably and unconditionally attorns to the exclusive jurisdiction of that province.  The Obligor agrees that the courts of that province are the most appropriate and convenient forum to settle disputes and agrees not to argue to the contrary.

12.3                        Secured Parties Entitled to Concurrent Jurisdiction  Despite Section 12.2, the Secured Parties are permitted to take proceedings in relation to any dispute arising from or in relation to this Agreement in any court of another province or another state with jurisdiction and to the extent allowed by law may take concurrent proceedings in any number of jurisdictions.

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13.                               SUCCESSORS AND ASSIGNS

13.1                        Successors and Assigns  The Obligor may not assign or transfer all or any part of its liabilities under this Agreement.  This Agreement shall enure to the benefit of the Secured Parties and their respective successors and assigns and be binding on the Obligor and its successors and any permitted assigns.

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IN WITNESS OF WHICH, the Obligor has duly executed this Agreement.

[•]

By:
Name:
Title:

By:
Name:
Title:

[signature page for Guarantee and Indemnity by [•]]

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